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                 SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.

                               FORM S-1

                   POST-EFFECTIVE AMENDMENT NUMBER 19 TO

                  REGISTRATION STATEMENT NO. 2-95577

                 IDS FLEXIBLE SAVINGS CERTIFICATE

                                 UNDER

                      THE SECURITIES ACT OF 1933


                        IDS CERTIFICATE COMPANY
          (Exact name of registrant as specified in charter)

                             DELAWARE
    (State or other jurisdiction of incorporation or organization)

                               6725
       (Primary Standard Industrial Classification Code Number)

                            41-6009975
                 (I.R.S. Employer Identification No.)

     IDS Tower 10, Minneapolis, MN 55440-0010, (612) 671-3131
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Bruce A. Kohn, IDS Tower 10, Minneapolis, MN 55440-0010
                          (612) 671-2221
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

The Registrant has registered an indefinite number or amount of securities under the Securities Act of 1933 pursuant to Section 24f-2 of the Investment Company Act of 1940. Registrants' Rule 24f-2 Notices for its most recent fiscal year (December 31) was filed on or about February 27, 1997.

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                         Explanatory Note

The first prospectus contained in Part I of the Registration Statement will be used, with minor variations, in connection with the following Registration Statements No. 2-68296, No. 2-76193, No. 33-3562, No. 333-9611 and No.33-22503. In each case, the first several pages of the prospectuses vary to describe the unique attributes of each certificate. The balance of the prospectus is almost identical for all certificates.
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IDS Flexible Savings Certificate
Prospectus
April 30, 1997

Earn competitive rates guaranteed by IDS Certificate Company for the term you choose.

IDS Flexible Savings Certificates are issued by IDS Certificate Company (IDSC). You may purchase this certificate by selecting a term of six, 12, 18, 24, 30 or 36 months and an initial investment of at least $1,000 but not more than $1 million (unless you receive prior authorization from IDSC to invest more). Your principal and interest are guaranteed by IDSC. IDSC guarantees a fixed rate of interest depending upon the term you select. You may make additional investments during the term subject to certain limitations. You may invest in successive terms up to a total of 20 years from the issue date of the certificate. Your interest rate will be determined as described in "About the certificate."

As is the case with other investment companies, these securities have not been approved or disapproved by the securities and exchange commission or any state securities commission, nor has the securities and exchange commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed by IDSC's investments on deposit rather than guaranteed or insured by the government or someone else. See "Invested and guaranteed by IDSC" and "Regulated by government" under "How your money is used and protected."

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, backed or guaranteed or endorsed by any bank or financial institution nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

This prospectus describes terms and conditions of your IDS Flexible Savings Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Flexible Savings Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

IDS Certificate Company
IDS Tower 10
Minneapolis, MN  55440-0010
800-437-3133 (toll free) or (612) 671-3800
(Minneapolis/St. Paul area)

TTY numbers:
800-846-4293 (toll free) or (612) 671-1630
(Minneapolis/St. Paul area)

An American Express company
web site address: http://www.americanexpress.com/advisors
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Where to get information about IDSC

IDS Certificate Company is subject to the reporting requirements of the Securities Exchange Act of 1934. Reports and other information on IDSC are filed with the Securities and Exchange Commission (SEC) and are available on the SEC Internet web site (http://www.sec.gov). Copies can be obtained from the Public Reference Section of the SEC, 450 5th St., N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Or you can inspect and copy information in person at the SEC's Public Reference Section and at the following regional offices:

Northeast Regional Office
7 World Trade Center, Suite 1300
New York, NY  10048

Midwest Regional Office
500 West Madison St. Suite 1400
Chicago, IL  60661

Pacific Regional Office
5670 Wilshire Blvd., 11th Floor
Los Angeles, CA  90036

Initial interest rates

IDSC guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average certificates of deposit interest rates, as published in the most recent BANK RATE MONITOR Top 25 Market AverageTM, North Palm Beach, FL 33408, as explained under "About the certificate."

Here are the interest rates in effect on the date of this prospectus, April 30, 1997:

                    Simple           Effective
                    interest         annualized
Term                rate*            yield**
 6-month            4.92%            5.03%
12-month            5.18             5.30
18-month            5.26             5.38
24-month            5.38             5.51
30-month            5.39             5.52
36-month            5.45             5.58

*These are the rates for investments under $100,000. Rates may depend on the factors described in "Rates for new purchases" and "Promotions and pricing flexibility" under "About the certificate."

**Assuming monthly compounding.

These rates may or may not be in effect when you apply to purchase your certificate. Rates for future terms are set at the discretion of IDSC and may also differ from the rates shown here.

We reserve the right to issue other securities with different terms.
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Contents

Table of contents

About the certificate                                       p
Investment amounts and terms                                p
Face amount and principal                                   p
Value at maturity                                           p
Receiving cash during the term                              p
Interest                                                    p
Rates for new purchases                                     p
Promotions and pricing flexibility                          p
Additional investments                                      p

How to invest and withdraw funds                            p
Buying your certificate                                     p
Two ways to make investments                                p
Full and partial withdrawals                                p
When your certificate term ends                             p
Transfers to other accounts                                 p
Two ways to request a withdrawal or transfer                p
Three ways to receive payment when you withdraw funds       p
Retirement plans:  special policies                         p
Withdrawal at death                                         p
Transfer of ownership                                       p
For more information                                        p

Taxes on your earnings
Retirement accounts                                         p
Gifts to minors                                             p
How to determine the correct TIN                            p
Foreign investors                                           p
Trusts                                                      p

How your money is used and protected
Invested and guaranteed by IDSC                             p
Regulated by government                                     p
Backed by our investments                                   p
Investment policies                                         p
Certain investment considerations                           p

How your money is managed
Relationship between IDSC
  and American Express Financial Corporation                p
Capital structure and certificates issued                   p
Investment management and services                          p
Distribution                                                p
Employment of other American Express affiliates             p
Directors and officers                                      p
Auditors                                                    p

Appendix                                                    p

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Annual financial information
Summary of selected financial information                   p
Management's discussion and analysis of financial
  condition and results of operations                       p
Report of independent auditors                              p

Financial statements                                        p

Notes to financial statements                               p
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About the certificate

Investment amounts and terms

You may purchase the IDS Flexible Savings Certificate with a single payment of at least $1,000 payable in U.S. currency. Unless you receive prior authorization, your total amount paid in over the life of the certificate, less withdrawals, cannot exceed $1 million.

After determining the amount you wish to invest, you select a term of six, 12, 18, 24, 30 or 36 months for which IDSC will guarantee an interest rate. Generally, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.

The certificate may be used as an investment for your Individual
Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

Face amount and principal

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. A withdrawal at any other time is taken first from interest credited to your investment during that term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

     Principal equals    Face amount (initial investment)
          plus           At the end of a term, interest credited
                         to your account during the term
          minus          Any interest paid to you in cash
          plus           Any additional investments to your
                         certificate
          minus          Any withdrawals, fees and applicable
                         penalties.

Principal may change during a term as described in "Add-on feature" and "Full and partial withdrawals."

For example: Assume your initial investment (face amount) of $5,000 has earned $75 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term. Your principal for the next term will equal:

      $5,000.00    Face amount (initial investment)
plus     $75.00    Interest credited to your account
minus    ($0.00)   Interest paid to you in cash
plus  $2,500.00    Additional investment to your certificate
minus    ($0.00)   Withdrawals and applicable penalties or fees
      $7,575.00    Principal at the beginning of the next term.
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Value at maturity

You may continue to invest for successive terms for up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Some fees may apply as described in "How to invest and withdraw funds."

Receiving cash during the term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to invest and withdraw funds."

Interest

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date).

IDSC declares and guarantees a fixed rate of interest for each term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

     o applying the interest rate then in effect to your balance each day;

     o    adding these daily amounts to get a monthly total; and

     o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

Rates for new purchases

When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. IDSC guarantees that when rates for new purchases take effect, the rates will be within a range based on the average interest rates then published in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average).

In the case of the six-, 12-, 24- and 30-month terms IDSC guarantees that, for purchases of certificates for less than $100,000, your rate for your initial term will be 10 basis points (.10%) below to 90 basis points (.90%) above such rates for comparable length certificates of deposit (CDs). In the case of these terms, for purchases of certificates for $100,000 or more, IDSC guarantees that your rate for your initial term will be within a range of five-105 basis points above such rates for comparable length certificates of deposit.
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In the case of the 18-month term, because the BRM Average doesn't typically publish rates for comparable length certificates of deposit, IDSC guarantees that, for purchases of certificates for less than $100,000, the rate for your initial term will be within a range of zero-100 basis points above the rates for the 12-month certificates of deposit. In the case of the 18-month term, for purchases of certificates of $100,000 or more, IDSC guarantees that your rate for your initial term will be within a range of 15-115 basis points above the rates for the 12-month certificates of deposit.

In the case of the 36-month term, because the BRM Average doesn't typically publish rates for comparable length certificates of deposit, IDSC guarantees that, for purchases of certificates for less than $100,000, the rate for your initial term will be within zero-100 basis points above the rates for the 30-month certificate of deposit. In the case of the 36-month term, for purchases of certificates of $100,000 or more, IDSC guarantees that your rate for your initial term will be within 15-115 basis points above the rates for the 30-month certificates of deposit. For example, if the rate most recently published in the BRM Average with respect to the 30-month certificate of deposit is 4.80% our rates in effect for that week for 36-month terms would be between 4.80% and 5.80% for purchases for less than $100,000.

However, IDSC guarantees that, for persons who have received a special promotional coupon from IDSC for purchase of a Flexible Savings Certificate with an initial term of six, 12, 24 or 30 months and have satisfied any requirement stated in the coupon, when rates for new purchases take effect, the rate for the initial term will be within a range from 100 basis points (1%) to 200 basis points above the average interest rate published for comparable length CDs in the BRM Average. Similarly, IDSC guarantees that, for persons who have received a special promotional coupon from IDSC for purchase of a Flexible Savings Certificate with an initial term of 18 or 36 months and have satisfied the conditions in the coupon, when rates for new purchases take effect, the rate for an initial term of 18 or 36 months will be within a range from 100 basis points (1%) to 200 basis points above the average interest rate published for 12-month CDs or 30-month CDs, respectively, in the BRM Average. For example, the coupon may require that you make a minimum investment and that you are not an existing client of American Express Financial Corporation (AEFC), American Express Financial Advisors Inc., or another subsidiary of AEFC. AEFC will select persons to receive the coupon based on a business strategy to build relationships with new clients in selected market segments who AEFC believes meet threshold requirements for such factors as household income and home values. From time to time coupons may be sent only to persons who both fit this strategy and live in particular parts of the country or are affiliated with particular organizations such as an automobile club.

From time to time, for your initial term, IDSC may offer certificates with different terms than those described above. Such terms may be seven, 11,13,19,25,31, or 37 months. For these
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PAGE  10
terms, IDSC guarantees that, for purchases of certificates for less than $100,000, your rate for your initial term will be within a range of 50-150 basis points above the rates published in the BRM Average for the certificates of deposit specified above that have the maturity that is closest to the term of the IDS certificate in question. If two different BRM Averages have the closest maturities, we will use the longest maturity that is shorter than the term of the IDS certificate in question. For purchases of certificates of $100,000 or more, the range for your initial term will be 65-165 basis points above the same rate. For example, in the case of a seven-month term, IDSC guarantees that, for purchases of certificates less than $100,000, your rate for your initial term will be within a range of 50-150 basis points above the rates for the six-month certificates of deposit, and for purchases of certificates for $100,000 or more, your rate for your initial term will be within a range of 65-165 basis points above the rates for the six-month certificates of deposit. Purchase of a certificate in one of these special offers may result in a later term of less than six months in order to permit your certificate to mature 20 years from its issue date. IDSC may limit the offering of these certificates to persons who have received a coupon as a promotion, based on a business strategy to build relationships with new clients in selected market segments who AEFC believes meet threshold requirements for such factors as household income and home values or persons who fit this strategy and live in particular areas of the country or are affiliated with particular organizations. IDSC may also offer different rates to new clients, existing clients, or to individuals who have purchased other products or used other services of American Express Company or its subsidiaries. We also may offer different rates based on your amount invested, your geographic location and whether the certificate is purchased for an IRA or for a qualified retirement account.

The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service Inc. has no connection with IDSC, AEFC or any of their affiliates.

The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Average are government insured fixed-rate time deposits.

The BANK RATE MONITOR is available in your local library. To obtain information on current BRM Average rates, call the Client
Service Organization at the telephone numbers listed on the back cover between 8 a.m. and 6 p.m. your local time.

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Rates for new purchases are reviewed and may change weekly.
Normally, the rate you receive will be the higher of:

     o the rate in effect for your chosen term on the date of your application; or
     o the rate in effect on the date your application is accepted by IDSC.

However, if your application bears a date more than seven days before its receipt by IDSC, the rate you receive will be the higher of:

     o the rate in effect on the date your application is accepted by IDSC; or
     o    the rate in effect seven days before receipt.

Except for specific promotions, IDSC guarantees an initial rate 25 basis points above the rate offered to the general public on this IDS certificate if it is purchased by using the CD transfer service offered by American Express Financial Advisors Inc. to help you transfer money from a bank or thrift CD account into IDSC investments. To be eligible for this rate, you must transfer at least $10,000 from a CD account to IDSC to purchase one or more IDS Cash Reserve Certificates and/or IDS Flexible Saving Certificates, and this rate will only apply to those certificates.

Except for specific promotions, IDSC guarantees active or retired AEFC employees, IDSC's directors, American Express financial advisors, their immediate families and any U.S. employee of any affiliated company of IDSC an initial rate 75 basis points above the rate offered to the general public, reflecting the lower distribution costs associated with such sales.

Promotions and pricing flexibility

From time to time, IDSC may sponsor or participate in promotions involving one or more of the certificates and their respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who have purchased other products or used other services of American Express Company or its subsidiaries.

We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

These promotions will generally be for a specified period of time. If we offer a promotion, the rates for new purchases will be within the range of rates described under "Rates for new purchases."

Rates for future terms: Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates, a primary
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PAGE  12
consideration will be the prevailing investment climate, including certificate of deposit yields as reflected in the BRM Average. Nevertheless, we have complete discretion as to what interest rate shall be declared beyond the initial term. At least six days in advance of each term, we will send you notice of the rate that your certificate will earn for that term. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

Performance: From February 1992 through February 1997, IDS Flexible Savings Certificate one year yields were generally higher than average bank and thrift one year certificate of deposit yields and Super NOW accounts, as measured by the BRM Average (prior to Jan. 13, 1993, yields were measured by the BRM National IndexTM, an average of CD yields in 10 cities).

          Yields from February 1992 through February 1997


                        ____ IDS Flexible Savings - 1 year
                        .... Certificate of deposit - 1 year
6%



4% Two lines comparing the yields for one-year IDS Flexible Savings Certificate against those of one-year certificates of deposit with Flexible's yield generally
          above the CD's
2%

         '92       '93       '94       '95       '96      '97

          The graph compares past yields and should not be considered a prediction of future performance.

Additional investments

You may make investments within 15 calendar days after the end of a term (the grace period). Investments added to your certificate during the grace period will increase the principal balance for purposes of the 25% add-on feature described below and the 10% withdrawal feature described under "Full and partial withdrawals." Additional investments may be in any amount so long as your total investment, less withdrawals, does not exceed $1 million (unless you receive prior authorization from IDSC to invest more). You will earn interest on additional investments from the date we accept them. IDSC will send a confirmation of additional investments.

Add-on feature: You may also add to your certificate during the term. These additional investments may not exceed 25% of the certificate's principal balance at the end of the grace period. This principal includes the balance at the end of the previous term, plus or minus any deposits or withdrawals during the grace period.
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Any add-on or withdrawal during the grace period will change the principal amount used to determine the amount available for the 25% add-on feature.

For example, suppose your original balance is $9,000. During the grace period, you add $1,000. At any time during the current term, you could add up to 25% of principal ($9,000 + $1,000 = $10,000), or $2,500 to your certificate.

The interest rate for these additional investments is the rate then in effect for your account. If your additional investment increases the principal of your certificate so that your certificate's principal has exceeded a break point for a higher interest rate, the certificate will earn this higher interest rate for the remainder of the term, from the date the additional investment is accepted.

How to invest and withdraw funds

Buying your certificate

Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for new purchases." See "Purchase policies" below.

Important: When opening an account, you must provide IDSC with your correct Taxpayer Identification Number (Social Security or
Employer Identification Number).  See "Taxes on your earnings."

Purchase policies:

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o You have 15 days from the date of purchase to cancel your investment without penalty by either writing or calling the Client Service Organization at the address or phone number on the back of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest.

o IDSC has complete discretion to determine whether to accept an application and sell a certificate.
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PAGE  14
A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement plans: special policies."

Two ways to make investments

1
By mail

Send your check along with your name and account number to:

Regular mail:
American Express Financial Advisors Inc.
Client Service Organization
IDS Tower 10
Minneapolis, MN  55440-0010

Express mail:
American Express Financial Advisors Inc.
Client Service Organization
733 Marquette Ave.
Minneapolis, MN  55440-0010

2
By wire

For investment into an established account, you may wire money to:

Norwest Bank Minneapolis
Routing No. 091000019
Minneapolis, MN
Attn:   Domestic Wire Dept.

Give these instructions: Credit Account #00-30-015 for personal account # (your account number) for (your name).

If this information is not included, the order may be rejected and all money received, less any costs IDSC incurs, will be returned promptly.

o    Minimum amount you may wire:  $1,000.

o Wire orders can be accepted only on days when your bank, AEFC, IDSC and Norwest Bank Minneapolis are open for business.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o    Bank wire purchases are not sent until the next business day.

o Wire investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m.
     Central time to be credited that day. Otherwise your purchase will be processed the next business day.

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PAGE  15
o IDSC, AEFC and its other subsidiaries are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o    You must pay any fee the bank charges for wiring.

Full and partial withdrawals

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k) or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS penalty taxes.

o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.

o Full and partial withdrawals of principal are subject to penalties, described below.

o Interest payments in cash may be sent to you at the end of each certificate month, quarter, or on a semiannual or annual basis.

o If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.

o You may not otherwise make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

o Scheduled partial withdrawals may be made monthly, quarterly, semiannually, annually and at term end.

o Withdrawals before the end of the certificate month will result in loss of accrued interest on the amount withdrawn.
     You'll get the best result by timing a withdrawal at the end of the certificate month.

Penalties for early withdrawal during a term: When you request a full or partial withdrawal, we pay the amount you request:

o    first from interest credited during the current term;

o    then from the principal of your certificate.

Any additional investments or withdrawals during a term are added to or deducted from the principal and are used in determining any withdrawal charges.

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PAGE  16

Withdrawal penalties: For withdrawals during the term of more than the interest credited that term and over 10% of the certificate's principal, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $20,000 in a certificate and select a two-year term. A little over a year later assume you have earned $1,600 in interest. The following demonstrates how the withdrawal charge is deducted:

When you withdraw a specific amount of money, we would have to withdraw somewhat more from your account to cover the withdrawal charge. For instance, suppose you request a $5,000 check. The first $1,600 paid to you is interest earned that term, the next $2,000 is 10% of principal, and not subject to the withdrawal penalty, and the remaining $1,400 paid to you is principal over the 10% limit. We would send you a check for $5,000 and deduct a withdrawal charge of $28.00 ($1,400 x 2%) from the remaining balance of your certificate account. Your new balance would be $16,572 ($21,600 - $5,028).

Total investments                              $20,000.00
Interest credited                               $1,600.00
Total balance                                  $21,600.00

Requested check                                 $5,000.00
Credited interest withdrawn                    ($1,600.00)
10 percent of principal -- not subject to      ($2,000.00)
penalty
Remaining portion of requested withdrawal --    $1,400.00
subject to penalty
Withdrawal penalty percent                           2.00%
Actual withdrawal penalty                          $28.00

Balance prior to withdrawal                    $21,600.00
Requested withdrawal check                     ($5,000.00)
Withdrawal penalty                             ($   28.00)
Total balance after withdrawal                 $16,572.00

Additionally, if you withdraw during a certificate month, you will not earn interest for the month on the amount withdrawn.

Penalty exceptions: There is never a penalty for withdrawal of interest. In addition, you may withdraw up to 10% of your principal during the term without a withdrawal penalty. The principal available for the 10% no-penalty withdrawal feature is the balance in the certificate at the beginning of the term plus or minus any deposits or withdrawals made during the grace period.

The following example demonstrates how this feature works:

Suppose your certificate balance is $1,000. During the grace period you add $500, bringing the principal to $1,500. At any time during the term you could withdraw up to $150 of principal with no penalty.

PAGE  17
Any additional investments or withdrawals following the grace period will not change the principal amount used to determine the amount available for the 10% no-penalty withdrawal feature.

The 2% penalty is waived upon death of the certificate owner. We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions. See
"Retirement plans: special policies" below.

For more information on withdrawal charges, talk with your American Express financial advisor or call the Client Service Organization at the number on the back cover.

When your certificate term ends

Shortly before the end of the term you have selected for your certificate, we will send you a notice indicating the interest rate that will apply to the certificate for the new term. When your certificate term ends we will automatically renew your certificate for the standard term (six, 12, 24, 30 or 36 month) nearest in length to your initial term. If your initial term is equidistant from two standard terms, we will automatically renew your certificate to the term with the longest maturity that is shorter than your initial term. If you wish to select a different term, you must notify us in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term. However, you will lose any interest accrued since the end of the term.

You may also add to your investment within the 15 calendar days following the end of your term. See "Additional investments" under "About the certificate."

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. A check may be mailed earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

PAGE  18
o Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

Transfers to other accounts

You may transfer part or all of your certificate to any other IDS certificate or into another new or existing American Express
Financial Advisors Inc. account that has the same ownership
(subject to any terms and conditions that may apply).

Two ways to request a withdrawal or transfer

1
By phone

o Call the Client Service Organization at the telephone numbers listed on the back cover between 8 a.m. and 6 p.m. your local time.

o    Maximum phone request:  $50,000.

o    Transfers into an American Express Financial Advisors Inc.
     account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone request believed to be authentic and will use reasonable procedures to confirm that it is. This includes asking identifying questions and tape recording telephone calls. If reasonable procedures are not followed, IDSC or AEFC will be liable for any loss resulting from fraudulent requests.

You may request that telephone withdrawals not be authorized from your account by writing the Client Service Organization.

2
By mail

Send your name, account number and request for a withdrawal or transfer to:

Regular mail:
American Express Financial Advisors Inc.
Client Service Organization
IDS Tower 10
Minneapolis, MN  55440-0010

Express mail:
American Express Financial Advisors Inc.
Client Service Organization
733 Marquette Ave.
Minneapolis, MN  55440-0010

PAGE  19
Written requests are required for:

o    Transactions over $50,000.

o Pension plans and custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another American Express Financial Advisors Inc. account with different ownership (all current registered owners must sign the request).

Three ways to receive payment when you withdraw funds

1
By regular or express mail

o Mailed to address on record; please allow seven days for mailing.

o    Payable to name(s) you requested.

o You will be charged a fee if you request express mail delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, the fee is deducted from the proceeds of the withdrawal.

2
By wire

o    Minimum wire withdrawal:  $1,000.

o    Request that money be wired to your bank.

o    Bank account must be in same ownership as IDSC account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.

o A service fee, if any, may be deducted from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

3
By electronic transfer

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o    No charge.

PAGE  20
o    Deposited electronically in your bank account.

o    Allow two to five business days from request to deposit.

Retirement plans: special policies

o If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of this certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's individual account under the plan is administered. These terms may differ from the terms of the certificate.

o If your certificate is held in a Custodial Retirement Plan (or Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to rules outlined in the Custodial Retirement Plan document.

o The annual custodial fee for IRA or non-401(k) qualified retirement plans may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o We will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions.

o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a $50 termination fee will apply.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 59 1/2 or upon the owner's death.

Withdrawal at death

If a certificate is surrendered upon the client's death, any applicable surrender charge will be waived. In addition, if an IRA termination fee is applicable, it will also be waived.

Transfer of ownership

While this certificate is not negotiable, IDSC will transfer ownership upon written notification to our Client Service Organization. However, if you have purchased your certificate for an IRA, 401(k) plan or other qualified retirement plan, you may be unable to transfer or assign the certificate without losing the account's favorable tax status. Please consult your tax advisor.

PAGE  21
For more information

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your American Express financial advisor or call the Client Service Organization at the telephone numbers listed on the back cover.

Taxes on your earnings

Interest on your certificate is taxable when credited to your account. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form
1099). Withdrawals are reported to the certificate account owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Retirement accounts

If you are using the certificate as an investment for an IRA, 401(k) plan account or other qualified retirement plan account, income tax rules for your IRA or qualified plan apply. Generally, you will pay no income taxes on your investment's earnings--and, in many cases, on part or all of the investment itself--until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to. IDSC is required to withhold federal income taxes of 20% on most other qualified plan distributions, unless the distribution is directly rolled over to another qualified plan or IRA.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply. Also, withdrawals of principal during a certificate month may be subject to the certificate's provision for loss of interest.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your Taxpayer Identification Number (TIN) and backup withholding:
As with any financial account you open, you must list your current and correct Taxpayer Identification Number (TIN)--either your Social Security or Employer Identification Number. The TIN must be certified under penalties of perjury on your application when you open an account with IDSC.

PAGE  22
If you don't provide the TIN to IDSC, or the TIN you report is incorrect, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o    a $50 penalty for each failure to supply your correct TIN;
o a civil penalty of $500 if you make a false statement that results in no backup withholding; and
o    criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN

                                 Use the Social Security or
For this type of account:        Employer Identification Number of:

Individual or joint account      The individual or individuals
                                 listed on the account

Custodian account of a minor     The minor
(Uniform Gifts/Transfers to
Minors Act)

A living trust                   The grantor-trustee (the person
                                 who puts the money into the trust)

An irrevocable trust, pension    The legal entity (not the personal
trust or estate                  representative or trustee, unless
                                 no legal entity is designated in
                                 the account title)

Sole proprietorship              The owner

Partnership                      The partnership

Corporate                        The corporation

Association, club or             The organization
tax-exempt organization

For details on TIN requirements, ask your financial advisor or local American Express Financial Advisors Inc. office for federal
Form W-9, "Request for Taxpayer Identification Number and
Certification."

Foreign investors

If you are not a citizen or resident of the United States, you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate, and you must resupply it every three years. You must also supply both a current mailing address and an

PAGE  23
address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

Interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate.
The statement must be in a form satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is given on the basis of current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor regarding their own position.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

How your money is used and protected

Invested and guaranteed by IDSC

The IDS Flexible Savings Certificate is issued and guaranteed by IDSC, a wholly owned subsidiary of AEFC. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $3.5 billion and a net worth in excess of $194 million on Dec. 31, 1996.

PAGE  24
We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

     o    interest to certificate owners; and

     o various expenses, including taxes, fees to AEFC for advisory and other services and distribution fees to American Express Financial Advisors Inc.

For a review of significant events relating to our business, see
"Management's discussion and analysis of financial condition and results of operations." Our certificates are not rated by a national rating agency.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Flexible Savings Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (It is a face-amount certificate -- not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1996, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $151 million.

Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1996:

Type of investment           Net amount invested

Corporate and other bonds              38%
Government agency bonds                31
Preferred stocks                       20
Mortgages                               6
Cash and cash equivalents               3
Municipal bonds                         2

As of Dec. 31, 1996 about 93% of our securities portfolio
(including bonds and preferred stocks) is rated investment grade.
For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1996 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter under federal securities laws.

Borrowing money -
From time to time we have established a line of credit if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration.

When-issued securities-
Some of our investments in debt securities are purchased on a when-issued basis. It may take as long as 45 days or more before these securities are issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

PAGE  27
Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

Certain investment considerations

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to the ability of a company to pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's Portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B-by Moody's Investors Service, Inc. or Standard & Poor's.
Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.

As of Dec. 31, 1996, IDSC held about 7% of its investment portfolio (including bonds, preferred stocks, mortgages and cash equivalents) in investments rated below investment grade.

When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative.

How your money is managed

Relationship between IDSC and American Express Financial
Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. IDSC and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1996, AEFC managed investments, including its own, of more than $149 billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 175 offices and more than 7,800 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express
Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express
     Travel Related Services Company, Inc. and its subsidiaries);
     and

o international banking services (through American Express Bank Ltd. and its subsidiaries including American Express Bank
     International).

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of Dec. 31, 1996, IDSC had issued (in face amount)
$13,327,949,715 of installment certificates and $15,788,445,077 of single payment certificates.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o    providing investment research;
o    making specific investment recommendations; and
o executing purchase and sale orders according to our policy of obtaining the best price and execution.

PAGE  29
All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets
(included assets).

Advisory and services fee computation:

Included assets            Percentage of total book value

First $250 million                    0.75%
Next 250 million                      0.65
Next 250 million                      0.55
Next 250 million                      0.50
Any amount over 1 billion             0.45

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an advisory or service fee.

Advisory and services fee for the past three years:

                                  Percentage of
Year        Total fees            included assets
1996        $16,989,093               0.50%
1995        $16,472,458               0.50
1994        $13,565,432               0.51

Estimated advisory and services fees for 1997 are $16,621,000.

Other expenses payable by IDSC:  The Investment Advisory and
Services Agreement provides that we will pay:

o costs incurred by us in connection with real estate and mortgages;
o    taxes;
o    depository and custodian fees;
o    brokerage commissions;
o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;
o fees and expenses of our directors who are not officers or employees of AEFC;
o provision for certificate reserves (interest accrued on certificate owner accounts); and
o expenses of customer settlements not attributable to sales function.

PAGE  30
Distribution

Under a Distribution Agreement with American Express Financial
Advisors Inc. we pay for the distribution of this certificate, effective April 30, 1997, as follows:

o 0.20% of the initial payment on the issue date of the certificate; and

o 0.20% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

This fee is not assessed to your certificate account.

For certificates paying a special promotional coupon rate described in "Rates for new purchases" under "About the certificate,"
American Express Financial Advisors Inc. waives its distribution fee.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $29,971,960 during the year ended Dec. 31, 1996. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $30,806,000 during 1997.

See Note 1 to Financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays commissions to its financial advisors and pays other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc. or IDSC, approved this distribution agreement.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;
o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and
o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's directors, chairman, president and controller are elected annually for a term of one year. The other executive officers are appointed by the president.

We paid a total of $37,000 during 1996 to directors not employed by AEFC.

Board of directors

David R. Hubers*
Born in 1943.  Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929.  Director since 1989.
Director, Communications Holdings, Inc. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Richard W. Kling*
Born in 1940.  Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Edward Landes
Born in 1919.  Director since 1984.
Development consultant. Director of IDS Life Insurance Company of New York. Director of Endowment Development, YMCA of Metropolitan Minneapolis. Vice president for Financial Development, YMCA of Metropolitan Minneapolis from 1985 through 1995. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck, Ph.D.
Born in 1926.  Director since 1987.
Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills, Inc. since 1968. Retired 1988.

James A. Mitchell*
Born in 1941.  Director since 1994.
Chairman of the board of directors from 1994 to 1996. Executive vice president - Marketing and Products of AEFC since 1994. Senior vice president - Insurance Operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916.  Director since 1968.
Engineering, manufacturing and management consultant since 1978.

PAGE  32
Gordon H. Ritz
Born in 1926.  Director since 1968.
Director, Mid-America Publishing and Atrix International, Inc.
Former president, Com Rad Broadcasting Corp.  Former director,
Sunstar Foods.

Stuart A. Sedlacek*
Born in 1957.  Director since 1994.
President since 1994. Vice president - Assured Assets of AEFC since 1994. Vice president and portfolio manager from 1988 to 1993. Executive vice president - Assured Assets of IDS Life
Insurance Company since 1994.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Stuart A. Sedlacek
Born in 1957.  President since 1994.

Morris Goodwin Jr.
Born in 1951.  Vice president and treasurer since 1989.
Vice president and corporate treasurer of AEFC since 1989. Chief financial officer and treasurer of American Express Trust Company from 1988 to 1989.

Timothy S. Meehan
Born in 1957.  Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc.
since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951.  Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957.  Vice president and controller of IDSC since 1994.
Manager of Investment Accounting of IDS Life Insurance Company from
1986 to 1994.

Bruce A. Kohn
Born in 1951.  Vice president and general counsel since 1993.
Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937.  Vice president - Real Estate Loan Management since
1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

PAGE  33
IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended
Dec. 31, 1996.  These statements are included in this prospectus.
Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

Other certificates issued by IDSC: Your American Express financial advisor can give you more information on four other certificates issued by IDSC. These certificates offer a wide range of investment terms and features.

IDS Cash Reserve Certificate - A single payment certificate that permits additional investments on which IDSC guarantees interest in advance for a three-month term.

IDS Installment Certificate - An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

IDS Preferred Investors Certificate - A single payment certificate that combines a competitive fixed rate of return with IDSC's guarantee of principal for large investments of $250,000 to $5 million.

IDS Stock Market Certificate - A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with IDSC's guarantee of return of principal.

PAGE  34
Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

PAGE  35
(Back Cover)

Quick telephone reference

Client Service Organization/Transaction Line
Withdrawals, transfers, inquiries

National/Minnesota:  800-437-3133
Mpls./St. Paul area: 612-671-3800

TTY Service
For the hearing impaired
800-846-4293

American Express Easy Access Line

Current rate information
National/Minnesota:  800-272-4445
Mpls./St. Paul area: 612-671-1630

Account value, cash transaction information (automated response, TouchtoneR phones only)

National/Minnesota: 800-862-7919
Mpls./St. Paul area: 800-862-7919

IDS Flexible Savings Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

Distributed by American Express Financial Advisors Inc.

Summary of selected financial information


The following selected financial information has been derived from the audited financial statements and should be read in conjunction with those statements and the related notes to financial statements. Also see Management's Discussion and Analysis of Financial Condition and Results of Operations for additional comments.

Year Ended Dec. 31,                                             1996          1995         1994         1993          1992
                                                                                         ($ thousands)
Statement of Operations Data:

Investment income                                             $251,481      $256,913     $207,975      $236,859    $294,799
Investment expenses                                             62,851        62,817       58,690        65,404      69,630

Net investment income before provision for
  certificate reserves and income tax benefit                  188,630       194,096      149,285       171,455     225,169
Net provision for certificate reserves                         171,968       176,407      107,288       123,516     178,175

Net investment income before income taxes                       16,662        17,689       41,997        47,939      46,994
Income tax benefit                                               6,537         9,097        2,663        3,3651       1,666

Net investment income                                           23,199        26,786       44,660        51,304      58,660
Realized gain (loss) on investments - net:
Securities of unaffiliated issuers                                (444)          452       (7,514)       (9,870)     (9,498)
Other - unaffiliated                                               101          (120)       1,638          (418)       (500)

Total gain (loss) on investments                                  (343)          332       (5,876)      (10,288)     (9,998)
Income tax benefit (expense)                                       120          (117)       2,047         4,617           -

Net realized gain (loss) on investments                           (223)          215       (3,829)       (5,671)     (9,998)
Net income - wholly owned subsidiary                             1,251           373          241           120           3

Net income                                                     $24,227       $27,374      $41,072       $45,753     $48,665

Dividends declared:
Cash                                                           $65,000            $-      $40,200       $64,500     $83,750
In-kind(a)                                                           -             -            -             -      64,558

Balance Sheet Data:
Total assets                                                $3,563,234    $3,912,131   $3,040,857    $2,951,405  $3,444,985
Certificate loans                                               43,509        51,147       58,203        67,429      77,347
Certificate reserves                                         3,283,191     3,628,574    2,887,405     2,777,451   3,256,472
Stockholder's equity                                           194,550       250,307      141,852       161,138     179,885


IDS Certificate Company (IDSC) is 100% owned by American Express Financial Corporation (Parent).

(a) Consisted of an investment security at amortized cost.

Management's discussion and analysis of financial condition and results of operations

Results of operations:

IDS Certificate Company's (IDSC) earnings are derived primarily from the after-tax yield on invested assets less investment expenses and interest credited on certificate reserve liabilities. Changes in earnings' trends occur largely due to changes in the rates of return on investments and the rates of interest credited to certificate owner accounts and also, the mix of fully taxable and tax-advantaged investments in the IDSC portfolio.

During the years 1994 and 1995, total assets and certificate reserves increased due to certificate sales exceeding certificate maturities and surrenders. The excess of certificate sales over certificate maturities and surrenders resulted primarily from higher accrual rates declared by IDSC during the last six months of 1994 and the first six months of 1995, reflecting rising interest rates in the marketplace. The increase in total assets in 1995 reflects also an increase of $81 million in net unrealized appreciation on investment securities classified as available for sale. The increase in total assets in 1994 was tempered by $23 million of net unrealized depreciation on investment securities classified as available for sale, net of deferred taxes of $13 million.

During the year 1996, total assets and certificate reserves decreased due primarily to certificate maturities and surrenders exceeding certificate sales. The excess of certificate maturities and surrenders over certificate sales resulted primarily from lower accrual rates declared by IDSC during the year. The decrease in total assets in 1996 reflects also, a decrease in unrealized appreciation on investment securities classified as available for sale of $23 million and cash dividends paid to Parent of $65 million. The decrease in total assets in 1996 was tempered by an increase in payable for securities purchased of $62 million that settled in early 1997.

1996 Compared to 1995:

Gross investment income decreased 2.1% due primarily to lower investment yields.

Investment expenses increased slightly in 1996. The increase resulted primarily from higher amortization of premiums paid for index options of $2.1 million and higher investment advisory and services fee of $.5 million due to a slightly higher average asset base on which the fee is calculated. These increases were offset by lower distribution fees of $1.2 million due to lower certificate sales, and lower amortization of premiums paid for interest rate caps/corridors of $1.4 million. The lower amortization of interest rate caps/corridors reflects the net of $8.2 million lower amortization and $6.8 million less interest earned under the cap/corridor agreements.

PAGE 38
Net provision for certificate reserves decreased 2.5% due primarily to the net of lower accrual rates and a slightly higher average balance of certificate reserves during 1996.

The decrease in income tax benefit resulted primarily from a lesser portion of net investment income before income tax benefit being attributable to tax-advantaged income.

1995 Compared to 1994:

Gross investment income increased 24% due primarily to a higher average balance of invested assets and slightly higher investment yields.

The 7.1% increase in investment expenses resulted primarily from higher distribution fees due to higher sales of certificates that provide for no deferral of those fees, and higher investment advisory and services fee due to a higher asset base on which the fee is calculated. These increases were partially offset by lower amortization of the cost of options and interest rate caps/corridors. The lower amortization of interest rate caps/corridors reflects the net of $1.7 million of accelerated amortization and $5.6 million higher interest earned under the cap/corridor agreements.

Net provision for certificate reserves increased 65% reflecting a higher average balance of certificate reserves and higher accrual rates.

The increase in income tax benefit resulted primarily from a greater portion of net investment income before income tax benefit being attributable to tax-advantaged income.

Liquidity and cash flow:

IDSC's principal sources of cash are payments from sales of face-amount certificates and cash flows from investments. In turn, IDSC's principal uses of cash are payments to certificate owners for matured and surrendered certificates, purchase of investments and payments of dividends to its Parent.

Although total certificate sales decreased 41% in 1996 compared to 1995, certificate sales remained strong reflecting clients' ongoing desire for safety of principal. Sales of certificates totaled
$1.0 billion in 1996 compared to $1.8 billion in 1995 and $1.5 billion during 1994. Certificate sales in 1995 benefited from the special introductory promotion of IDSC's 11-month term Flexible Savings certificate which generated sales of $562 million.

The special promotion of the 11-month term Flexible Savings certificate was offered from May 10, 1995 to July 3, 1995, and applied only to sales of new certificate accounts during the promotion period. Certificates sold during the promotion period received a special interest rate of 7.0% for the 11-month term.

Certificate maturities and surrenders totaled $1.7 billion during 1996 compared to $1.0 billion in 1995 and $1.2 billion in 1994. The higher certificate maturities and surrenders in 1996 resulted primarily from $461 million of surrenders of the 11-month Flexible Savings certificate. The surrenders of the 11-month Flexible Savings certificate resulted primarily from lower accrual rates declared by IDSC at term renewal, reflecting interest rates available in the marketplace.

IDSC, as an issuer of face-amount certificates, is affected whenever there is a significant change in interest rates. In view of the uncertainty in the investment markets and due to the short-term repricing nature of certificate reserve liabilities, IDSC continues to invest in securities that provide for more immediate, periodic interest/principal payments, resulting in improved liquidity. To accomplish this, IDSC continues to invest much of its cash flow in mortgage-backed securities and intermediate-term bonds.

IDSC's investment program is designed to maintain an investment portfolio that will produce the highest possible after-tax yield within acceptable risk standards with additional emphasis on liquidity. The program considers investment securities as investments acquired to meet anticipated certificate owner obligations.

Under Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities, debt securities that IDSC has both the positive intent and ability to hold to maturity are carried at amortized cost. Debt securities IDSC does not have the positive intent to hold to maturity, as well as all marketable equity securities, are classified as available for sale and carried at fair value. The available-for-sale classification does not mean that IDSC expects to sell these securities, but that under SFAS No. 115 positive intent criteria, these securities are available to meet possible liquidity needs should there be significant changes in market interest rates or certificate owner demand. See notes 1 and 3 to the financial statements for additional information relating to SFAS No. 115.

At Dec. 31, 1996, securities classified as held to maturity and carried at amortized cost were $.9 billion. Securities classified as available for sale and carried at fair value were $2.2 billion. These securities, which comprise 88% of IDSC's total invested assets, are well diversified. Of these securities, 98% have fixed maturities of which 93% are of investment grade. Other than U.S. Government Agency mortgage-backed securities, no one issuer represents more than 1% of total securities. See note 3 to financial statements for additional information on ratings and diversification.

During the year ended Dec. 31, 1996, IDSC sold held-to-maturity securities with an amortized cost and fair value of $2.3 million and $1.8 million, respectively. The securities were sold due to significant deterioration in the issuers' creditworthiness. In addition, a held-to-maturity security with an amortized cost of $20 million was tendered for $23.2 million. By not accepting the tender offer, Management believes it would have left IDSC vulnerable to issuer's credit deterioration and it is reasonably probable, impairment of investment and /or dividends would occur.
During the same period in 1996, securities classified as available
PAGE 40

for sale were sold with an amortized cost and fair value of $319 million and $314 million, respectively. The securities were sold primarily to cover the cash outflows from surrenders of the 11-month Flexible Savings certificate.

During the year ended Dec. 31, 1995, investment securities, primarily municipal bonds, with an amortized cost and fair value of $112 million and $117 million, respectively, were reclassified from held to maturity to available for sale. The reclassification was made on Dec. 4, 1995, as a result of IDSC adopting the FASB Special Report, A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities. There were no other transfers of securities during the years 1996 and 1995.

Derivative financial instruments:

IDSC enters into transactions involving interest rate caps, and purchased and written call options to manage its exposure to rising interest rates. IDSC does not enter into such transactions for trading purposes. There is a possibility that the value of these instruments will change due to fluctuations in a factor from which the instruments derive their values. IDSC is not subject to this market risk because these instruments are largely used to hedge such risks, and therefore, the cash flow and income effects of the instruments are inverse to the effects of the underlying transactions. See note 9 to financial statements for additional information regarding derivative financial instruments.

Dividends:

Cash dividends of $65 million were paid to IDSC's Parent in 1996.

Ratios:

The ratio of stockholder's equity, excluding net unrealized holding gains on investment securities, to total assets less certificate loans and net unrealized holding gains on investment securities at Dec. 31, 1996 was 5.2% compared to 5.8% in 1995. IDSC's current regulatory requirement is a ratio of 5.0%.

PAGE 41
IDS Certificate Company

Responsibility for Preparation of Financial Statements

The management of IDS Certificate Company (IDSC) is responsible for the preparation and fair presentation of its financial statements. The financial statements have been prepared in conformity with generally accepted accounting principles appropriate in the circumstances, and include amounts based on the best judgment of management. IDSC's management is also responsible for the accuracy and consistency of other financial information included in the prospectus.

In recognition of its responsibility for the integrity and objectivity of data in the financial statements, IDSC maintains a
system of internal control over financial reporting.   The system
is designed to provide reasonable, but not absolute, assurance with respect to the reliability of IDSC's financial statements. The concept of reasonable assurance is based on the notion that the cost of the internal control system should not exceed the benefits derived.

The internal control system is founded on an ethical climate and includes an organizational structure with clearly defined lines of responsibility, policies and procedures, a Code of Conduct, and the careful selection and training of employees. Internal auditors monitor and assess the effectiveness of the internal control system and report their findings to management throughout the year.
IDSC's independent auditors are engaged to express an opinion on the year-end financial statements and, with the coordinated support of the internal auditors, review the financial records and related data and test the internal control system over financial reporting.

Annual Financial Information

Report of Independent Auditors

The Board of Directors and Security Holders
IDS Certificate Company:

We have audited the accompanying balance sheets of IDS Certificate Company, a wholly owned subsidiary of American Express Financial Corporation, as of December 31, 1996 and 1995, and the related statements of operations, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the management of IDS Certificate Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of December 31, 1996 and 1995 by correspondence with custodians and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IDS Certificate Company at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

As discussed in note 1 to the financial statements, IDS Certificate Company changed its method of accounting for certain investments in debt and equity securities in 1994.



ERNST & YOUNG  LLP
Minneapolis, Minnesota
February 7, 1997

PAGE 43

Balance Sheets, Dec. 31,

Assets

Qualified Assets (note 2)                                       1996            1995
                                                                    ($ thousands)
Investments in unaffiliated issuers (notes 3, 4 and 10):
  Cash and cash equivalents                                    $111,331        $56,873
  Held-to-maturity securities                                   863,921      1,002,905
  Available-for-sale securities                               2,212,968      2,408,491
  First mortgage loans on real estate                           218,697        233,394
  Certificate loans - secured by certificate reserves            43,509         51,147
Investments in and advances to affiliates                         6,444          5,655

Total investments                                             3,456,870      3,758,465

Receivables:
  Dividends and interest                                         44,013         49,632
  Investment securities sold                                        654         42,872

Total receivables                                                44,667         92,504

Other (notes 9 and 10)                                           36,164         32,778

Total qualified assets                                        3,537,701      3,883,747


Other Assets

Deferred distribution fees                                       25,525         28,286
Other                                                                 8             98

Total other assets                                               25,533         28,384


Total assets                                                 $3,563,234     $3,912,131

See notes to financial statements.

PAGE 44
Balance Sheets, Dec. 31,

Liabilities and Stockholder's Equity

Liabilities                                                     1996            1995
                                                                    ($ thousands)
Certificate Reserves (notes 5 and 10):
  Installment certificates:
    Reserves to mature                                         $344,344     $330,415
    Additional credits and accrued interest                      21,931       21,555
    Advance payments and accrued interest                         1,198        1,394
    Other                                                            55           55
  Fully paid certificates:
    Reserves to mature                                        2,747,690    3,127,301
    Additional credits and accrued interest                     167,673      147,468
  Due to unlocated certificate holders                              300          386

Total certificate reserves                                    3,283,191    3,628,574

Accounts Payable and Accrued Liabilities:
  Due to Parent (note 7A)                                         1,424        1,541
  Due to Parent for federal income taxes                          1,737          103
  Due to affiliates (note 7B, 7C and 7D)                            279        2,068
  Payable for investment securities purchased                    61,979          -
  Accounts payable, accrued expenses and other (notes 9 and 10)  11,977       12,249

Total accounts payable and accrued liabilities                   77,396       15,961

Deferred federal income taxes (note 8)                            8,097       17,289

Total liabilities                                             3,368,684    3,661,824

Commitments (note 4)

Stockholder's Equity (notes 5B, 5C, and 6):

Common stock, $10 par - authorized and issued 150,000 shares      1,500        1,500
Additional paid-in capital                                      143,844      168,844
Retained earnings:
 Appropriated for predeclared additional credits/interest        11,989       18,878
  Appropriated for additional interest on advance payments           50           50
  Unappropriated                                                 22,728       31,612
Unrealized holding gains on investment
  securities - net (note 3A)                                     14,439       29,423

Total stockholder's equity                                      194,550      250,307

Total liabilities and stockholder's equity                   $3,563,234   $3,912,131

See notes to financial statements.

PAGE 45
Statements of Operations

Year ended Dec. 31,                            1996           1995           1994
                                                          ($thousands)
Investment Income:
Interest income from investments:
  Bonds and notes:
    Unaffiliated issuers                     $184,653       $181,902       $125,546
  Mortgage loans on real estate:
    Unaffiliated                               19,583         22,171         24,006
    Affiliated                                     36             56             68
  Certificate loans                             2,533          2,963          3,342
Dividends                                      44,100         48,614         54,170
Other                                             576          1,207            843

Total investment income                       251,481        256,913        207,975

Investment Expenses:
Parent and affiliated company fees (note 7):
  Distribution                                 32,732         33,977         27,007
  Investment advisory and services             16,989         16,472         13,565
  Depositary                                      228            242            183
Options (note 9)                               10,156          8,038          9,854
Interest rate caps/corridors (note 9)           2,351          3,725          7,608
Other                                             395            363            473

Total investment expenses                      62,851         62,817         58,690

Net investment income before provision
 for certificate reserves and income
 tax benefit                                 $188,630       $194,096       $149,285

See notes to financial statements.

PAGE 46
Statements of Operations (continued)


Year ended Dec. 31,                                     1996           1995           1994
                                                                    ($thousands)
Provision for Certificate Reserves (notes 5 and 9):
According to the terms of the certificates:
  Provision for certificate reserves                 $10,445        $11,009        $13,317
  Interest on additional credits                       1,487          2,300          3,174
  Interest on advance payments                            61             73             61
Additional credits/interest authorized by IDSC:
  On fully paid certificates                         155,411        157,857         85,101
  On installment certificates                          5,637          6,288          6,741

Total provision before reserve recoveries            173,041        177,527        108,394
Reserve recoveries from terminations
 prior to maturity                                    (1,073)        (1,120)        (1,106)

Net provision for certificate reserves               171,968        176,407        107,288

Net investment income before income tax benefit       16,662         17,689         41,997
Income tax benefit (note 8)                            6,537          9,097          2,663

Net investment income                                 23,199         26,786         44,660

Realized gain (loss) on investments - net:
  Securities of unaffiliated issuers                    (444)           452         (7,514)
  Other-unaffiliated                                     101           (120)         1,638

Total gain (loss) on investments                        (343)           332         (5,876)

Income tax benefit (expense) (note 8):
  Current                                                772            160          2,414
  Deferred                                              (652)          (277)          (367)

Total income tax benefit (expense)                       120           (117)         2,047

Net realized gain (loss) on investments                 (223)           215         (3,829)

Net income - wholly owned subsidiary                   1,251            373            241

Net income                                           $24,227        $27,374        $41,072

See notes to financial statements.

PAGE 47
Statements of Stockholder's Equity


Year ended Dec. 31,                                                        1996           1995          1994
                                                                                      ($thousands)

Common Stock:
Balance at beginning and end of year                                     $1,500         $1,500        $1,500

Additional Paid-in Capital:
Balance at beginning of year                                           $168,844       $140,344      $147,144

Contribution from Parent                                                      -         28,500         3,000
Cash dividends declared                                                 (25,000)             -        (9,800)

Balance at end of year                                                 $143,844       $168,844       $140,344

Retained Earnings:
Appropriated for predeclared additional credits/interest (note 5B):
Balance at beginning of year                                            $18,878        $18,398         $2,726
Transferred from (to) unappropriated
 retained earnings                                                       (6,889)           480         15,672

Balance at end of year                                                  $11,989        $18,878        $18,398

Appropriated for additional interest on advance payments (note 5C):
Balance at beginning of year                                                $50            $50            $25
Transferred from (to) unappropriated
 retained earnings                                                            -              -             25

Balance at end of year                                                      $50            $50            $50

Unappropriated (note 6):
Balance at beginning of year                                            $31,612         $4,718         $9,743
Net income                                                               24,227         27,374         41,072
Transferred (to) from appropriated
 retained earnings                                                        6,889           (480)       (15,697)
Cash dividends declared                                                 (40,000)             -        (30,400)

Balance at end of year                                                  $22,728        $31,612         $4,718

Unrealized holding gains and losses on investment securities -
  net (notes 1 and 3A):
Balance at beginning of year                                            $29,423       ($23,158)            $-
Adjustment due to initial application of SFAS 115                             -              -          8,827
Change during year                                                      (14,984)        52,581        (31,985)

Balance at end of year                                                  $14,439        $29,423       ($23,158)

Total stockholder's equity                                             $194,550       $250,307       $141,852


See notes to financial statements.

PAGE 48
Statements of Cash Flows


Year ended Dec. 31,                              1996           1995           1994
                                                             ($ thousands)
Cash flows from operating activities:
Net income                                     $24,227        $27,374        $41,072
Adjustments to reconcile net income to net
cash provided by operating activities:
  Net income of wholly owned subsidiary         (1,251)          (373)          (241)
  Provision for certificate reserves           171,968        176,407        107,288
  Interest income added to certificate loans    (1,631)        (1,902)        (2,133)
  Amortization of premium/discount-net          14,039         19,232         22,114
  Net loss (gain) on investments                   343           (332)         5,876
  Decrease (increase) in dividends and
   interest receivable                           5,619         (7,371)        (1,829)
  Decrease (increase) in deferred
   distribution fees                             2,761         (1,144)        (7,527)
  Decrease (increase) in other assets                -            466           (466)
  Decrease (increase) in deferred federal
   income taxes                                 (1,124)        (2,652)         4,263
  Decrease in other liabilities                   (679)        (1,549)        (3,210)

Net cash provided by operating activities      214,272        208,156        165,207

Cash flows from investing activities:
Maturity and redemption of investments:
  Held-to-maturity securities                  163,066        315,766        350,411
  Available-for-sale securities                537,565        325,521        173,547
  Other investments                             52,189         46,004         35,130
Sale of investments:
  Held-to-maturity securities                   24,984         22,305          3,164
  Available-for-sale securities                356,194         48,372        267,808
  Other investments                                385             21              -
Certificate loan payments                        6,003          6,061          7,508
Purchase of investments:
  Held-to-maturity securities                  (49,984)      (208,140)       (46,080)
  Available-for-sale securities               (617,138)    (1,397,983)      (830,826)
  Other investments                            (28,617)       (17,234)        (9,208)
Certificate loan fundings                       (5,288)        (7,776)        (7,603)
Investment in subsidiary                             -              -           (450)

Net cash provided by (used in)
  investing activities                        $439,359      ($867,083)      ($56,599)

See notes to financial statements.

PAGE 49
Statements of Cash Flows (continued)


Year ended Dec. 31,                              1996           1995           1994
                                                              ($ thousands)

Cash flows from financing activities:
Payments from certificate owners              $1,129,023     $1,577,884     $1,185,762

Capital contribution from Parent                  -              28,500          3,000
Certificate maturities and cash surrenders    (1,663,196)    (1,030,712)    (1,171,101)
Dividends paid                                   (65,000)             -        (40,200)

Net cash provided by (used in)
  financing activities                          (599,173)       575,672        (22,539)

Net increase (decrease) in cash and
  cash equivalents                                54,458        (83,255)         86,069
Cash and cash equivalents beginning of year       56,873        140,128          54,059

Cash and cash equivalents end of year           $111,331        $56,873        $140,128


Supplemental disclosures including non-cash transactions:
Cash received for income taxes                    $7,195         $6,854          $2,416
Certificate maturities and surrenders through
  loan reductions                                  8,554         10,673          11,454

See notes to financial statements.

PAGE 50
Notes to Financial Statements ($ in thousands unless indicated otherwise)

1. Nature of business and summary of significant accounting policies

Nature of business

IDS Certificate Company (IDSC) is a wholly owned subsidiary of American Express Financial Corporation (Parent), which is a wholly owned subsidiary of American Express Company. IDSC is registered as an investment company under the Investment Company Act of 1940 (the 1940 Act) and is in the business of issuing face-amount investment certificates. The certificates issued by IDSC are not insured by any government agency. IDSC's certificates are sold primarily by American Express Financial Advisors Inc.'s (an affiliate) field force operating in 50 states, the District of Columbia and Puerto Rico. IDSC's Parent acts as investment advisor for IDSC.

IDSC currently offers nine types of certificates with specified maturities ranging from four to twenty years. Within their specified maturity, most certificates have interest rate terms of one to thirty-six months. In addition, one type of certificate has interest tied, in whole or in part, to any upward movement in a broad-based stock market index. Except for three types of certificates, all of the certificates are available as qualified investments for Individual Retirement Accounts or 401(k) plans and other qualified retirement plans.

IDSC's gross income is derived primarily from interest and dividends generated by its investments. IDSC's net income is determined by deducting from such gross income its provision for certificate reserves, and other expenses, including taxes, the fee paid to Parent for investment advisory and other services, and the distribution fees paid to American Express Financial Advisors Inc.

Described below are certain accounting policies that are important to an understanding of the accompanying financial statements.

Basis of financial statement presentation

The accompanying financial statements are presented in accordance with generally accepted accounting principles. IDSC uses the equity method of accounting for its wholly owned unconsolidated subsidiary, which is the method prescribed by the Securities and Exchange Commission (SEC) for issuers of face-amount certificates. Certain amounts from prior years have been reclassified to conform to the current year presentation.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of income and expenses during the year then ended. Actual results could differ from those estimates.

PAGE 51
Notes to Financial Statements (continued)

Fair values of financial instruments

The fair values of financial instruments disclosed in the notes to financial statements are estimates based upon current market conditions and perceived risks, and require varying degrees of management judgment.

Preferred stock dividend income

IDSC recognizes dividend income from cumulative redeemable preferred stocks with fixed maturity amounts on an accrual basis similar to that used for recognizing interest income on debt securities. Dividend income from perpetual preferred stock is recognized on an ex-dividend basis.

Securities

Cash equivalents are carried at amortized cost, which approximates fair value. IDSC has defined cash and cash equivalents as cash in banks and highly liquid investments with a maturity of three months or less at acquisition and are not interest rate sensitive.


As of Jan. 1, 1994, IDSC adopted Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. Under the new rules, debt securities that IDSC has both the positive intent and ability to hold to maturity are carried at amortized cost. Debt securities IDSC does not have the positive intent to hold to maturity, as well as all marketable equity securities, are classified as available for sale and carried at fair value. Unrealized holding gains and losses on securities classified as available for sale are carried, net of deferred income taxes, as a separate component of stockholder's equity. The opening balance of stockholder's equity was incresed by $8,827 (net of $4,752 in deferred income taxes) to reflect the net unrealized holding gains on securities classified as available for sale previously carried at amortized cost or the lower of cost or market.

The basis for determining cost in computing realized gains and losses on securities is specific identification. When there is a decline in value that is other than temporary, the securities are carried at estimated realizable value with the amount of adjustment included in income.

First mortgage loans on real estate

Mortgage loans are carried at amortized cost, less reserves for losses, which is the basis for determining any realized gains or losses. The estimated fair value of the mortgage loans is determined by a discounted cash flow analysis using mortgage interest rates currently offered for mortgages of similar maturities.

PAGE 52
Notes to Financial Statements (continued)

Impairment is measured as the excess of the loan's recorded investment over its present value of expected principal and interest payments discounted at the loan's effective interest rate, or the fair value of collateral. The amount of the impairment is recorded in a reserve for mortgage loan losses.

The reserve for mortgage loan losses is maintained at a level that management believes is adequate to absorb estimated losses in the portfolio. The level of the reserve account is determined based on several factors, including historical experience, expected future principal and interest payments, estimated collateral values, and current and anticipated economic and political conditions. Management regularly evaluates the adequacy of the reserve for mortgage loan losses.

IDSC generally stops accruing interest on mortgage loans for which interest payments are delinquent more than three months. Based on Management's judgement as to the ultimate collectibility of principal, interest payments received are either recognized as income or applied to the recorded investment in the loan.

Certificates

Investment certificates may be purchased either with a lump-sum payment or by installment payments. Certificate owners are entitled to receive at maturity a definite sum of money. Payments from certificate owners are credited to investment certificate reserves. Investment certificate reserves accumulate at specified percentage rates as declared by IDSC. Reserves also are maintained for advance payments made by certificate owners, accrued interest thereon, and for additional credits in excess of minimum guaranteed rates and accrued interest thereon. On certificates allowing for the deduction of a surrender charge, the cash surrender values may be less than accumulated investment certificate reserves prior to maturity dates. Cash surrender values on certificates allowing for no surrender charge are equal to certificate reserves. The payment distribution, reserve accumulation rates, cash surrender values, reserve values and other matters are governed by the 1940 Act.

Deferred distribution fee expense

On certain series of certificates, distribution fees are deferred and amortized over the estimated lives of the related certificates, which is approximately 10 years. Upon surrender, unamortized deferred distribution fees and any related surrender charges are recognized in income.

Federal income taxes

IDSC's taxable income or loss is included in the consolidated federal income tax return of American Express Company. IDSC provides for income taxes on a separate return basis, except that, under an agreement between Parent and American Express Company, tax benefits are recognized for losses to the extent they can be used PAGE 53
Notes to Financial Statements (continued)

in the consolidated return. It is the policy of Parent and its subsidiaries that Parent will reimburse a subsidiary for any tax benefits recorded.

2.  Deposit of assets and maintenance of qualified assets

A) Under the provisions of its certificates and the 1940 Act, IDSC was required to have qualified assets (as that term is defined in Section 28(b) of the 1940 Act) in the amount of $3,259,260 and $3,619,188 at Dec. 31, 1996 and 1995, respectively. IDSC had qualified assets of $3,453,508 at Dec. 31, 1996 and $3,838,482 at
Dec. 31, 1995, excluding net unrealized appreciation on available-for-sale securities of $22,214 and $45,265 at Dec. 31,1996 and 1995, respectively and payable for securities purchased of $61,979 and $nil at Dec. 31, 1996 and 1995, respectively.

Qualified assets are valued in accordance with such provisions of Minnesota Statutes as are applicable to investments of life insurance companies. Qualified assets for which no provision for valuation is made in such statutes are valued in accordance with rules, regulations or orders prescribed by the SEC. These values are the same as financial statement carrying values, except for debt securities classified as available for sale and all marketable equity securities, which are carried at fair value in the financial statements but are valued at amortized cost for qualified asset and deposit maintenance purposes.

B) Pursuant to provisions of the certificates, the 1940 Act, the central depositary agreement and to requirements of various states, qualified assets of IDSC were deposited as follows:


                                                Dec. 31, 1996

                                                Required
                               Deposits         deposits         Excess
Deposits to meet certificate
liability requirements:
States                               $362           $330              $32
Central Depositary              3,355,041      3,203,076          151,965

Total                          $3,355,403     $3,203,406         $151,997



PAGE 54
Notes to Financial Statements (continued)
                                                   Dec. 31, 1995

                                                   Required
                                 Deposits          deposits        Excess
Deposits to meet certificate
liability requirements:
States                               $414              $384           $30
Central Depositary              3,678,295         3,548,334       129,961


Total                          $3,678,709        $3,548,718      $129,991


The assets on deposit at Dec. 31, 1996 and 1995 consisted of securities having a deposit value of $3,117,715 and $3,435,074, respectively; mortgage loans of $218,697 and $229,554, respectively; and other assets of $18,991 and $14,081, respectively. Mortgage loans on deposit include an affiliated mortgage loan at Dec. 31, 1995.

American Express Trust Company is the central depositary for IDSC.
See note 7C.

3.  Investments in securities

A) Fair values of investments in securities represent market prices or estimated fair values when quoted prices are not available. Estimated fair values are determined by IDSC using established procedures, involving review of market indexes, price levels of current offerings and comparable issues, price estimates and market data from independent brokers and financial files. The procedures are reviewed annually. IDSC's vice president - investments reports to the board of directors on an annual basis regarding such pricing sources and procedures to provide assurance that fair value is being achieved.

The following is a summary of securities held to maturity and securities available for sale at Dec. 31, 1996 and Dec. 31, 1995.


                                                                    Dec. 31, 1996
                                                                                 Gross            Gross
                                            Amortized              Fair          unrealized       unrealized
                                            cost                   value         gains            losses
HELD TO MATURITY
U.S. Government and agencies obligations         $362               $365            $4                $1
Mortgage-backed securities                     38,435             38,834           743               344
Corporate debt securities                     266,642            274,235         8,447               854
Stated maturity preferred stock               558,482            576,603        19,513             1,392

                                             $863,921           $890,037       $28,707            $2,591
AVAILABLE FOR SALE
Mortgage-backed securities                 $1,009,738         $1,021,603       $14,164            $2,299
State and municipal obligations                55,876             57,726         1,850                 -
Corporate debt securities                   1,000,316          1,008,077        10,808             3,047
Stated maturity preferred stock                52,458             52,139           109               428
Perpetual preferred stock                      68,000             68,282           317                35
Common stock                                    4,366              5,141           775                 -

                                           $2,190,754         $2,212,968       $28,023            $5,809

PAGE 55
Notes to Financial Statements (continued)


                                                                    Dec. 31, 1995

                                                                                 Gross            Gross
                                            Amortized              Fair          unrealized       unrealized
                                            cost                   value         gains            losses
HELD TO MATURITY
U.S. Government and agencies obligations         $415               $427           $12               $-
Mortgage-backed securities                     54,477             55,708         1,234                3
Corporate debt securities                     333,861            348,860        15,029               30
Stated maturity preferred stock               614,152            643,436        30,072              788

                                           $1,002,905         $1,048,431       $46,347             $821
AVAILABLE FOR SALE
Mortgage-backed securities                 $1,321,051         $1,340,956       $21,349           $1,444
State and municipal obligations               101,399            105,680         4,281                -
Corporate debt securities                     918,792            939,878        22,638            1,552
Stated maturity preferred stock                21,229             21,365           192               56
Common stock                                      755                612             -              143

                                           $2,363,226         $2,408,491       $48,460           $3,195

The amortized cost and fair value of securities held to maturity and available for sale, by contractual maturity, at Dec. 31, 1996, are shown below. Cash flows will differ from contractual maturities because issuers may have the right to call or prepay obligations.

                                               Amortized       Fair
                                                  cost        value

HELD TO MATURITY
Due within 1 year                               $34,448     $34,948
Due after 1 through 5 years                     400,592     414,987
Due after 5 years through 10 years              211,557     217,449
Due after 10 years                              178,889     183,819
                                                825,486     851,203
Mortgage-backed securities                       38,435      38,834


                                               $863,921    $890,037

AVAILABLE FOR SALE
Due within 1 year                              $109,402    $109,963
Due after 1 through 5 years                     642,863     647,886
Due after 5 years through 10 years              204,675     207,250
Due after 10 years                              151,710     152,843

                                              1,108,650   1,117,942

Mortgage-backed securities                    1,009,738   1,021,603

Perpetual preferred stock                        68,000      68,282
Common stock                                      4,366       5,141

                                             $2,190,754  $2,212,968

During the years ended Dec. 31, 1996 and 1995, there were no securities classified as trading securities.

PAGE 56
Notes to Financial Statements (continued)


The proceeds from sales of available-for-sale securities and the gross realized gains and gross realized losses on those sales during the years ended Dec. 31, 1996, 1995 and 1994, were as follows:

                               1996          1995            1994

Proceeds                   $313,976       $83,970        $265,008

Gross realized gains            456            36             363
Gross realized losses         5,836         1,854          10,140

Sales of held-to-maturity securities, due to significant credit deterioration, during the years ended Dec. 31, 1996, 1995 and 1994, were as follows:

                            1996          1995          1994

Amortized cost           $22,297       $22,782        $3,158

Gross realized gains       3,200             2             5
Gross realized losses        513           479             -


During the year ended Dec. 31, 1996, no securities were reclassified from held to maturity to available for sale. During the year ended Dec. 31, 1995, securities with an amortized cost and fair value of $111,967 and $116,882, respectively, were reclassified from held to maturity to available for sale. The reclassification was made on Dec. 4, 1995, as a result of adopting the FASB Special Report, A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities.

B) Investments in securities with fixed maturities comprised 85% and 90% of IDSC's total invested assets at Dec. 31, 1996 and 1995, respectively. Securities are rated by Moody's and Standard & Poors (S&P), or by Parent's internal analysts, using criteria similar to Moody's and S&P, when a public rating does not exist. A summary of investments in securities with fixed maturities by rating of investment is as follows:

Rating                     1996             1995

Aaa/AAA                      41%              44%
Aa/AA                         1                2
Aa/A                          1                2
A/A                          20               23
A/BBB                         6                6
Baa/BBB                      24               20
Below investment grade        7                3

                            100%             100%

PAGE 57
Notes to Financial Statements (continued)

Of the securities rated Aaa/AAA, 87% at Dec. 31, 1996 and 92% at Dec. 31, 1995 are U.S. Government Agency mortgage-backed securities that are not rated by a public rating agency. Approximately 11% at Dec. 31, 1996 and 1995 of other securities with fixed maturities are rated by Parent's internal analysts. At Dec. 31, 1996 and 1995 no one issuer, other than U.S. Government Agency mortgage-backed securities, is greater than 1% of IDSC's total investment in securities with fixed maturities.

C) IDSC reserves freedom of action with respect to its acquisition of restricted securities that offer advantageous and desirable investment opportunities. In a private negotiation, IDSC may purchase for its portfolio all or part of an issue of restricted securities. Since IDSC would intend to purchase such securities for investment and not for distribution, it would not be acting as a distributor if such securities are resold by IDSC at a later date.

The fair values of restricted securities are determined by the board of directors using the procedures and factors described in note 3A.

In the event IDSC were to be deemed to be a distributor of the restricted securities, it is possible that IDSC would be required to bear the costs of registering those securities under the Securities Act of 1933, although in most cases such costs would be borne by the issuer of the restricted securities.

4.  Investments in first mortgage loans on real estate

At Dec. 31, 1996 and 1995, IDSC's recorded investment in impaired mortgage loans was $847 and $1,004, respectively, and the reserve for loss on those amounts was $611. During 1996 and 1995, the average recorded investment in impaired mortgage loans was $925 and $1,052, respectively.

IDSC recognized $88 and $53 of interest income related to impaired mortgage loans for the years ended Dec. 31, 1996 and 1995, respectively.

There were no changes in the reserve for loss on mortgage loans of $611 during the years ended Dec. 31, 1996 and 1995.


At Dec. 31, 1996 and 1995, approximately 6% of IDSC's invested assets were first mortgage loans on real estate. A summary of first mortgage loans by region and type of real estate is as follows:

Region                            1996             1995

South Atlantic                      22%              22%
East North Central                  21               22
West North Central                  17               19
Mountain                            15                9
Middle Atlantic                     14               17

PAGE 58
Notes to Financial Statements (continued)

West South Central                   5                5
Pacific                              3                3
New England                          3                3

                                   100%             100%

Property Type                     1996             1995

Retail/shopping centers             36%              32%
Apartments                          33               39
Industrial buildings                13               12
Office buildings                     9                8

Retirement homes                     -                1

Other                                9                8

                                   100%             100%

The carrying amounts and fair values of first mortgage loans on real estate are as follows at Dec. 31. The fair values are estimated using discounted cash flow analysis, using market interest rates currently being offered for loans with similar maturities.

                                              Dec. 31, 1996          Dec. 31, 1995
                                        Carrying         Fair    Carrying         Fair
                                        amount          value    amount          value
First mortgage loans on real estate     $219,308      $221,253   $234,005     $248,860
Reserve for losses                          (611)         -          (611)        -

Net first mortgage loans on real estate $218,697      $221,253   $233,394     $248,860

At Dec. 31, 1996 and 1995, commitments for fundings of first mortgage loans, at market interest rates, aggregated $9,300 and $nil, respectively. IDSC employs policies and procedures to ensure the creditworthiness of the borrowers and that funds will be available on the funding date. IDSC's loan fundings are restricted to 80% or less of the market value of the real estate at the time of the loan funding. Management believes there is no fair value for these commitments.

5.  Certificate reserves

Reserves maintained on outstanding certificates have been computed in accordance with the provisions of the certificates and Section
28 of the 1940 Act. The average rates of accumulation on certificate reserves at Dec. 31, 1996 and 1995 were:

                                                             1996
                                                          Average         Average
                                                           gross        additional
                                             Reserve    accumulation       credit
                                             balance        rate            rate
Installment certificates:
Reserves to mature:
  With guaranteed rates                      $32,512        3.50%          1.35%
  Without guaranteed rates (A)               311,832           -           2.97
Additional credits and accrued interest       21,931        3.14              -
Advance payments and accrued interest (C)      1,198        3.15           1.70
PAGE 59
Notes to Financial Statements (continued)

Other                                             55           -              -
Fully paid certificates:
Reserves to mature:
  With guaranteed rates                      187,272        3.23           1.79
  Without guaranteed rates (A) and (D)     2,560,418           -           5.03
Additional credits and accrued interest      167,673        3.23              -
Due to unlocated certificate holders             300           -              -
                                          $3,283,191


                                                           1995
                                                          Average         Average
                                                           gross         additional
                                             Reserve    accumulation       credit
                                             balance       rate             rate

Installment certificates:
Reserves to mature:
  With guaranteed rates                      $40,232        3.50%           1.35%
  Without guaranteed rates (A)               290,183           -            3.23
Additional credits and accrued interest       21,555        3.13               -
Advance payments and accrued interest          1,394        3.13            1.72
Other                                             55           -               -
Fully paid certificates:
Reserves to mature:
  With guaranteed rates                      210,365        3.24            1.85
  Without guaranteed rates (A) and (D)     2,916,936           -            5.70
Additional credits and accrued interest      147,468        3.26               -
Due to unlocated certificate holders            386            -               -

                                          $3,628,574

A) There is no minimum rate of accrual on these reserves. Interest is declared periodically, quarterly or annually, in accordance with the terms of the separate series of certificates.

B) On certain series of single payment certificates, additional interest is predeclared for periods greater than one year. At Dec. 31, 1996, $11,989 of retained earnings had been appropriated for the predeclared additional interest, which represents the difference between certificate reserves on these series, calculated on a statutory basis, and the reserves maintained per books.

C) Certain series of installment certificates guarantee accrual of interest on advance payments at an average of 3.15%. IDSC has increased the rate of accrual to 4.85% through April 30, 1998. An appropriation of retained earnings amounting to $50 has been made, which represents the estimated additional accrual that will result from the increase granted by IDSC.

D) IDS Stock Market Certificate enables the certificate owner to participate in any relative rise in a major stock market index without risking loss of principal. Generally the certificate has a term of 12 months and may continue for up to 14 successive terms. The reserve balance at Dec. 31, 1996 and 1995 was $309,570 and $211,093, respectively.

E) The carrying amounts and fair values of certificate reserves consisted of the following at Dec. 31, 1996 and 1995. Fair values of certificate reserves with interest rate terms of one year or less approximated the carrying values less any applicable surrender charges.

PAGE 60
Notes to Financial Statements (continued)

The fair values for other certificate reserves are determined by a discounted cash flow analysis using interest rates currently offered for certificates with similar remaining terms, less any applicable surrender charges.

                                                          1996                       1995
                                                 Carrying         Fair       Carrying         Fair
                                                 amount          value       amount          value
Reserves with terms of one year or less       $2,637,144     $2,635,835   $2,900,947    $2,899,542
Other                                            646,047        630,141      727,627       765,110

Total certificate reserves                     3,283,191      3,265,976    3,628,574     3,664,652
Unapplied certificate transactions                 1,217          1,217        1,545         1,545
Certificate loans and accrued interest           (43,980)       (43,980)     (51,707)      (51,707)

Total                                         $3,240,428     $3,223,213   $3,578,412    $3,614,490

6.  Dividend restriction

Certain series of installment certificates outstanding provide that cash dividends may be paid by IDSC only in calendar years for which additional credits of at least one-half of 1% on such series of certificates have been authorized by IDSC. This restriction has been removed for 1997 and 1998 by IDSC's declaration of additional credits in excess of this requirement.

7. Fees paid to Parent and affiliated companies ($ not in thousands)

A) The basis of computing fees paid or payable to Parent for investment advisory and other general and administrative services is:

The investment advisory and services agreement with Parent provides for a graduated scale of fees equal on an annual basis to 0.75% on the first $250 million of total book value of assets of IDSC, 0.65% on the next $250 million, 0.55% on the next $250 million, 0.50% on the next $250 million and 0.45% on the amount in excess of $1 billion. The fee is payable monthly in an amount equal to one-twelfth of each of the percentages set forth above. Excluded from assets for purposes of this computation are first mortgage loans, real estate and any other asset on which IDSC pays an outside service fee.

B) The basis of computing fees paid or payable to American Express Financial Advisors Inc. (an affiliate) for distribution services is:

Fees payable to American Express Financial Advisors Inc. on sales of IDSC's certificates are based upon terms of agreements giving American Express Financial Advisors Inc. the exclusive right to distribute the certificates covered under the agreements. The agreements provide for payment of fees over a period of time. The aggregate fees payable under the agreements per $1,000 face amount of installment certificates and $1,000 purchase price of single payments, and a summary of the periods over which the fees are
payable, shown by series are:
PAGE 61

                                                                        Number of
                                                                        certificate
                                                                        years over
                                       Aggregate fees payable           which
                                                                        subsequent
                                             First    Subsequent        years' fees
                                     Total   year     years             are payable
Installment certificates(a)         $30.00   $6.00     $24.00                4
Single-payment certificates          60.00   60.00          -                -
Future Value certificates            50.00   50.00          -                -

(a) At the end of the sixth through the 10th year, an additional fee is payable of 0.5% of the daily average balance of the certificate reserve maintained during the sixth through the 10th year, respectively.

Fees on Cash Reserve and Flexible Savings certificates are paid at a rate of 0.25% of the purchase price at the time of issuance and 0.25% of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date.

Fees on the Investors Certificate are paid at an annualized rate of 1% of the reserves maintained for the certificates. Fees are paid at the end of each term on certificates with a one, two or three-month term. Fees are paid each quarter from date of issuance on certificates with a six, 12, 24 or 36-month term.

Fees on the Preferred Investors Certificate are paid at an annualized rate of 0.66% of the reserves maintained for the certificates. Fees are paid at the end of each term on certificates with a one, two or three-month term. Fees are paid each quarter from date of issuance on certificates with a six, 12, 24 or 36-month term.

Fees on the Stock Market Certificate are paid at a rate of 1.25% of the purchase price on the first day of the certificate's term and 1.25% of the reserves maintained for these certificates at the beginning of each subsequent term.

C) The basis of computing depositary fees paid or payable to American Express Trust Company (an affiliate) is:

Maintenance charge per account      5 cents per $1,000 of assets on deposit

Transaction charge                  $20 per transaction

Security loan activity:
  Depositary Trust Company
    receive/deliver                 $20 per transaction
  Physical receive/deliver          $25 per transaction
  Exchange collateral               $15 per transaction

A transaction consists of the receipt or withdrawal of securities and commercial paper and/or a change in the security position. The charges are payable quarterly except for maintenance, which is an
annual fee.
PAGE 62
Notes to Financial Statements (continued)


D)  The basis for computing fees paid or payable to American
Express Bank  Ltd. (an affiliate) for the distribution of the IDS
Special Deposits certificate on an annualized basis is:

1.25% of the reserves maintained for the certificates on an amount from $100,000 to $249,000, 0.80% on an amount from $250,000 to
$499,000, 0.65% on an amount from $500,000 to $999,000 and 0.50% on an amount $1,000,000 or more. Fees are paid at the end of each term on certificates with a one, two or three-month term. Fees are paid at the end of each quarter from date of issuance on certificates with a six, 12, 24 or 36-month term.

8.  Income taxes

Income tax expense (benefit) as shown in the statement of operations for the three years ended Dec. 31, consists of:

                            1996       1995        1994

Federal:
  Current                ($5,560)   ($6,285)    ($8,743)
  Deferred                (1,124)    (2,652)      3,933
                          (6,684)    (8,937)     (4,810)
State                         27        (43)        100

Total tax benefit        ($6,657)   ($8,980)    ($4,710)

Income tax expense (benefit) differs from that computed by using the U.S. Statutory rate of 35%. The principal causes of the difference in each year are shown below:

                                                    1996       1995        1994

Federal tax expense at U.S. statutory rate        $5,711     $6,307     $12,642
Tax-exempt interest                               (1,517)    (3,339)     (4,205)
Dividend exclusion                               (10,865)   (12,166)    (13,862)
Other, net                                           (13)       261         615

Federal tax benefit                              ($6,684)   ($8,937)    ($4,810)

Deferred income taxes result from the net tax effects of temporary differences. Temporary differences are differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in differences between income for tax purposes and income for financial statement purposes in future years. Principal components of IDSC's deferred tax assets and liabilities as of Dec. 31, are as follows.

PAGE 63
Notes to Financial Statements (continued)

Deferred tax assets:                   1996          1995

Certificate reserves                $13,028        $10,312
Investment reserves                     540            843
Investments                               -            348
Other, net                               19              -

Total deferred tax assets           $13,587        $11,503


Deferred tax liabilities:              1996           1995


Deferred distribution fees           $8,934         $9,900
Investment unrealized gains           7,775         15,843
Purchased/written call options        3,429          1,623
Dividends receivable                    745            892
Investments                             714              -
Return of capital dividends              87            305
Other, net                                -            229

Total deferred tax liabilities       21,684         28,792

Net deferred tax liabilities         $8,097        $17,289

9.  Derivative financial instruments

IDSC enters into transactions involving derivative financial instruments as an end user(nontrading). IDSC uses these instruments to manage its exposure to interest rate risk, including hedging specific transactions. IDSC manages risks associated with these instruments as described below.

Market risk is the possibility that the value of the derivative financial instrument will change due to fluctuations in a factor from which the instrument derives its value, primarily an interest rate or a major market index. IDSC is not impacted by market risk related to derivatives held because derivatives are largely used to manage risk and, therefore, the cash flows and income effects of the derivatives are inverse to the effects of the underlying hedged transactions.

Credit exposure is the possibility that the counterparty will not fulfill the terms of the contract. IDSC monitors credit exposure related to derivative financial instruments through established approval procedures, including setting concentration limits by counterparty, reviewing credit ratings and requiring collateral where appropriate. At Dec. 31, 1996, IDSC's counterparties to the interest rate corridors are rated AA or better by nationally recognized rating agencies. The counterparties to the call options are seven major broker/dealers.

The notional or contract amount of a derivative financial
instrument is generally used to calculate the cash flows that are received or paid over the life of the agreement. Notional amounts do not represent market risk or credit exposure and are not
recorded on the balance sheet.
PAGE 64
Notes to Financial Statements (continued)

Credit exposure related to derivative financial instruments is measured by the replacement cost of those contracts at the balance sheet date. The replacement cost represents the fair value of the instrument, and is determined by market values, dealer quotes or pricing models.

IDSC's holdings of derivative financial instruments were as follows at Dec. 31, 1996 and 1995.

                                                                 1996
                                            Notional                                   Total
                                           or contract      Carrying         Fair      credit
                                            amount           value          value     exposure
Assets:
  Interest rate corridors                   $200,000            $-           $188        $188
  Purchased call options                     242,243        36,164         34,987      34,987
  Total                                     $442,243       $36,164        $35,175     $35,175

Liabilities:
  Written call options                      $225,386        $9,552        $17,571         $-

                                                                 1995
                                            Notional                                   Total
                                           or contract      Carrying         Fair      credit
                                            amount           value          value     exposure

Assets:
  Interest rate caps and corridors          $970,000        $3,362         $2,128       $2,128
  Purchased call options                     152,406        27,138         24,161       24,161
  Total                                   $1,122,406       $30,500        $26,289      $26,289

Liabilities:
  Written call options                      $141,782        $9,333        $10,394           $-

The fair values of derivative financial instruments are based on market values, dealer quotes or pricing models. The interest rate corridors expire in Jan. and Feb. of 1997. The options expire throughout 1997.

Interest rate caps/corridors and options are used to manage IDSC's exposure to rising interest rates. These instruments are used primarily to protect the margin between the interest rate earned on investments and the interest rate credited to related investment certificate owners.

The interest rate caps/corridors are reset quarterly and IDSC earns interest on the notional amount to the extent the London Interbank Offering Rate exceeds the reference rates specified in the cap/corridor agreements. These reference rates ranged from 4% to 9%. The cost of interest rate caps/corridors is amortized over the terms of the agreements on a straight line basis and is included in other qualified assets. The amortization, net of any interest earned, is included in investment expenses.

IDSC offers a series of certificates which pay interest based upon the relative change in a major stock market index between the beginning and end of the certificates' term. The certificate owners have the option of participating in the full amount of increase in the index during the term (subject to a specified maximum) or a lesser percentage of the increase plus a guaranteed minimum rate of interest. As a means of hedging its obligations under the provisions of these certificates, IDSC purchases and PAGE 65
Notes to Financial Statements (continued)

writes call options on the major market index. The options are cash settlement options, that is, there is no underlying security to deliver at the time the contract is closed out.

The option contracts are less than one year in term. The premiums paid or received on these index options are reported in other qualified assets or other liabilities, as appropriate, and are amortized into investment expense over the life of the option. The intrinsic value of these index options is also reported in other qualified assets or other liabilities, as appropriate. The unrealized gains and losses related to the changes in the intrinsic value of these options are recognized currently in provision for certificate reserves.

Following is a summary of open option contracts at Dec. 31, 1996 and 1995.

                                              1996
                            Face      Average        Index at
                           amount   strike price   Dec.31,1996

Purchased call options    $242,243      669            741
Written call options       225,386      736            741

                                             1995
                            Face     Average         Index at
                           amount  strike price     Dec.31,1995

Purchased call options   $152,406      539            616
Written call options      141,782      601            616

10.  Fair values of financial instruments

IDSC discloses fair value information for most on- and off-balance sheet financial instruments for which it is practicable to estimate that value. The fair value of the financial instruments presented may not be indicative of their future fair values. The estimated fair value of certain financial instruments such as cash and cash equivalents, receivables for dividends and interest, investment securities sold and other trade receivables, accounts payable due to Parent and affiliates, payable for investment securities purchased and other accounts payable and accrued expenses are approximated to be the carrying amounts disclosed in the balance sheets. Non-financial instruments, such as deferred distribution fees, are excluded from required disclosure. IDSC's off-balance sheet intangible assets, such as IDSC's name and future earnings of the core business are also excluded. IDSC's management believes the value of these excluded assets is significant. The fair value of IDSC, therefore, cannot be estimated by aggregating the amounts presented.

PAGE 66
A summary of fair values of financial instruments as of Dec. 31, is as follows:

                                                                1996                          1995

                                                      Carrying         Fair         Carrying         Fair
                                                        value          value         value           value

Financial assets
  Assets for which carrying values
    approximate fair values                           $155,396       $155,396       $148,746       $148,746
  Investment securities (note 3)                     3,076,889      3,103,005      3,411,396      3,456,922
  First mortgage loans on real estate (note 4)         218,697        221,253        233,394        248,860
  Derivative financial instruments (note 9)             36,164         35,175         30,500         26,289
Financial liabilities
  Liabilities for which carrying values
    approximate fair values                             76,040         76,040         14,247         14,247
  Certificate reserves (note 5)                      3,240,428      3,223,213      3,578,412      3,614,490
  Derivative financial instruments (note 9)              9,552         17,571          9,333         10,394


IDS Cash Reserve Certificate
Prospectus
April 30, 1997

Earn attractive rates with ready access to your cash reserves

IDS Cash Reserve Certificates are issued by IDS Certificate Company
(IDSC). You can purchase this certificate with an initial investment of at least $1,000 or monthly investments of at least $50. Your principal and interest are guaranteed by IDSC. Your certificate earns a fixed rate of interest, declared every three months. Investments in the certificate may continue for successive three-month terms up to a total of 20 years from the issue date of the certificate. Unless you receive prior authorization from IDSC, your total investment, excluding interest earned, cannot exceed $1 million. Your interest rate will be determined as described in "About the certificate."

As is the case with other investment companies, these securities have not been approved or disapproved by the securities and exchange commission or any state securities commission, nor has the securities and exchange commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed by IDSC's investments on deposit rather than guaranteed or insured by the government or someone else. See "Invested and guaranteed by IDSC" and "Regulated by government" under "How your money is used and protected."

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, backed or guaranteed or endorsed by any bank or financial institution nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

This prospectus describes terms and conditions of your IDS Cash Reserve Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Cash Reserve Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

IDS Certificate Company
IDS Tower 10
Minneapolis, MN  55440-0010
800-437-3133 (toll free) or (612) 671-3800
(Minneapolis/St. Paul area)

TTY numbers:
800-846-4293 (toll free) or (612) 671-1630
(Minneapolis/St. Paul area)

An American Express company

Web site address: http://www.americanexpress.com/advisors

PAGE 68
Where to get information about IDSC

IDS Certificate Company is subject to the reporting requirements of the Securities Exchange Act of 1934. Reports and other information on IDSC are filed with the Securities and Exchange Commission (SEC) and are available on the SEC Internet web site (http://www.sec.gov). Copies can be obtained from the Public Reference Section of the SEC, 450 5th St., N.W., Washington, D.C. 20549, at prescribed rates. Or you can inspect and copy information in person at the SEC's Public Reference Section and at the following regional offices:

Northeast Regional Office
7 World Trade Center, Suite 1300
New York, NY  10048

Midwest Regional Office
500 West Madison St. Suite 1400
Chicago, IL  60661

Pacific Regional Office
5670 Wilshire Blvd., 11th Floor
Los Angeles, CA  90036

Initial interest rates

IDSC guarantees a fixed interest rate for each three-month term during the life of the certificate. For your initial term, IDSC guarantees that when the rate for new purchases takes effect, the rate will be within a specified range of the average rate for three-month certificates of deposit as published in the most recent BANK RATE MONITOR Top 25 Market AverageTM, North Palm Beach, FL 33408, as explained under "About the certificate."

Here are the interest rates in effect on the date of this prospectus, April 30, 1997:

Investment               Simple              Effective
amount                   interest rate*      annualized yield**
$50 to $999              2.96%               3.00%
$1,000 to $24,999        4.13                4.20
$25,000 or more          4.33                4.41

*Rates may depend on factors described in "Rates for new purchases" under "About the certificate."

**Assuming monthly compounding.

These rates may or may not be in effect when you apply to purchase your certificate. Rates for later three-month terms are set at the discretion of IDSC and may also differ from the rates shown here.

We reserve the right to issue other securities with different terms.

PAGE 69
Contents

Table of contents

About the certificate                                       p
Investment amounts and terms                                p
Face amount and principal                                   p
Value at maturity                                           p
Receiving cash during the term                              p
Interest                                                    p
Rates for new purchases                                     p

How to invest and withdraw funds                            p
Buying your certificate                                     p
Additional investments                                      p
Three ways to make investments                              p
Full and partial withdrawals                                p
When your certificate term ends                             p
Transfers to other accounts                                 p
Two ways to request a withdrawal or transfer                p
Three ways to receive payment when you withdraw funds       p
Retirement plans:  special policies                         p
Transfer of ownership                                       p
For more information                                        p

Taxes on your earnings
Retirement accounts                                         p
Gifts to minors                                             p
How to determine the correct TIN                            p
Foreign investors                                           p
Trusts                                                      p

How your money is used and protected
Invested and guaranteed by IDSC                             p
Regulated by government                                     p
Backed by our investments                                   p
Investment policies                                         p
Certain investment considerations                           p

How your money is managed
Relationship between IDSC
  and American Express Financial Corporation                p
Capital structure and certificates issued                   p
Investment management and services                          p
Distribution                                                p
Employment of other American Express affiliates             p
Directors and officers                                      p
Auditors                                                    p

Appendix                                                    p

Annual financial information
Summary of selected financial information                   p
Management's discussion and analysis of financial
  condition and results of operations                       p
Report of independent auditors                              p

PAGE  70
Financial statements                                        p

Notes to financial statements                               p

PAGE  71
About the certificate

Investment amounts and terms

You may purchase the IDS Cash Reserve Certificate with an initial investment of at least $1,000 or monthly investments of at least $50 through scheduled bank authorization or payroll deduction.
Your total investments over the life of the certificate may not exceed $1 million unless you receive prior authorization from IDSC.

The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. A minimum investment of $50 per month is required for these types of accounts. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

Face amount and principal

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate.

The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

      Principal equals  Face Amount (initial investment)
            plus        At the end of a term, interest credited to
                        your account during the term
            minus       Any interest paid to you in cash
            plus        Any additional investments to your
                        certificate
            minus       Any withdrawals, fees and applicable
                        penalties.

For example: Assume your initial investment (face amount) of $5,000 has earned $75 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 at the beginning of the next term. Your principal for the next term will equal:

            $5,000.00   Face Amount (initial investment)
      plus     $75.00   Interest credited to your account
      minus    ($0.00)  Interest paid to you in cash
      plus  $2,500.00   Additional investment to your certificate
      minus    ($0.00)  Withdrawals and applicable penalties
                        or fees

            $7,575.00   Principal at the beginning of the next
                        term.

Value at maturity

Your certificate matures 20 years from its issue date. At maturity, the value of your certificate will be the total of your actual investment, plus credited interest not paid to you in cash, less withdrawals, penalties and fees. When your certificate matures, you will receive a distribution for your principal, plus PAGE 72 any credited interest, less any withdrawals, penalties and fees.
Bank authorizations will automatically be stopped at maturity or full withdrawal.

Receiving cash during the term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to invest and withdraw funds."

Interest

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date).

IDSC declares and guarantees a fixed rate of interest for each three month term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

     o applying the interest rate then in effect to your balance each day;

     o    adding these daily amounts to get a monthly total; and

     o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

Rates for new purchases

When your application is accepted, and we have received your initial investment, we will send you a confirmation showing the rate that your investment will earn for the first term. For accounts of $1,000 to $24,999.99 IDSC guarantees that this rate will be within a range from 20 basis points (0.20%) below to 80 basis points (0.80%) above the average interest rate published for three-month CDs in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average). For example, if the average rate most recently published is 4.00%, our rate in effect for that week for amounts of $1,000 to $24,999.99 would be between 3.80% to 4.80%. For accounts of $25,000 or more, this rate will be within a range from 0 basis points (0.0%) below to 100 basis points (1.00%) above the same index rate. For accounts of less than $1,000, this rate will be within a range of 125 basis points (1.25%) below to 25 basis points (0.25%) below this average interest rate.

The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service Inc. has no connection with IDSC, American Express Financial Corporation (AEFC), or any of their affiliates.

PAGE 73
The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Average are government insured fixed-rate time deposits.

The BANK RATE MONITOR may be available in your local library. To obtain information on the current BRM Average rates, call the Client Service Organization at the telephone numbers listed on the back cover between 8 a.m. and 6 p.m. your local time.

Rates for new purchases are reviewed and may change weekly.
Normally, the rate you receive will be the higher of:

     o    the rate in effect on the date of your application; or
     o the rate in effect on the date your application is accepted by IDSC.

However if your application bears a date more than seven days before its receipt by IDSC, the rate you receive will be the higher of:

     o the rate in effect on the date your application is accepted by IDSC; or
     o    the rate in effect seven days prior to receipt.

Except for specific promotions, IDSC guarantees an initial rate 25 basis points above the rate offered to the general public on this IDS certificate if it is purchased by using the CD transfer service offered by American Express Financial Advisors Inc. to help you transfer money from a bank or thrift CD account to American Express Financial Advisors Inc. investments. To be eligible for this rate, you must transfer at least $10,000 from a CD account to IDSC to purchase one or more IDS Cash Reserve Certificates and/or IDS Flexible Savings Certificates, and this rate will only apply to those certificates.

Promotions and pricing flexibility: From time to time, IDSC may sponsor or participate in promotions involving one or more of the certificates and their respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Company or its affiliates. Rates also may vary depending on the amount you invest, your geographic location and whether the certificate is purchased for an IRA or qualified retirement plan account.

These promotions will generally be for a specified period of time. If we offer a promotion, the rates for new purchases will be within the range of rates described under "Rates for new purchases," above.

Rates for future terms: Interest on your certificate for future three-month terms may be greater or less than the rates you receive during the first three months. In setting future rates, a primary consideration will be the prevailing investment climate, including three-month CD rates as reflected in the BRM Average.
PAGE 74
Nevertheless, we have complete discretion as to what interest shall be declared beyond the initial three-month term. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another similar index as a guide for setting rates.

Performance: From February 1992 through February 1997, IDS Cash Reserve yields were generally higher than average bank and thrift three-month CD yields, as measured by the BRM Average (prior to January 13, 1993, yields were measured by the BRM National Index, an average of CD yields in 10 cities).

          Yields from February 1992 through February 1997
8%                      _____ IDS Cash Reserve Certificate
                        ..... Money Market Deposit Account
6%                      ***** Certificate of Deposit - Three Month

4%        Three lines comparing the yields for IDS Cash Reserve
          Certificate versus money market deposit accounts and
2%        three-month certificates of deposit, with IDS Cash
          Reserve's line generally above the other two.

     91       92       93       94       95       96

This graph compares past yields offered on IDS Cash Reserve
Certificate to those of three-month CDs and money market deposit accounts and should not be considered a prediction of future performance.

How to invest and withdraw funds

Buying your certificate

Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for new purchases." See "Purchase policies" below.

Additional investments

You may make additional investments at any time. Additional investments must be at least $50 and your total investment, less withdrawals, may not exceed $1 million (unless you receive prior authorization from IDSC to invest more). You will earn interest on additional investments from the date we accept them. IDSC will send a confirmation of additional investments.

Important: When opening an account, you must provide IDSC with your correct Taxpayer Identification Number (Social Security or
Employer Identification Number).  See "Taxes on your earnings."

PAGE 75
Purchase policies:

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o You have 15 days from the date of purchase to cancel your investment without penalty by either writing or calling the Client Service Organization at the address or phone number on the back of this prospectus. If you decide to cancel your certificate within this 15-day period you will not earn any interest.

o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks with the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest.

o IDSC has complete discretion to determine whether to accept an application and sell a certificate.

o    You must maintain a balance of at least $1,000 in your Cash
     Reserve Certificate account unless you are using an authorized systematic pay-in or payout arrangement. If you use a scheduled pay-in arrangement, your minimum balance requirement is $50.

o If you make no investments for a period of at least six consecutive months and your principal is less than $1,000, we will send you a notice of our intent to cancel the certificate. After the notice, if an investment is not made within 60 days your certificate will be canceled, and we will send you a check for its full value.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement plans: special policies."

                  Three ways to make investments
1
By scheduled investment plan

Contact your financial advisor to set up one of the following scheduled plans for monthly investments:

o bank authorization (automatic deduction from your bank account)
o    automatic payroll deduction
o    direct deposit of social security check
o    other plan approved by IDSC
o    monthly minimum investment must be $50

PAGE 76
To cancel a bank authorization, you must instruct IDSC in writing or over the phone. We must receive notice at least three business days before the date funds would normally be withdrawn from your bank account.

2
By mail

For monthly or lump sum investments, send your check along with your name and account number to:

Regular mail:                       Express mail:
American Express Financial          American Express Financial
Advisors Inc.                       Advisors Inc.
Client Service Organization         Client Service Organization
IDS Tower 10                        733 Marquette Ave.
Minneapolis, MN  55440-0010         Minneapolis, MN  55402

3
By wire

If you have an established account, you may wire money to:

Norwest Bank Minneapolis
Routing No. 091000019
Minneapolis, MN
Attn:  Domestic Wire Dept.

Give these instructions: Credit IDS Account #00-30-015 for personal account # (your account number) for (your name).

If this information is not included, the order may be rejected and all money received, less any costs AEFC incurs, will be returned promptly.

o    Minimum amounts each wire investment:  $1,000.

o Wire orders can be accepted only on days when your bank, AEFC, IDSC and Norwest Bank Minneapolis are open for business.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o    Bank wire purchases are not sent until the next business day.

o Wire investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m.
     Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o IDSC, AEFC and its other subsidiaries are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o    You must pay any fee the bank charges for wiring.

PAGE 77
Full and partial withdrawals

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k), or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS penalty taxes.

o Complete withdrawal of your certificate is made by giving us proper instructions.

To complete these transactions, see "Two ways to request a withdrawal or transfer."

o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.

o Interest payments in cash may be sent to you at the end of each certificate month, quarter, or on a semiannual or annual basis.

o Scheduled partial withdrawals may be sent to you monthly, quarterly, semiannually or annually. The minimum withdrawal amount is $50.

o Withdrawals before the end of the certificate month will result in loss of interest on the amount withdrawn. You'll get the best result by timing a withdrawal at the end of the certificate month.

o Withdrawals that reduce your certificate's principal below a break point for a lower interest rate will cause the remaining principal to earn the lower interest rate for the rest of the term from the date of the withdrawal.

o You may not make a withdrawal from your certificate if that withdrawal causes your balance to fall below $1,000 unless you are making bank authorization or payroll deduction payments or taking systematic payments from your certificate. In these instances, the remaining balance will earn the lower interest rate in effect for balances of less than $1,000.

When your certificate term ends

Shortly before the end of your certificate's term we will send you a notice indicating the interest rate that will apply to the new term. Unless you tell us otherwise, your certificate will automatically continue for another term. The interest rate that will apply to your new term will be the rate in effect on the day the new term begins. This rate of interest will not be changed during that term unless your certificate's principal falls below a break point for a lower interest rate.

PAGE 78
Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. A check may be mailed earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

Transfers to other accounts

You may transfer part or all of your certificate to any other IDS certificate or into another new or existing American Express
Financial Advisors Inc. account that has the same ownership
(subject to any terms and conditions that may apply).

Two ways to request a withdrawal or transfer

1
By phone

o Call the Client Service Organization at the telephone numbers listed on the back cover between 8 a.m. and 6 p.m. your local time.

o    Maximum phone request:  $50,000.

o    Transfers into an American Express Financial Advisors Inc.
     account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone request believed to be authentic and will use reasonable procedures to confirm that it is. This includes asking identifying questions and tape recording telephone calls. If reasonable procedures are not followed, IDSC or AEFC will be liable for any loss resulting from fraudulent requests.

You may request that telephone withdrawals not be authorized from your account by writing the Client Service Organization.

PAGE 79
2
By mail

Send your name, account number and request for a withdrawal or transfer to:

Regular mail:
American Express Financial Advisors Inc.
Client Service Organization
IDS Tower 10
Minneapolis, MN  55440-0010

Express mail:
American Express Financial Advisors Inc.
Client Service Organization
733 Marquette Ave.
Minneapolis, MN  55440-0010

Written requests are required for:

o    Transactions over $50,000.

o Pension plans and custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another American Express Financial Advisors Inc. account with different ownership (all current registered owners must sign the request).

Three ways to receive payment when you withdraw funds

1
By regular or express mail

o Mailed to address on record; please allow seven days for mailing.

o    Payable to name(s) you requested.

o You will be charged a fee if you request express mail delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, the fee is deducted from the proceeds of the withdrawal.

2
By wire

o    Minimum wire withdrawal:  $1,000.

o    Request that money be wired to your bank.

o    Bank account must be in same ownership as IDSC account.

PAGE 80
o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.

o A service fee, if any, may be deducted from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

3
By electronic transfer

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o    No charge.

o    Deposited electronically in your bank account.

o    Allow two to five business days from request to deposit.

Retirement plans: special policies

o If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of this certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's individual account under the plan is administered. These terms may differ from the terms of the certificate.

o If your certificate is held in a Custodial Retirement Plan (or Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to the rules outlined in the Custodial Retirement Plan document.

o The annual custodial fee for IRA or non-401(k) qualified retirement plans may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a $50 termination fee will apply.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 59 1/2 or upon the owner's death.

PAGE 81
Transfer of ownership

While this certificate is not negotiable, IDSC will transfer ownership upon written notification to our Client Service Organization. However, if you have purchased your certificate for an IRA, 401(k) plan or other qualified retirement plan, you may be unable to transfer or assign the certificate without losing the account's favorable tax status. Please consult your tax advisor.

For more information

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your American Express financial advisor or call the Client Service Organization at the telephone numbers listed on the back cover.

Taxes on your earnings

Interest on your certificate is taxable when credited to your account. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form
1099). Withdrawals are reported to the certificate account owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Retirement accounts

If you are using the certificate as an investment for an IRA, 401(k) plan account or other qualified retirement plan account, income tax rules for your IRA or qualified plan apply. Generally, you will pay no income taxes on your investment's earnings--and, in many cases, on part or all of the investment itself--until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to. IDSC is required to withhold federal income taxes of 20% on most other qualified plan distributions, unless the distribution is directly rolled over to another qualified plan or IRA.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply. Also, withdrawals of principal during a certificate month may be subject to the certificate's provision for loss of interest.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform
Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by PAGE 82 children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your Taxpayer Identification Number (TIN) and backup withholding:
As with any financial account you open, you must list your current and correct Taxpayer Identification Number (TIN)--either your Social Security or Employer Identification Number. The TIN must be certified under penalties of perjury on your application when you open an account with IDSC.

If you don't provide the TIN to IDSC, or the TIN you report is incorrect, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o    a $50 penalty for each failure to supply your correct TIN;
o a civil penalty of $500 if you make a false statement that results in no backup withholding; and
o    criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN

                                 Use the Social Security or
For this type of account:        Employer Identification Number of:

Individual or joint account      The individual or individuals
                                 listed on the account

Custodian account of a minor     The minor
(Uniform Gifts/Transfers to
Minors Act)

A living trust                   The grantor-trustee (the person
                                 who puts the money into the trust)

An irrevocable trust, pension    The legal entity (not the personal
trust or estate                  representative or trustee, unless
                                 no legal entity is designated in
                                 the account title)

Sole proprietorship              The owner

Partnership                      The partnership

Corporate                        The corporation

Association, club or             The organization
tax-exempt organization

For details on TIN requirements, ask your financial advisor or local American Express Financial Advisors Inc. office for federal
Form W-9, "Request for Taxpayer Identification Number and
Certification".

Foreign investors

If you are not a citizen or resident of the United States, you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate, and you must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

Interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate.
The statement must be in a form satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is given on the basis of current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor regarding their own position.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

PAGE 84
How your money is used and protected

Invested and guaranteed by IDSC

The IDS Cash Reserve Certificate is issued and guaranteed by IDSC, a wholly owned subsidiary of AEFC. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $3.5 billion and a net worth in excess of $194 million on Dec. 31, 1996.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

     o    interest to certificate owners; and

     o various expenses, including taxes, fees to AEFC for advisory and other services and distribution fees to American Express Financial Advisors Inc.

For a review of significant events relating to our business, see
"Management's discussion and analysis of financial condition and results of operations." Our certificates are not rated by a national rating agency.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Cash Reserve Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (It is a face-amount certificate -- not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1996, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $151 million.

Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1996:

PAGE 85
Type of investment           Net amount invested

Corporate and other bonds            38%
Government agency bonds              31
Preferred stocks                     20
Mortgages                             6
Cash and cash equivalents             3
Municipal bonds                       2

As of Dec. 31, 1996, about 93% of our securities portfolio
(including bonds and preferred stocks) is rated investment grade.
For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1996 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter under federal securities laws.

Borrowing money -
From time to time we have established a line of credit if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these PAGE 86 agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration.

When-issued securities-
Some of our investments in debt securities are purchased on a when-issued basis. It may take as long as 45 days or more before these securities are issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however, can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

PAGE 87
Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

Certain investment considerations

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to the ability of a company to pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's Portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B-by Moody's Investors Service, Inc. or Standard & Poor's.
Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.

As of Dec. 31, 1996, IDSC held about 7% of its investment portfolio (including bonds, preferred stocks, mortgages and cash equivalents) in investments rated below investment grade.

When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative.

How your money is managed

Relationship between IDSC and American Express Financial
Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. IDSC and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1996, AEFC managed investments, including its own, of more than $149 billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 175 offices and more than 7,800 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express
Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express
     Travel Related Services Company, Inc. and its subsidiaries);
     and

o international banking services (through American Express Bank Ltd. and its subsidiaries including American Express Bank
     International).

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of Dec. 31, 1996, IDSC had issued (in face amount)
$13,327,949,715 of installment certificates and $15,788,445,077 of single payment certificates.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o    providing investment research;
o    making specific investment recommendations; and
o executing purchase and sale orders according to our policy of obtaining the best price and execution.

PAGE 89
All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets
(included assets).

Advisory and services fee computation:

Included assets            Percentage of total book value

First $250 million                    0.75%
Next 250 million                      0.65
Next 250 million                      0.55
Next 250 million                      0.50
Any amount over 1 billion             0.45

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an advisory or service fee.

Advisory and services fee for the past three years:

                                  Percentage of
Year        Total fees            included assets
1996        $16,989,093               0.50%
1995        $16,472,458               0.50
1994        $13,565,432               0.51

Estimated advisory and services fees for 1997 are $16,621,000.

Other expenses payable by IDSC:  The Investment Advisory and
Services Agreement provides that we will pay:

o costs incurred by us in connection with real estate and mortgages;
o    taxes;
o    depository and custodian fees;
o    brokerage commissions;
o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;
o fees and expenses of our directors who are not officers or employees of AEFC;
o provision for certificate reserves (interest accrued on certificate owner accounts); and
o expenses of customer settlements not attributable to sales function.

PAGE 90
Distribution

Under a Distribution Agreement with American Express Financial
Advisors Inc., we pay for the distribution of this certificate, effective April 30, 1997, as follows:

o 0.20% of the initial payment on the issue date of the certificate; and
o 0.20% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

This fee is not assessed to your certificate account.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $29,971,960 during the year ended Dec. 31, 1996. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $30,806,000 during 1997.

See Note 1 to Financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays commissions to its financial advisors and pays other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc. or IDSC, approved this distribution agreement.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;
o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and
o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's directors, chairman, president and controller are elected annually for a term of one year. The other executive officers are appointed by the president.

We paid a total of $37,000 during 1996 to directors not employed by AEFC.

PAGE 91
Board of directors

David R. Hubers*
Born in 1943.  Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929.  Director since 1989.
Director, Communications Holdings, Inc. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Richard W. Kling*
Born in 1940.  Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Edward Landes
Born in 1919.  Director since 1984.
Development consultant. Director of IDS Life Insurance Company of New York. Director of Endowment Development, YMCA of Metropolitan Minneapolis. Vice president for Financial Development, YMCA of Metropolitan Minneapolis from 1985 through 1995. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck, Ph.D.
Born in 1926.  Director since 1987.
Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills, Inc. since 1968. Retired 1988.

James A. Mitchell*
Born in 1941.  Director since 1994.
Chairman of the board of directors from 1994 to 1996. Executive vice president - Marketing and Products of AEFC since 1994. Senior vice president - Insurance Operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916.  Director since 1968.
Engineering, manufacturing and management consultant since 1978.

Gordon H. Ritz
Born in 1926.  Director since 1968.
Director, Mid-America Publishing and Atrix International, Inc.
Former president, Com Rad Broadcasting Corp.  Former director,
Sunstar Foods.

Stuart A. Sedlacek*
Born in 1957.  Director since 1994.
President since 1994. Vice president - Assured Assets of AEFC since 1994. Vice president and portfolio manager from 1988 to 1993. Executive vice president - Assured Assets of IDS Life
Insurance Company since 1994.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Stuart A. Sedlacek
Born in 1957.  President since 1994.

Morris Goodwin Jr.
Born in 1951.  Vice president and treasurer since 1989.
Vice president and corporate treasurer of AEFC since 1989. Chief financial officer and treasurer of American Express Trust Company from 1988 to 1989.

Timothy S. Meehan
Born in 1957.  Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc.
since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951.  Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957.  Vice president and controller of IDSC since 1994.
Manager of Investment Accounting of IDS Life Insurance Company from
1986 to 1994.

Bruce A. Kohn
Born in 1951.  Vice president and general counsel since 1993.
Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937.  Vice president - Real Estate Loan Management since
1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed
in the Act and is therefore unenforceable.
PAGE 93
Auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended
Dec. 31, 1996.  These statements are included in this prospectus.
Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

Other certificates issued by IDSC: Your American Express financial advisor can give you more information on five other certificates issued by IDSC. These certificates offer a wide range of investment terms and features.

IDS Flexible Savings Certificate - A single payment certificate that permits additional investments and on which IDSC guarantees interest in advance for a term of six, 12, 18, 24, 30 or 36 months.

IDS Installment Certificate - An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

IDS Preferred Investors Certificate - A single payment certificate that combines a competitive fixed rate of return with IDSC's guarantee of principal for large investments of $250,000 to $5 million.

IDS Stock Market Certificate - A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with IDSC's guarantee of return of principal.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

PAGE  95
(Back Cover)

Quick telephone reference

Client Service Organization/Transaction Line
Withdrawals, transfers, inquiries

National/Minnesota:  800-437-3133
Mpls./St. Paul area: 612-671-3800

TTY Service
For the hearing impaired
800-846-4293

American Express Easy Access Line
Current rate information.

National/Minnesota:  800-272-4445
Mpls./St. Paul area: 612-671-1630

Account value, cash transaction information (automated response, TouchtoneR phones only)

National/Minnesota:  800-862-7919
Mpls./St. Paul area: 800-862-7919

IDS Cash Reserve Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

Distributed by American Express Financial Advisors Inc.

PAGE  96
IDS Installment Certificate
Prospectus
April 30, 1997

Earn attractive rates while you build your savings.

IDS Installment Certificates are issued by IDS Certificate Company
(IDSC). You can purchase this certificate with monthly investments of at least $50 but not more than $5,000 (unless you receive prior authorization from IDSC to invest more). Your principal is guaranteed by IDSC. Your certificate earns interest, which is declared every three months, guaranteed for a three-month period and compounded monthly. In addition, you may receive bonus interest payments if you make regular investments for specified periods. Your certificate matures 10 years from its issue date.

As is the case with other investment companies, these securities have not been approved or disapproved by the securities and exchange commission or any state securities commission, nor has the securities and exchange commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed by IDSC's investments on deposit rather than guaranteed or insured by the government or someone else. See "Invested and guaranteed by IDSC" and "Regulated by government" under "How your money is used and protected."

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, backed or guaranteed or endorsed by any bank or financial institution nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

This prospectus describes terms and conditions of your IDS Installment Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Installment Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

IDS Certificate Company
IDS Tower 10
Minneapolis, MN  55440-0010
800-437-3133 (toll free) or (612) 671-3800
(Minneapolis/St. Paul area)

TTY numbers:
800-846-4293 (toll free) or (612) 671-1630
(Minneapolis/St. Paul area)

An American Express company

Web site address: http://www.americanexpress.com/advisors

PAGE  97
Where to get information about IDSC

IDS Certificate Company is subject to the reporting requirements of the Securities Exchange Act of 1934. Reports and other information on IDSC are filed with the Securities and Exchange Commission (SEC) and are available on the SEC Internet web site (http://www.sec.gov). Copies can be obtained from the Public Reference Section of the SEC, 450 5th St., N.W., Washington, D.C. 20549, at prescribed rates. Or you can inspect and copy information in person at the SEC's Public Reference Section and at the following regional offices:

Northeast Regional Office
7 World Trade Center, Suite 1300
New York, NY  10048

Midwest Regional Office
500 West Madison St. Suite 1400
Chicago, IL  60661

Pacific Regional Office
5670 Wilshire Blvd., 11th Floor
Los Angeles, CA  90036

Initial interest rates

IDSC guarantees a fixed rate of interest for each three-month period during the life of your certificate. The rate for your first three months will be within a specified range of the average rate for bank money market accounts published in the most recent BANK RATE MONITOR Top 25 Market AverageTM, North Palm Beach, FL 33408, as explained under "About the certificate," below.

Here are the interest rates in effect on the date of this prospectus, April 30, 1997:

Simple interest rate                            2.96
Effective annualized yield*                     3.00
*Assuming monthly compounding.

These rates may or may not be in effect when you apply to purchase your certificate. Rates for later three-month periods are set at the discretion of IDSC and may also differ from the rates shown here.

We reserve the right to issue other securities with different terms.

PAGE  98
Contents

Table of contents

About the certificate                                       p
Investment amounts                                          p
Face amount and principal                                   p
Value at maturity                                           p
Receiving cash during the term                              p
Interest                                                    p
Rates for new purchases                                     p
Bonus payments                                              p
Calculating your bonus                                      p

How to invest and withdraw funds                            p
Buying your certificate                                     p
Two ways to make monthly investments                        p
Full and partial withdrawals                                p
Transfers to other accounts                                 p
Two ways to request a withdrawal or transfer                p
Three ways to receive payment when you withdraw funds       p
Retirement plans: special policies                          p
Withdrawal at death                                         p
Transfer of ownership                                       p
For more information                                        p

Taxes on your earnings
Retirement accounts                                         p
Gifts to minors                                             p
How to determine the correct TIN                            p
Foreign investors                                           p
Trusts                                                      p

How your money is used and protected
Invested and guaranteed by IDSC                             p
Regulated by government                                     p
Backed by our investments                                   p
Investment policies                                         p
Certain investment considerations                           p

How your money is managed
Relationship between IDSC
  and American Express Financial Corporation                p
Capital structure and certificates issued                   p
Investment management and services                          p
Distribution                                                p
Employment of other American Express affiliates             p
Directors and officers                                      p
Auditors                                                    p

Appendix                                                    p

PAGE  99
Annual financial information
Summary of selected financial information                   p
Management's discussion and analysis of financial
  condition and results of operations                       p
Report of independent auditors                              p

Financial statements                                        p

Notes to financial statements                               p

PAGE  100
About the certificate

Investment amounts

IDSC offers the IDS Installment Certificate for scheduled monthly purchase payment installments of at least $50 but not more than $5,000 payable in U.S. currency. You may also make additional lump-sum investments in any amount, as long as these investments plus your scheduled payments over the life of the certificate do not total more than $600,000.

The certificate may be used as an investment for your Individual
Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

Face amount and principal

The face amount of your certificate is the total of your scheduled monthly investments during its 10-year life. The minimum face amount is $6,000 or the total of 120 monthly investments of $50 each. Your maximum face amount cannot exceed $600,000. Your principal is the amount you actually invest over the life of the certificate, less any withdrawals of your investments, and penalties and fees. It is guaranteed by IDSC.

Value at maturity

Your certificate matures 10 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your actual investments, plus credited interest not paid to you in cash and any bonus payments, less withdrawals, penalties and fees.

Receiving cash during the term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to invest and withdraw funds."

Interest

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date).

IDSC declares and guarantees a fixed rate of interest for each three month term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

     o applying the interest rate then in effect to your balance each day;

PAGE  101
     o    adding these daily amounts to get a monthly total; and

     o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

Rates for new purchases

When your application is accepted, and we have received your initial investment, we will send you a confirmation showing the rate that your investment will earn for the first three-month period. IDSC guarantees that this rate will be within a range from 25 basis points (0.25%) below to 75 basis points (0.75%) above the average interest rate for bank money market deposit accounts published in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average) on the first day of the period the rate is declared for. For example, if the average rate most recently published is 2.75%, our rate in effect for a one-week period beginning on the Wednesday after that publication would be between 2.50 and 3.50%. (Bank money market deposit accounts are government insured.)

The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service Inc. has no connection with IDSC, American Express Financial Corporation (AEFC), or any of their affiliates.

The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM average are government insured fixed-rate time deposits.

The BANK RATE MONITOR may be available in your local library. To obtain information on the current BRM Average rates, call the Client Service Organization at the telephone numbers listed on the back cover between 8 a.m. and 6 p.m. your local time.

Rates for new purchases are reviewed and may change weekly.
Normally, the rate you receive will be the higher of:

     o    the rate in effect on the date of your application; or

     o the rate in effect on the date your application is accepted by IDSC.

However, if your application bears a date more than seven days before its receipt by IDSC, the rate you receive will be the higher of:

     o the rate in effect on the date your application is accepted by IDSC; or

     o    the rate in effect seven days prior to receipt.

PAGE  102
Active or retired American Express employees, IDSC directors, American Express financial advisors, their immediate families and any U.S. employee of any affiliated company of IDSC are guaranteed an initial rate 75 basis points above the rate offered to the general public, reflecting the lower distribution costs associated with such sales.

Rates for future periods: Interest on your certificate for future three-month periods may be greater or less than the rates you receive during the first three months. In setting future interest rates, a primary consideration will be the prevailing investment climate, including bank money market deposit account average rates as reflected in the BRM Average. Nevertheless, we have complete discretion as to what interest shall be declared beyond the initial three-month period. At least six days in advance of each three-month period, we will send you notice of the rate that your certificate will earn for that period. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

Promotions and pricing flexibility: From time to time, IDSC may sponsor or participate in promotions involving one or more of the certificates and their respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by American Express Company or its affiliates.

We also may offer different rates based on your amount invested, maturity selected, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

These promotions will generally be for a specified period of time. If we offer a promotion, rates will be within the range of rates described under "Rates for new purchases," above.

Performance: From February 1992 through February 1997, IDS Installment certificate yields were generally higher than average bank money market deposit accounts and Super Now accounts, as measured by the BRM Average (prior to Jan. 13, 1993, yields were measured by the BRM National IndexTM, an average of CD yields in 10 cities).



Yields from February 1992 through February 1997

                                 ____ IDS Installment Certificate
                                 ....  Money Market Deposit Account
                                 ****  Super Now Account
6%


4%   Three lines comparing the yields for IDS Installment
     Certificate against those of money market and Super Now
     Accounts with Installment's yield generally above the other two lines.
2%
     91          92          93          94          95          96

PAGE  103
The graph compares past yields and should not be considered a prediction of future performance. The Installment Certificate's yields reflect its former policy, in effect through April 1992, of compounding interest rates each calendar quarter. Monthly compounding is reflected from February 1992 through February 1997.

Bonus payments

If you meet our requirements for your investments, IDSC will pay you a monthly bonus for a period of time. Your bonus will be a percentage of your weighted average monthly investment (WAMI).
This percentage may increase from time to time if you continue to meet our requirements, including maintaining a minimum balance. These requirements are set out in the table below. All the periods of 12 months mentioned in the table must begin and end on the date we issue your certificate or an annual anniversary of that date.

To be eligible for this bonus      You must meet these
for 12 months:                     requirements:

5% annualized bonus payment on     During a 12-month period, you
your WAMI                          must make one or more payments
                                   totaling at least $600.  In a
                                   subsequent 12-month period, you
                                   must make payments totaling at
                                   least an additional $600, for a
                                   total principal amount invested
                                   of $1,200, not including
                                   interest.  The two 12-month
                                   periods do not have to be
                                   consecutive.  Further, the first
                                   12-month period does not have to
                                   be the year beginning with your
                                   first investment.  This bonus
                                   may be earned in any certificate
                                   year from your second through
                                   your ninth certificate year.

8% annualized bonus payment on     During a 12-month period
your WAMI                          subsequent to your qualification
                                   for the 5% annualized bonus
                                   payments, you must make one or
                                   more payments totaling at least
                                   $600 for a total principal
                                   amount invested of $1,800 not
                                   including interest.  This bonus
                                   may be earned in any certificate
                                   year from your third year
                                   through your ninth certificate
                                   year.

PAGE  104
10% annualized bonus payment on    During a 12-month period
your WAMI                          subsequent to your qualification
                                   for the 8% annualized bonus
                                   payments, you must make one or
                                   more payments totaling at least
                                   $600 for a total principal
                                   amount invested of $2,400, not
                                   including interest.  This bonus
                                   may be earned in any certificate
                                   year from your fourth year
                                   through your ninth certificate
                                   year.

20% annualized bonus payment on    During a 12-month period
your WAMI                          subsequent to your qualification
                                   for the 10% annualized bonus
                                   payments, you must make one or
                                   more payments totaling at least
                                   $600 for a total principal
                                   amount invested of $3,000, not
                                   including interest.  This bonus
                                   may be earned in any certificate
                                   year from your fifth year
                                   through your ninth certificate
                                   year.

The rate in the remaining years following attainment of the 20% bonus is comparable to a fixed rate investment. It may be obtained as soon as your seventh certificate year or as late as your tenth certificate year.

Bonus payments are credited to your account at the end of each certificate month. They immediately become part of your balance and begin to earn interest.

The illustrations below show the cumulative effect of bonus payments on a hypothetical investment. Suppose you invest $100 per month, receive interest at a constant rate of 2.96% (an effective annual yield of 3.00%, assuming a Jan. 1 purchase) and make no additional lump-sum investments and no withdrawals. (The rate and yield are for illustration only and may not be in effect when you purchase your certificate.) Your interest, balance and average annual yield would increase as follows:

PAGE  105
Installment Certificate Example

$8,000                  *** Amount Paid In
                        ... Interest
                        --- Bonus

$6,000



$4,000



$2,000         Graph shows the effect of cumulative interest and
               bonus earned on an account from zero through 72
               months.
     6   12   18   24   30   36   42   48   54   60   66   72

Installment Certificate example

                              Without bonus                     Added by bonus           Total with bonus

                Cumulative     Cumulative     Balance      Cumulative    Cumulative    Balance      Average
                investments    interest on                 bonus         interest                   annual
                               investment                                on bonus                   yield*
1st year end    $1,200.00      $ 19.42        $1,219.42    $  0.00       $  0.00       $1,219.42    3.00%
2nd year end     2,400.00        75.42         2,475.42       0.00          0.00        2,475.42    3.00
3rd year end     3,600.00       169.11         3,769.11      60.00          0.97        3,830.08    4.06
4th year end     4,800.00       301.62         5,101.62     156.00          4.35        5,261.97    4.54
5th year end     6,000.00       474.11         6,474.11     276.00         11.10        6,761.21    4.72
6th year end     7,200.00       687.78         7,887.78     516.00         23.60        8,427.38    5.18

* Average from date of issue to end of year indicated.

Important: The increase in yield that you receive from bonus payments may be more or less than in the example, depending upon interest rates during the years following issue of your certificate. If actual interest rates are higher than in the example, the effect of the bonus will be less. For example, at a 7.00% interest rate, bonus payments would raise the certificate's average annual yield from issue through year six by 2.06%, compared to 2.18% (5.18 - 3.00) in the example. If actual interest rates are lower than in the example, the increase in the average annual yield would be somewhat more than 2.18%.

Calculating your bonus

To determine your bonus we:

     o first calculate your average monthly investment over the life of your certificate, weighting it to reflect the amount of time each dollar has been invested (your weighted average monthly investment). Money invested early is given more weight than money invested later.

     o then calculate your monthly bonus as a specified percentage of your weighted average monthly investment.

PAGE  106
Here is an example to illustrate the two calculations: Suppose you make 24 consecutive monthly investments - $100 per month for the first six months and $150 per month thereafter (a total of $3300).

                      Calculating your bonus

1.   Calculate the weighted value of each month's investment.

     Multiply the amount invested ($100) by the number of months it is held - 24 months for the first $100, 23 months for the second, etc. Example: Amount invested in month 1 is $100.
     The investment will be held 24 months. $100 x 24 months = $2,400 monthly weighted value.

Month    Investment  x  Months held  =  Weighted value

 1       $  100            24            $ 2,400
 2          100            23              2,300
 3          100            22              2,200
 4          100            21              2,100
 5          100            20              2,000
 6          100            19              1,900
 7...       150            18...           2,700
24          150             1                150

SUM      $3,300           300            $38,550
               Total amount invested over 24 months

2.   Add the weighted values:  $2,400 + $2,300 + $2,200 + ...$150 =
     $38,550 is the total weighted value of the investment.

3.   Add the number of months held:  24 + 23 + 22 + ...1 = 300.
     300 is the total number of months the investment is held.

4. Divide the total weighted value of the investment (step 2) by the total number of months the investment is held (step 3):
     $38,550 / 300 = $128.50 is your weighted average monthly investment (WAMI) at the end of 24 months.

5. Multiply your WAMI by the applicable bonus percentage (5% in the third year): 5% of $128.50 = $6.43. $6.43 is your bonus payment each month in year three, a total of $77 for the year.

Here is another example: Suppose you make one investment of $600 in the first month then your next investment is $600 in the 24th monty (a total of $1,200).

                      Calculating your bonus

1.   Calculate the weighted value of each month's investment.

     Multiply the amount invested ($600) by the number of months it is held. Example: Amount invested in month 1 is $600. The investment will be held 24 months. $600 x 24 months = $14,400 monthly weighted value.

PAGE  107
Month    Investment     Number of         Weighted
         Amount         Months held       Value

 1       $  600            24            $ 14,400
 2            0            23                   0
 3            0            22                   0
 4            0            21                   0
 5            0            20                   0
 6            0            19                   0
 7...         0            18...                0
24          600             1                 600

SUM      $1,200           300             $15,000

               Total amount invested over 24 months

2.   Add the weighted values:
     $14,400 + $0 + ... $600 = $15,000
     $15,000 is the total weighted value of the investment.

3.   Add the number of months held:
     24 + 23 + 22 + ...1 = 300.
     300 is the total number of months the investment is held.

4. Divide the total weighted value of the investment (step 2) by the total number of months the investment is held (step 3):
     $15,000 / 300 = $50 is your weighted average monthly investment (WAMI) at the end of 24 months.

5. Multiply your WAMI by the applicable bonus percentage (5% in the third year): 5% of $50 = $2.50. $2.50 is your bonus payment each month in year 3, a total of $30 for the year.

This procedure is repeated in months 36, 48 and 60 to calculate your weighted average monthly investment from issue through years three, four and five, respectively, assuming you maintain your regular monthly payments. These weighted averages are then multiplied by the applicable percentages - 8%, 10% and 20% - to determine monthly bonus payments for years four, five and six, respectively.

Effect of partial withdrawals: If you withdraw part of your principal, you will not receive credit toward a bonus for the sum(s) you withdraw or at all, since you would not qualify for the bonus for the year if the value drops below the required amount at the required time. In effect, you reduce the size of the bonus you are eligible to receive. This is because removing principal will reduce the weighted value of your investment. The weighted value will decrease in proportion to the amount of principal you withdraw. Using the example above, if you withdrew $1,000 of the principal before the end of the 24th month, your total investment would decrease by 30.3% ($1,000/3,300=.303); therefore the reduction factor you will use to figure out the amount of your reduced bonus is .303.

PAGE  108
To figure out how much your bonus will be, follow these steps:

1. Multiply the original total weighted value (see original example) of your investment by the reduction factor calculated above.
     $38,550 x .303 = $11,680.65.

2. Subtract the number calculated in Step 1 from the original total weighted value of your investment.
     $38,550 - 11,680.65 = $26,869.35.

     The new weighted value of your investment after making the $1,000 withdrawal is $26,869.35.

3. Divide the new weighted value of your investment by the total number of months held (300 in this example).
     $26,869/300 = $89.56.

     Your new weighted average monthly investment (WAMI) is $89.56.

4. Multiply the new WAMI by the applicable bonus percentage. In this example, 5% is the bonus because that is the amount on the third year bonus.
     $89.56 x .05 = $4.48, or $53.76 total bonus for the year.

Withdrawals may also affect your eligibility for bonus payments. To remain eligible your balance at the end of a relevant 12 month period must be at least equal to the amount set out in the table under "Bonus payments" above. You will become ineligible if withdrawals reduce your balance below this level at the end of a relevant 12 month period.

Other eligibility policies: If you have not made the required minimum investments specified earlier, you may not receive bonus payments in the year bonuses would otherwise be paid. But you may become eligible during the next bonus period by making the required investments in the next year. For example, assume that you make the required investments for the first 24 months and receive bonus payments in the third year. But during the third year, you make payments of only $400 so the total principal invested is $1,600 instead of the required $1,800. In that case, you would not receive the bonus payments that would normally be made in the fourth year. However, if you make all your regular monthly investments in the fourth year, and your account principal balance reaches the required equivalent of 36 investments of $50 per month ($1,800 at the end of the fourth year), then you would qualify for 8% bonus payments in year five, based on the new weighted average monthly investment.

Interest rate from years seven through 10: This may be as soon as year seven or as late as year ten. A rate will be declared during the next month in which you receive a bonus payment and will be guaranteed by IDSC for a three-month period starting in the next month. Thereafter, the rate will be declared every three months and guaranteed by IDSC for three-month periods.

PAGE  109
How to invest and withdraw funds

Buying your certificate

Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and showing the rate of interest for your first three months as described under "Rates for new purchases," above. See "Purchase policies" below.

Important: When opening an account, you must provide IDSC with your correct Taxpayer Identification Number (Social Security or
Employer Identification Number).  See "Taxes on your earnings."

Purchase policies:

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o You have 15 days from the date of purchase to cancel your investment without penalty by either writing or calling the Client Service Organization at the address or phone number on the back of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest.

o IDSC has complete discretion to determine whether to accept an application and sell a certificate.

o If you make no investments for a period of at least six consecutive months and your principal is less than $500, we may send you a notice of our intent to cancel the certificate. After the notice, if an investment is not made within 60 days, your certificate will be canceled, and we will send you a check for its full value.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement plans: special policies."

PAGE  110
Two ways to make monthly investments

1
By scheduled investment plan

Contact your financial advisor to set up one of the following scheduled plans:

o bank authorization (automatic deduction from your bank account)

o    automatic payroll deduction

o    direct deposit of Social Security check

o    other plan approved by IDSC

To cancel a bank authorization, you must instruct IDSC in writing or over the phone. We must receive notice at least three business days before the date funds would normally be withdrawn from your bank account. Bank authorizations will automatically be stopped at maturity or full withdrawal.

2
By mail

Send your check along with your name and account number to:

Regular mail:                   Express mail:
American Express Financial      American Express Financial
Advisors Inc.                   Advisors Inc.
Client Service Organization     Client Service Organization
IDS Tower 10                    733 Marquette Ave.
Minneapolis, MN  55440-0010     Minneapolis, MN  55402

Full and partial withdrawals

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. However:

     o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.

     o Full and partial withdrawals of principal in the first three years are subject to penalties, described below.

     o You may not make a partial withdrawal if it would reduce your certificate balance to less than $250. If you request such a withdrawal, we will contact you for revised instructions.

     o As noted earlier, withdrawals during the first six years will affect the amount of your bonus payments and may make you ineligible for a bonus. If you do not receive all your bonus payments in the first six years, future withdrawals also may affect the amount of your bonus payments. See "Bonus payments."

Penalties for early withdrawal: If you withdraw money within three years after the certificate was purchased, you will pay a penalty of 2% of the principal withdrawn. The 2% penalty is waived upon death of the certificate owner. We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions. See "Retirement plans: special policies" below.

When you request a full or partial withdrawal, we pay the amount you request:

     o first from interest and bonus payments credited to your account;

     o    then from the principal of your certificate.

For example, suppose this is your balance at the end of the second year:

     Total investments                       $7,200.00
     Interest and bonus credited             $  488.61
     Total balance                      $7,688.61

If you request a $1,000 check, we would withdraw funds in this order:

     Credited interest and bonus             $  488.61
     Withdrawal of principal                 $  511.39
     Total requested withdrawal              $1,000.00

In addition, we would have to withdraw funds to cover the full withdrawal penalty:

     Principal withdrawn                $  511.39
     Withdrawal penalty %                            2%
     Withdrawal penalty                 $   10.23

The total transaction would be:

Beginning balance                            $7,688.61
Credited interest and bonus withdrawn        $ (488.61)
Principal withdrawn                     $ (511.39)
Withdrawal penalty (also from principal)          $  (10.23)
Remaining balance                            $6,678.38

Loss of Interest: If you make a withdrawal at any time other than the last day of the certificate month, you will lose interest accrued on the withdrawal amount since the end of the last certificate month.

PAGE  112
Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. A check may be mailed earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

Transfers to other accounts

You may transfer part or all of your certificate to any other IDS certificate or into another new or existing American Express
Financial Advisors Inc. account that has the same ownership
(subject to any terms and conditions that may apply).

Two ways to request a withdrawal or transfer

1
By phone

o Call the Client Service Organization at the telephone numbers listed on the back cover between 8 a.m. and 6 p.m. your local time.

o    Maximum phone request:  $50,000.

o    Transfers into an American Express Financial Advisors Inc.
     account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone request believed to be authentic and will use reasonable procedures to confirm that it is. This includes asking identifying questions and tape recording telephone calls. If reasonable procedures are not followed, IDSC or AEFC will be liable for any loss resulting from fraudulent requests.

You may request that telephone withdrawals not be authorized from your account by writing the Client Service Organization.

PAGE  113
2
By mail

Send your name, account number and request for a withdrawal or transfer to:

Regular mail:
American Express Financial Advisors Inc.
Client Service Organization
IDS Tower 10
Minneapolis, MN  55440-0010

Express mail:
American Express Financial Advisors Inc.
Client Service Organization
733 Marquette Ave.
Minneapolis, MN  55440-0010

Written requests are required for:

o    Transactions over $50,000.

o Pension plans and custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another American Express Financial Advisors Inc. account with different ownership. (All current registered owners must sign the request.)

Three ways to receive payment when you withdraw funds

1
By regular or express mail

o Mailed to address on record; please allow seven days for mailing.

o    Payable to name(s) you requested.

o You will be charged a fee if you request express mail delivery. Cost for partial withdrawals is deducted from the remaining balance, or from the proceeds for full withdrawals.

2
By wire

o    Minimum wire withdrawal:  $1,000.

o    Request that money be wired to your bank.

o    Bank account must be in same ownership as American Express
     Financial Advisors Inc. account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.

PAGE  114
o A service fee, if any, may be deducted from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

3
By electronic transfer

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o    No charge.

o    Deposited electronically in your bank account.

o    Allow two to five business days from request to deposit.

Retirement plans: special policies

o If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of this certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's individual account under the plan is administered. These terms may differ from the terms of the certificate.

o If your certificate is held in a Custodial Retirement Plan (or Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to rules outlined in the Custodial Retirement Plan document.

o The annual custodial fee for IRA or non-401(k) qualified retirement plans may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o We will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions.

o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a $50 termination fee will apply.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 59 1/2 or upon the owner's death.

PAGE  115
Withdrawal at death

If a certificate is surrendered upon the client's death, any applicable surrender charge will be waived. In addition, if an IRA termination fee is applicable, it will also be waived.

Transfer of ownership

While this certificate is not negotiable, IDSC will transfer ownership upon written notification to our Client Service Organization. However, if you have purchased your certificate for an IRA, 401(k) plan or other qualified retirement plan, you may be unable to transfer or assign the certificate without losing the account's favorable tax status. Please consult your tax advisor.

For more information

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your American Express financial advisor or call the Client Service Organization at the telephone numbers listed on the back cover.

Taxes on your earnings

The bonus payments and interest on your certificate, including interest on bonus payments, are taxable when credited to your account. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form
1099). Withdrawals are reported to the certificate account owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Retirement accounts

If you are using the certificate as an investment for an IRA, 401(k) plan account or other qualified retirement plan account, income tax rules for your IRA or qualified plan apply. Generally, you will pay no income taxes on your investment's earnings--and, in many cases, on part or all of the investment itself--until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to. IDSC is required to withhold federal income taxes of 20% on most other qualified plan distributions, unless the distribution is directly rolled over to another qualified plan or IRA.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

PAGE  116
Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your Taxpayer Identification Number (TIN) and backup withholding:
As with any financial account you open, you must list your current and correct Taxpayer Identification Number (TIN)--either your Social Security or Employer Identification Number. The TIN must be certified under penalties of perjury on your application when you open an account with IDSC.

If you don't provide the TIN to IDSC, or the TIN you report is incorrect, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o    a $50 penalty for each failure to supply your correct TIN;
o a civil penalty of $500 if you make a false statement that results in no backup withholding; and
o    criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN

                                 Use the Social Security or
For this type of account:        Employer Identification Number of:

Individual or joint account      The individual or individuals
                                 listed on the account

Custodian account of a minor     The minor
(Uniform Gifts/Transfers to
Minors Act)

A living trust                   The grantor-trustee (the person
                                 who puts the money into the trust)

An irrevocable trust, pension    The legal entity (not the personal
trust or estate                  representative or trustee, unless
                                 no legal entity is designated in
                                 the account title)

Sole proprietorship              The owner

Partnership                      The partnership

Corporate                        The corporation
PAGE  117
Association, club or             The organization
tax-exempt organization

For details on TIN requirements, ask your financial advisor or local American Express Financial Advisors Inc. office for federal
Form W-9, "Request for Taxpayer Identification Number and
Certification".

Foreign investors

If you are not a citizen or resident of the United States, you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate, and you must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

Interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate.
The statement must be in a form satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is given on the basis of current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor regarding their own position.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.
PAGE  118
How your money is used and protected

Invested and guaranteed by IDSC

The IDS Installment Certificate is issued and guaranteed by IDSC, a wholly owned subsidiary of AEFC. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $3.5 billion and a net worth in excess of $194 million on Dec. 31, 1996.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

     o    interest to certificate owners; and

     o various expenses, including taxes, fees to AEFC for advisory and other services and distribution fees to American Express Financial Advisors Inc.

For a review of significant events relating to our business, see
"Management's discussion and analysis of financial condition and results of operations." Our certificates are not rated by a national rating agency.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Installment Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (It is a face-amount certificate -- not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1996, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $151 million.

PAGE  119
Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1996:

Type of investment           Net amount invested

Corporate and other bonds            38%
Government agency bonds              31
Preferred stocks                     20
Mortgages                             6
Cash and cash equivalents             3
Municipal bonds                       2

As of Dec. 31, 1996, about 93% of our securities portfolio
(including bonds and preferred stocks) is rated investment grade.
For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1996 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter under federal securities laws.

Borrowing money -
From time to time we have established a line of credit if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration.

When-issued securities-
Some of our investments in debt securities are purchased on a when-issued basis. It may take as long as 45 days or more before these securities are issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however, can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment

PAGE  121
portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

Certain investment considerations

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to the ability of a company to pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's Portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B-by Moody's Investors Service, Inc. or Standard & Poor's.
Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.

As of Dec. 31, 1996, IDSC held about 7% of its investment portfolio (including bonds, preferred stocks, mortgages and cash equivalents) in investments rated below investment grade.

When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative.

How your money is managed

Relationship between IDSC and American Express Financial
Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business

PAGE  122
as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. IDSC and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1996, AEFC managed investments, including its own, of more than $149 billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 175 offices and more than 7,800 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express
Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express
     Travel Related Services Company, Inc. and its subsidiaries);
     and

o international banking services (through American Express Bank Ltd. and its subsidiaries including American Express Bank
     International).

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of Dec. 31, 1996, IDSC had issued (in face amount)
$13,327,949,715 of installment certificates and $15,788,445,077 of single payment certificates.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o    providing investment research;
o    making specific investment recommendations; and
o executing purchase and sale orders according to our policy of obtaining the best price and execution.

PAGE  123
All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets
(included assets).

Advisory and services fee computation:

Included assets            Percentage of total book value

First $250 million                    0.75%
Next 250 million                      0.65
Next 250 million                      0.55
Next 250 million                      0.50
Any amount over 1 billion             0.45

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an advisory or service fee.

Advisory and services fee for the past three years:

                                  Percentage of
Year        Total fees            included assets
1996        $16,989,093               0.50%
1995        $16,472,458               0.50
1994        $13,565,432               0.51

Estimated advisory and services fees for 1997 are $16,621,000.

Other expenses payable by IDSC:  The Investment Advisory and
Services Agreement provides that we will pay:

o costs incurred by us in connection with real estate and mortgages;
o    taxes;
o    depository and custodian fees;
o    brokerage commissions;
o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;
o fees and expenses of our directors who are not officers or employees of AEFC;
o provision for certificate reserves (interest accrued on certificate owner accounts); and
o expenses of customer settlements not attributable to sales function.

PAGE  124
Distribution

Under a Distribution Agreement with American Express Financial Advisors Inc., we pay a fee every month of 2.5% of all payments received during the month. This fee is effective April 30, 1997, and is paid on all payments received on or after issue of your certificate until the certificate's maturity date.

This fee is not assessed to your certificate account.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $29,971,960 during the year ended Dec. 31, 1996. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $30,806,000 during 1997.

See Note 1 to Financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays commissions to its financial advisors and pays other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc. or IDSC, approved this distribution agreement.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;
o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and
o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's directors, chairman, president and controller are elected annually for a term of one year. The other executive officers are appointed by the president.

We paid a total of $37,000 during 1996 to directors not employed by AEFC.

PAGE  125
Board of directors

David R. Hubers*
Born in 1943.  Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929.  Director since 1989.
Director, Communications Holdings, Inc. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Richard W. Kling*
Born in 1940.  Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Edward Landes
Born in 1919.  Director since 1984.
Development consultant. Director of IDS Life Insurance Company of New York. Director of Endowment Development, YMCA of Metropolitan Minneapolis. Vice president for Financial Development, YMCA of Metropolitan Minneapolis from 1985 through 1995. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck, Ph.D.
Born in 1926.  Director since 1987.
Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills, Inc. since 1968. Retired 1988.

James A. Mitchell*
Born in 1941.  Director since 1994.
Chairman of the board of directors from 1994 to 1996. Executive vice president - Marketing and Products of AEFC since 1994. Senior vice president - Insurance Operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916.  Director since 1968.
Engineering, manufacturing and management consultant since 1978.

Gordon H. Ritz
Born in 1926.  Director since 1968.
Director, Mid-America Publishing and Atrix International, Inc.
Former president, Com Rad Broadcasting Corp.  Former director,
Sunstar Foods.
PAGE  126

Stuart A. Sedlacek*
Born in 1957.  Director since 1994.
President since 1994. Vice president - Assured Assets of AEFC since 1994. Vice president and portfolio manager from 1988 to 1993. Executive vice president - Assured Assets of IDS Life
Insurance Company since 1994.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Stuart A. Sedlacek
Born in 1957.  President since 1994.

Morris Goodwin Jr.
Born in 1951.  Vice president and treasurer since 1989.
Vice president and corporate treasurer of AEFC since 1989. Chief financial officer and treasurer of American Express Trust Company from 1988 to 1989.

Timothy S. Meehan
Born in 1957.  Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc.
since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951.  Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957.  Vice president and controller of IDSC since 1994.
Manager of Investment Accounting of IDS Life Insurance Company from
1986 to 1994.

Bruce A. Kohn
Born in 1951.  Vice president and general counsel since 1993.
Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937.  Vice president - Real Estate Loan Management since
1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
PAGE  127
Auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended
Dec. 31, 1996.  These statements are included in this prospectus.
Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

Other certificates issued by IDSC: Your American Express financial advisor can give you more information on five other certificates issued by IDSC. These certificates offer a wide range of investment terms and features.

IDS Cash Reserve Certificate - A single payment certificate that permits additional investments on which IDSC guarantees interest in advance for a three-month term.

IDS Flexible Savings Certificate - A single payment certificate that permits additional investments and on which IDSC guarantees interest in advance for a term of six, 12, 18, 24, 30 or 36 months.

IDS Future Value Certificate - A single payment certificate that guarantees interest in advance for four, five, six, seven, eight, nine or 10-year maturity.

IDS Preferred Investors Certificate - A single payment certificate that combines a competitive fixed rate of return with IDSCs guarantee of principal for large investments of $250,000 to $5 million.

IDS Stock Market Certificate - A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with IDSC's guarantee of return of principal.

PAGE  128
Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

PAGE  129
(Back Cover)

Quick telephone reference

Client Service Organization/Transaction Line
Withdrawals, transfers, inquiries

National/Minnesota:  800-437-3133
Mpls./St. Paul area: 612-671-3800

TTY Service
For the hearing impaired
800-846-4293

American Express Easy Access Line
Current rate information

National/Minnesota:  800-272-4445
Mpls./St. Paul area: 612-671-1630

Account value, cash transaction information (automated response, TouchtoneR phones only)

National/Minnesota:  800-862-7919
Mpls./St. Paul area: 800-862-7919

IDS Installment Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

Distributed by American Express Financial Advisors Inc.

IDS Preferred Investors Certificate
Prospectus
April 30, 1997

Combines a competitive fixed rate of return with principal guaranteed by IDS Certificate Company.

IDS Preferred Investors Certificates are issued by IDS Certificate Company (IDSC). You may purchase this certificate by selecting a term of one, two, three, six, 12, 24, or 36 months and an initial investment of at least $250,000 but not more than $5 million (unless you receive prior authorization from IDSC to invest more). Your principal and interest are guaranteed by IDSC. IDSC guarantees a fixed rate of interest depending upon the term you select. You may invest in successive terms up to a total of 20 years from the issue date of the certificate. Your interest rate will be determined as described in "About the certificate."

As is the case with other investment companies, these securities have not been approved or disapproved by the securities and exchange commission or any state securities commission, nor has the securities and exchange commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed by IDSC's investments on deposit rather than guaranteed or insured by the government or someone else. See "Invested and guaranteed by IDSC" and "Regulated by government" under "How your money is used and protected."

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, backed or guaranteed or endorsed by any bank or financial institution nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

This prospectus describes terms and conditions of your IDS Preferred Investors Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Preferred Investors Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

IDS Certificate Company
IDS Tower 10
Minneapolis, MN  55440-0010
800-437-3133 (toll free) or (612) 671-3800
(Minneapolis/St. Paul area)

TTY numbers:
800-846-4293 (toll free) or (612) 671-1630
(Minneapolis/St. Paul area)

An American Express company

Web site address: http://www.americanexpress.com/advisors

PAGE  131
Where to get information about IDSC

IDS Certificate Company is subject to the reporting requirements of the Securities Exchange Act of 1934. Reports and other information on IDSC are filed with the Securities and Exchange Commission (SEC) and are available on the SEC Internet web site (http://www.sec.gov). Copies can be obtained from the Public Reference Section of the SEC, 450 5th St., N.W., Washington, D.C. 20549, at prescribed rates. Or you can inspect and copy information in person at the SEC's Public Reference Section and at the following regional offices:

Northeast Regional Office
7 World Trade Center, Suite 1300
New York, NY  10048

Midwest Regional Office
500 West Madison St. Suite 1400
Chicago, IL  60661

Pacific Regional Office
5670 Wilshire Blvd., 11th Floor
Los Angeles, CA  90036

Initial interest rates

IDSC guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average interest rates, generally referred to as the London
Interbank Offered Rates (LIBOR), as explained under "About the certificate."

Here are the interest rates in effect on the date of this prospectus, April 30, 1997:

                    Simple           Effective
                    interest         annualized
Term                rate*            yield**
 1-month            5.06%            5.17%
 2-month            5.05             5.16
 3-month            5.23             5.35
 6-month            5.38             5.51
12-month            5.60             5.75
24-month            5.78             5.94
36-month            5.78             5.94

*These are the rates for investments of $250,000. Rates may depend on the factors described in "Rates for new purchases" and "Promotions and pricing flexibility" under "About the certificate."

**Assuming monthly compounding for 12 months and a $250,000 purchase.

PAGE  132
These rates may or may not be in effect when you apply to purchase your certificate. Rates for future terms are set at the discretion of IDSC and may also differ from the rates shown here.

We reserve the right to issue other securities with different terms.

PAGE  133
Contents

Table of contents

About the certificate                                       p
Investment amounts and terms                                p
Face amount and principal                                   p
Value at maturity                                           p
Receiving cash during the term                              p
Interest                                                    p
Rates for new purchases                                     p
Promotions and pricing flexibility                          p
Additional investments                                      p

How to invest and withdraw funds                            p
Buying your certificate                                     p
Two ways to make investments                                p
Full and partial withdrawals                                p
When your certificate term ends                             p
Transfers to other accounts                                 p
Two ways to request a withdrawal or transfer                p
Three ways to receive payment when you withdraw funds       p
Retirement plans:  special policies                         p
Withdrawal at death                                         p
Transfer of ownership                                       p
For more information                                        p

Taxes on your earnings
Retirement accounts                                         p
Gifts to minors                                             p
How to determine the correct TIN                            p
Foreign investors                                           p
Trusts                                                      p

How your money is used and protected
Invested and guaranteed by IDSC                             p
Regulated by government                                     p
Backed by our investments                                   p
Investment policies                                         p
Certain investment considerations                           p

How your money is managed
Relationship between IDSC
  and American Express Financial Corporation                p
Capital structure and certificates issued                   p
Investment management and services                          p
Distribution                                                p
Employment of other American Express affiliates             p
Directors and officers                                      p
Auditors                                                    p

Appendix                                                    p

PAGE  134
Annual financial information
Summary of selected financial information                   p
Management's discussion and analysis of financial
  condition and results of operations                       p
Report of independent auditors                              p

Financial statements                                        p

Notes to financial statements                               p

PAGE  135
About the certificate

Investment amounts and terms

You may purchase the IDS Preferred Investors Certificate with a single payment of at least $250,000 payable in U.S. currency. As its name suggests, this certificate is designed to offer attractive interest rates to investors with a large amount to invest. Unless you receive prior authorization, your total amount paid in over the life of the certificate, less withdrawals, cannot exceed $5 million.

After determining the amount you wish to invest, you select a term of one, two, three, six, 12, 24, or 36 months for which IDSC will guarantee an interest rate. Generally, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.

The certificate may be used as an investment for your Individual
Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

Face amount and principal

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals    Face amount (initial investment)
plus                At the end of a term, interest credited
                    to your account during the term
minus               Any interest paid to you in cash
plus                Any additional investments to your
                    certificate
minus               Any withdrawals, fees and applicable
                    penalties.

Principal may change during a term as described in "Full and partial withdrawals."

For example: Assume your initial investment (face amount) of $500,000 has earned $7,500 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $250,000 at the beginning of the next term. Your principal for the next term will equal:

PAGE  136
          $500,000.00   Face amount (initial investment)
plus        $7,500.00   Interest credited to your account
minus          ($0.00)  Interest paid to you in cash
plus      $250,000.00   Additional investment to your certificate
                        made in the current term's grace period
minus          ($0.00)  Withdrawals and applicable penalties or
                        fees
          $757,500.00   Principal at the beginning of the next
                        term.

Value at maturity

You may continue to invest for successive terms for up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Some fees may apply as described in "How to invest and withdraw funds."

Receiving cash during the term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to invest and withdraw funds."

Interest

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date).

IDSC declares and guarantees a fixed rate of interest for each term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

     o applying the interest rate then in effect to your balance each day;

     o    adding these daily amounts to get a monthly total; and

     o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

Rates for new purchases

When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn.  IDSC guarantees that the rate in effect for your initial term will be within a 100 basis point (1%) range tied to certain average interest rates for comparable length dollar deposits available on an interbank basis PAGE 137 in the London market, and generally referred to as the London
Interbank Offered Rates (LIBOR). For investments of $1 million or more, initial rates for specific terms are determined as follows:

1 month Within a range of 50 basis points below to 50 basis points above the one-month LIBOR rate.

2 months Within a range of 50 basis points below to 50 basis points above the one-month LIBOR rate. (A two-month
          LIBOR rate is not published.)

3 months Within a range of 50 basis points below to 50 basis points above the three-month LIBOR rate.

6 months Within a range of 50 basis points below to 50 basis points above the six-month LIBOR rate.

12 months Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate.

24 months Within a range of 25 basis points below to 75 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)

36 months Within a range of 25 basis points below to 75 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)

For investments from $500,000 to $999,999, initial rates for specific terms are determined as follows:

1 month Within a range of 75 basis points below to 25 basis points above the one-month LIBOR rate.

2 months Within a range of 75 basis points below to 25 basis points above the one-month LIBOR rate. (A two-month
          LIBOR rate is not published.)

3 months Within a range of 75 basis points below to 25 basis points above the three-month LIBOR rate.

6 months Within a range of 75 basis points below to 25 basis points above the six-month LIBOR rate.

12 months Within a range of 75 basis points below to 25 basis points above the 12-month LIBOR rate.

24 months Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)

36 months Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)

For investments of $250,000 to $499,999, initial rates for specific terms are determined as follows:

1 month Within a range of 125 basis points below to 25 basis points below the one-month LIBOR rate.

2 months Within a range of 125 basis points below to 25 basis points below the one-month LIBOR rate. (A two-month
          LIBOR rate is not published.)

3 months Within a range of 125 basis points below to 25 basis points below the three-month LIBOR rate.

6 months Within a range of 125 basis points below to 25 basis points below the six-month LIBOR rate.

12 months Within a range of 125 basis points below to 25 basis points below the 12-month LIBOR rate.

24 months Within a range of 100 basis points below to zero basis points below the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)

36 months Within a range of 100 basis points below to zero basis points below the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)

Although the minimum investment is $250,000, in the event that your investment is less than the minimum, the range of initial rates for any given term will be 100 basis points less than the corresponding range of rates for an investment of $250,000.

For example, if the LIBOR rate published on the date rates are determined with respect to a six-month certificate is 6.50%, the rate declared on a six-month IDS Preferred Investors Certificate between $500,000 and $999,999 would be between 5.75% and 6.75%. If the LIBOR rate published for a given date with respect to 12-month deposits is 7.00%, IDSC's rates in effect for that date for the 24- and 36-month IDS Preferred Investors Certificates between $500,000 and $999,999 would be between 6.50% and 7.50%. When your application is accepted, you will be sent a confirmation showing the rate that your investment will earn for the first term.

LIBOR is the interbank-offered rates for dollar deposits at which major commercial banks will lend for specific terms in the London market. Generally, LIBOR rates quoted by major London banks will be the same. However, market conditions, including movements in the U.S. prime rate and the internal funding position of each bank, may result in minor differences in the rates offered by different banks. LIBOR is a generally accepted and widely quoted interest-rate benchmark. The average LIBOR rate used by IDSC is published in The Wall Street Journal.

Rates for new purchases are reviewed and may change daily. The rate that is in effect for your chosen term will be the higher of:

     o the rate in effect for your chosen term on the date your application is accepted at IDSC's corporate office or;

PAGE  139
     o the rate in effect for your chosen term on the business day preceding the date your application is accepted at IDSC's corporate office.

The interest rates printed in the front of this prospectus may or may not be in effect on the date your application to invest is accepted. Rates for new purchases may vary depending on the amount you invest, but will always be within the 100 basis point range described above.

Interest rates for the term you have selected will not change once the term has begun, unless a withdrawal reduces your account value to a point where we pay a lower interest rate, as described in "Full and partial withdrawals" under "How to invest and withdraw funds."

From time to time, for your initial term, IDSC may offer certificates with different terms than those described above. Such terms may be from four to 35 months.

Promotions and pricing flexibility

From time to time, IDSC may sponsor or participate in promotions involving one or more of the certificates and their respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who have purchased other products or used other services of American Express Company or its subsidiaries or affiliates.

We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

These promotions will generally be for a specified period of time. If we offer a promotion, the rates for new purchases will be within the range of rates described under "Rates for new purchases."

Rates for future terms: Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates, a primary consideration will be the prevailing investment climate, including the LIBOR rates. Nevertheless, we have complete discretion as to what interest rate shall be declared beyond the initial term. If LIBOR is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

Additional investments

You may make investments within 15 calendar days after the end of a term (the grace period).  About one week before the end of the term you have selected for your certificate, we will send you a notice indicating your term end date. Otherwise, to find out your term end date and/or the current interest rate, contact the Client
Service Organization at the telephone numbers listed on the back cover.  The interest rate for your next term can be obtained by calling this number after 12:00 noon Central time on the business day preceding your renewal date.  Your confirmation will show the
PAGE  140
applicable rate. However, unless you receive prior approval from IDSC your investment may not bring the aggregate net investment of any one or more certificates held by you (excluding any interest added during the life of the certificate and less withdrawals) over $5 million.

How to invest and withdraw funds

Buying your certificate

Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for new purchases." See "Purchase policies" below.

Important: When opening an account, you must provide IDSC with your correct Taxpayer Identification Number (Social Security or
Employer Identification Number).  See "Taxes on your earnings."

Purchase policies:

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o You have 15 days from the date of purchase to cancel your investment without penalty by writing the Client Service Organization at the address on the back of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

o IDSC has complete discretion to determine whether to accept an application and sell a certificate.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement plans: special policies."

Two ways to make investments

1
By mail

Send your check along with your name and account number to:

Regular mail:
American Express Financial Advisors Inc.
Client Service Organization
IDS Tower 10
Minneapolis, MN  55440-0010
PAGE  141
Express mail:
American Express Financial Advisors Inc.
Client Service Organization
733 Marquette Ave.
Minneapolis, MN  55440-0010

2
By wire

For investment into an established account, you may wire money to:

Norwest Bank Minneapolis
Routing No. 091000019
Minneapolis, MN
Attn:   Domestic Wire Dept.

Give these instructions: Credit Account #00-30-015 for personal account # (your account number) for (your name).

If this information is not included, the order may be rejected and all money received, less any costs IDSC incurs, will be returned promptly.

o    Minimum amount you may wire:  $1,000.

o Wire orders can be accepted only on days when your bank, American Express Financial Corporation (AEFC), IDSC and
     Norwest Bank Minneapolis are open for business.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o    Bank wire purchases are not sent until the next business day.

o Wire investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m.
     Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o IDSC, AEFC and its other subsidiaries are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o    You must pay any fee the bank charges for wiring.

Full and partial withdrawals

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. However:

o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.

o    Full and partial withdrawals of principal are subject to
     penalties, described below.
PAGE  142

o Interest payments in cash may be sent to you at the end of each certificate month, quarter, semiannual, annual basis or end of term.

o If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.

o Partial withdrawals during a term must be at least $100. You may not make a partial withdrawal if it would reduce your certificate balance to less than $250,000. If you request such a withdrawal, we will contact you for revised instructions.

o Scheduled partial withdrawals may be made monthly, quarterly, semiannually, annually and at term end.

o Withdrawals before the end of the certificate month will result in loss of accrued interest on the amount withdrawn.
     You'll get the best result by timing a withdrawal at the end of the certificate month.

Penalties for early withdrawal during a term: When you request a full or partial withdrawal, we pay the amount you request:

o    first from interest credited during the current term;
o    then from the principal of your certificate.

Any withdrawals (other than of interest credited) during a term are deducted from the principal and are used in determining any withdrawal charges.

Withdrawal penalties: For withdrawals during the term of more than the interest credited that term, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $1 million in a certificate and select a two-year term. Four months later assume you have earned
$27,000 in interest. The following demonstrates how the withdrawal charge is deducted:

When you withdraw a specific amount of money in excess of the interest credited, we would have to withdraw somewhat more from your account to cover the withdrawal charge. For instance, suppose you request a $100,000 check on a $1 million investment. The first $27,000 paid to you is interest earned that term, and the remaining $73,000 paid to you is principal. We would send you a check for $100,000 and deduct a withdrawal charge of $1,460 (2% of $73,000) from the remaining balance of your certificate. Your new balance would be $925,540.

PAGE  143
Total investments                            $1,000,000.00
Interest credited                               $27,000.00
Total balance                                $1,027,000.00

Requested check                                $100,000.00
Credited interest withdrawn                    ($27,000.00)

Withdrawal charge percent                                2%
Actual withdrawal charge                         $1,460.00

Balance prior to withdrawal                  $1,027,000.00
Requested withdrawal check                    ($100,000.00)
Withdrawal charge                               ($1,460.00)
Total balance after withdrawal                 $925,540.00

Additionally if you make a withdrawal during a certificate month, you will lose the entire amount of accrued but uncredited interest for the month on the amount withdrawn. Reducing your amount below $1 million would also cause it to earn interest at a lower rate.

For more information on withdrawal charges, talk with your American Express financial advisor or call the Client Service Organization at the number on the back cover.

When your certificate term ends

About one week before the end of the term you have selected for your certificate, we will send you a notice indicating your term end date. Otherwise to find out your term end date and/or the current interest rates, contact the Client Service Organization at the telephone number listed on the back cover. The interest rate for your next term can be obtained by calling this number after 12:00 noon Central time on the business day preceding your renewal date. When your certificate term ends we will automatically renew your certificate for the same term unless you notify us otherwise.

If you wish to select a different term, you must notify us either by telephone or in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term.

You may also add to your investment within the 15 calendar days following the end of your term. See "Additional investments" under "About the certificate."

PAGE  144
Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. A check may be mailed earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

Transfers to other accounts

You may transfer part or all of your certificate to any other IDS certificate or into another new or existing American Express
Financial Advisors Inc. account that has the same ownership
(subject to any terms and conditions that may apply).

Two ways to request a withdrawal or transfer

1
By phone

o Call the Client Service Organization at the telephone numbers listed on the back cover between 8 a.m. and 6 p.m. your local time.

o    Maximum phone request:  $50,000.

o    Transfers into an American Express Financial Advisors Inc.
     account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone request believed to be authentic and will use reasonable procedures to confirm that it is. This includes asking identifying questions and tape recording telephone calls. If reasonable procedures are not followed, IDSC or AEFC will be liable for any loss resulting from fraudulent requests.

You may request that telephone withdrawals not be authorized from your account by writing the Client Service Organization.

PAGE  145
2
By mail

Send your name, account number and request for a withdrawal or transfer to:

Regular mail:
American Express Financial Advisors Inc.
Client Service Organization
IDS Tower 10
Minneapolis, MN  55440-0010

Express mail:
American Express Financial Advisors Inc.
Client Service Organization
733 Marquette Ave.
Minneapolis, MN  55440-0010

Written requests are required for:

o    Transactions over $50,000.

o Pension plans and custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another American Express Financial Advisors Inc. account with different ownership (all current registered owners must sign the request).

Three ways to receive payment when you withdraw funds

1
By regular or express mail

o Mailed to address on record; please allow seven days for mailing.

o    Payable to name(s) you requested.

o You will be charged a fee if you request express mail delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $250,000. If the balance would be less than $250,000, the fee is deducted from the proceeds of the withdrawal.

2
By wire

o    Minimum wire withdrawal:  $1,000.

o    Request that money be wired to your bank.

o    Bank account must be in same ownership as IDSC account.

PAGE  146
o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.

o A service fee, if any, may be deducted from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

3
By electronic transfer

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o    No charge.

o    Deposited electronically in your bank account.

o    Allow two to five business days from request to deposit.

Retirement plans: special policies

o If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of this certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's individual account under the plan is administered. These terms may differ from the terms of the certificate.

o If your certificate is held in a Custodial Retirement Plan (or Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to the rules outlined in the Custodial Retirement Plan document.

o The annual custodial fee for IRA or non-401(k) qualified retirement plans may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o We will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions.

o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a $50 termination fee will apply.
PAGE  147
o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 59 1/2 or upon the owner's death.

Withdrawal at death

If a certificate is surrendered upon the client's death, any applicable surrender charge will be waived. In addition, if an IRA termination fee is applicable, it will also be waived.

Transfer of ownership

While this certificate is not negotiable, IDSC will transfer ownership upon written notification to our Client Service Organization. However, if you have purchased your certificate for an IRA, 401(k) plan or other qualified retirement plan, you may be unable to transfer or assign the certificate without losing the account's favorable tax status. Please consult your tax advisor.

For more information

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your American Express financial advisor or call the Client Service Organization at the telephone numbers listed on the back cover.

Taxes on your earnings

Interest on your certificate is taxable when credited to your account. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form
1099). Withdrawals are reported to the certificate account owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Retirement accounts

If you are using the certificate as an investment for an IRA, 401(k) plan account or other qualified retirement plan account, income tax rules for your IRA or qualified plan apply. Generally, you will pay no income taxes on your investment's earnings--and, in many cases, on part or all of the investment itself--until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to. IDSC is required to withhold federal income taxes of 20% on most other qualified plan distributions, unless the distribution is directly rolled over to another qualified plan or IRA.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply. Also, withdrawals of principal during a certificate month may be subject to the certificate's provision for loss of interest.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.
PAGE  148
Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your Taxpayer Identification Number (TIN) and backup withholding:
As with any financial account you open, you must list your current and correct Taxpayer Identification Number (TIN)--either your Social Security or Employer Identification Number. The TIN must be certified under penalties of perjury on your application when you open an account with IDSC.

If you don't provide the TIN to IDSC, or the TIN you report is incorrect, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o    a $50 penalty for each failure to supply your correct TIN;
o a civil penalty of $500 if you make a false statement that results in no backup withholding; and
o    criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN

                                 Use the Social Security or
For this type of account:        Employer Identification Number of:

Individual or joint account      The individual or individuals
                                 listed on the account

Custodian account of a minor     The minor
(Uniform Gifts/Transfers to
Minors Act)

A living trust                   The grantor-trustee (the person
                                 who puts the money into the trust)

An irrevocable trust, pension    The legal entity (not the personal
trust or estate                  representative or trustee, unless
                                 no legal entity is designated in
                                 the account title)

Sole proprietorship              The owner

Partnership                      The partnership

Corporate                        The corporation
PAGE  149
Association, club or             The organization
tax-exempt organization

For details on TIN requirements, ask your financial advisor or local American Express Financial Advisors Inc. office for federal
Form W-9, "Request for Taxpayer Identification Number and
Certification".

Foreign investors

If you are not a citizen or resident of the United States, you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate, and you must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

Interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate.
The statement must be in a form satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is given on the basis of current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor regarding their own position.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.
PAGE  150
How your money is used and protected

Invested and guaranteed by IDSC

The IDS Preferred Investors Certificate is issued and guaranteed by IDSC, a wholly owned subsidiary of AEFC. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $3.5 billion and a net worth in excess of $194 million on Dec. 31, 1996.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

     o    interest to certificate owners; and

     o various expenses, including taxes, fees to AEFC for advisory and other services and distribution fees to American Express Financial Advisors Inc.

For a review of significant events relating to our business, see
"Management's discussion and analysis of financial condition and results of operations." Our certificates are not rated by a national rating agency.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Preferred Investors Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (It is a face-amount certificate -- not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1996, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $151 million.

Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1996:

PAGE  151
Type of investment           Net amount invested

Corporate and other bonds            38%
Government agency bonds              31
Preferred stocks                     20
Mortgages                             6
Cash and cash equivalents             3
Municipal bonds                       2

As of Dec. 31, 1996, about 93% of our securities portfolio
(including bonds and preferred stocks) is rated investment grade.
For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1996 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter under federal securities laws.

Borrowing money -
From time to time we have established a line of credit if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these

PAGE  152
agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration.

When-issued securities-
Some of our investments in debt securities are purchased on a when-issued basis. It may take as long as 45 days or more before these securities are issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however, can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

PAGE  153
Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

Certain investment considerations

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to the ability of a company to pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's Portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B-by Moody's Investors Service, Inc. or Standard & Poor's.
Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.

As of Dec. 31, 1996, IDSC held about 7% of its investment portfolio (including bonds, preferred stocks, mortgages and cash equivalents) in investments rated below investment grade.

When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative.

How your money is managed

Relationship between IDSC and American Express Financial
Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. IDSC and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1996, AEFC managed investments, including its own, of more than $149 billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 175 offices and more than 7,800 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express
Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express
     Travel Related Services Company, Inc. and its subsidiaries);
     and

o international banking services (through American Express Bank Ltd. and its subsidiaries including American Express Bank
     International).

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of Dec. 31, 1996, IDSC had issued (in face amount)
$13,327,949,715 installment certificates and $15,788,445,077 of single payment certificates.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o    providing investment research;
o    making specific investment recommendations; and
o executing purchase and sale orders according to our policy of obtaining the best price and execution.

PAGE  155
All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets
(included assets).

Advisory and services fee computation:

Included assets            Percentage of total book value

First $250 million                    0.75%
Next 250 million                      0.65
Next 250 million                      0.55
Next 250 million                      0.50
Any amount over 1 billion             0.45

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an advisory or service fee.

Advisory and services fee for the past three years:

                                  Percentage of
Year        Total fees            included assets
1996        $16,989,093               0.50%
1995        $16,472,458               0.50
1994        $13,565,432               0.51

Estimated advisory and services fees for 1997 are $16,621,000.

Other expenses payable by IDSC:  The Investment Advisory and
Services Agreement provides that we will pay:

o costs incurred by us in connection with real estate and mortgages;
o    taxes;
o    depository and custodian fees;
o    brokerage commissions;
o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;
o fees and expenses of our directors who are not officers or employees of AEFC;
o provision for certificate reserves (interest accrued on certificate owner accounts); and
o expenses of customer settlements not attributable to sales function.

PAGE  156
Distribution

Under a Distribution Agreement with American Express Financial Advisors Inc. we pay an annualized fee equal to .66% of the amounts outstanding for the distribution of this certificate. Payments are made at the end of each term on certificates with a one-, two- or three-month term. Payments are made each quarter from issuance date on certificates with a six-, 12-, 24- or 36-month term.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $29,971,960 during the year ended Dec. 31, 1996. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $30,806,000 during 1997.

See Note 1 to Financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays commissions to its financial advisors and pays other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc. or IDSC, approved this distribution agreement.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;
o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and
o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's directors, chairman, president and controller are elected annually for a term of one year. The other executive officers are appointed by the president.

We paid a total of $37,000 during 1996 to directors not employed by AEFC.

PAGE  157
Board of directors

David R. Hubers*
Born in 1943.  Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929.  Director since 1989.
Director, Communications Holdings, Inc. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Richard W. Kling*
Born in 1940.  Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Edward Landes
Born in 1919.  Director since 1984.
Development consultant. Director of IDS Life Insurance Company of New York. Director of Endowment Development, YMCA of Metropolitan Minneapolis. Vice president for Financial Development, YMCA of Metropolitan Minneapolis from 1985 through 1995. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck, Ph.D.
Born in 1926.  Director since 1987.
Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills, Inc. since 1968. Retired 1988.

James A. Mitchell*
Born in 1941.  Director since 1994.
Chairman of the board of directors from 1994 to 1996. Executive vice president - Marketing and Products of AEFC since 1994. Senior vice president - Insurance Operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916.  Director since 1968.
Engineering, manufacturing and management consultant since 1978.

Gordon H. Ritz
Born in 1926.  Director since 1968.
Director, Mid-America Publishing and Atrix International, Inc.
Former president, Com Rad Broadcasting Corp.  Former director,
Sunstar Foods.

Stuart A. Sedlacek*
Born in 1957.  Director since 1994.
President since 1994. Vice president - Assured Assets of AEFC since 1994. Vice president and portfolio manager from 1988 to 1993. Executive vice president - Assured Assets of IDS Life
Insurance Company since 1994.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Stuart A. Sedlacek
Born in 1957.  President since 1994.

Morris Goodwin Jr.
Born in 1951.  Vice president and treasurer since 1989.
Vice president and corporate treasurer of AEFC since 1989. Chief financial officer and treasurer of American Express Trust Company from 1988 to 1989.

Timothy S. Meehan
Born in 1957.  Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc.
since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951.  Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957.  Vice president and controller of IDSC since 1994.
Manager of Investment Accounting of IDS Life Insurance Company from
1986 to 1994.

Bruce A. Kohn
Born in 1951.  Vice president and general counsel since 1993.
Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937.  Vice president - Real Estate Loan Management since
1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
PAGE  159
Auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended
Dec. 31, 1996.  These statements are included in this prospectus.
Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

Other certificates issued by IDSC: Your American Express financial advisor can give you more information on five other certificates issued by IDSC. These certificates offer a wide range of investment terms and features.

IDS Cash Reserve Certificate - A single payment certificate that permits additional investments on which IDSC guarantees interest in advance for a three-month term.

IDS Flexible Savings Certificate - A single payment certificate that permits additional investments and on which IDSC guarantees interest in advance for a term of six, 12, 18, 24, 30 or 36 months.

IDS Installment Certificate - An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

IDS Stock Market Certificate - A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with IDSC's guarantee of return of principal.

PAGE  160
Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

PAGE  161
(Back cover)

Quick telephone reference

Client Service Organization/Transaction Line
Withdrawals, transfers, inquiries, current rate information

National/Minnesota:  800-437-3133
Mpls./St. Paul area: 612-671-3800

TTY Service
For the hearing impaired
800-846-4293

American Express Easy Access Line
Account value, cash transaction information (automated response, TouchtoneR phones only)

National/Minnesota:  800-862-7919
Mpls./St. Paul area: 800-862-7919

IDS Preferred Investors Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

Distributed by
American Express
Financial Advisors Inc.

PAGE  162
IDS Stock Market Certificate
Prospectus
April 30, 1997

Potential for stock market growth with safety of principal.

IDS Stock Market Certificates are issued by IDS Certificate Company
(IDSC). You can purchase this certificate with a single investment of at least $1,000 but not more than $1 million (unless you receive prior authorization from IDSC to invest more). As long as you stay within this limit, you can make additional investments at the end of a term. Your principal is guaranteed by IDSC. You can participate in any increase of the stock market based on the S&P 500 Index while protecting your principal. In addition, you decide whether part of your return will be guaranteed by IDSC or whether all of it will be tied to the market. You can keep your certificate for up to 14 terms.

As is the case with other investment companies, these securities have not been approved or disapproved by the securities and exchange commission or any state securities commission, nor has the securities and exchange commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed by IDSC's investments on deposit rather than guaranteed or insured by the government or someone else. See "Invested and guaranteed by IDSC" and "Regulated by government" under "How your money is used and protected."

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, backed or guaranteed or endorsed by any bank or financial institution nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

This prospectus describes terms and conditions of your IDS Stock Market Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Stock Market Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

IDS Certificate Company
IDS Tower 10
Minneapolis, MN  55440-0010
800-437-3133 (toll free) or (612) 671-3800
(Minneapolis/St. Paul area)

TTY numbers:
800-846-4293 (toll free) or (612) 671-1630
(Minneapolis/St. Paul area)

An American Express company
web site address: http://www.americanexpress.com/advisors

PAGE  163
Where to get information about IDSC

IDS Certificate Company is subject to the reporting requirements of the Securities Exchange Act of 1934. Reports and other information on IDSC are filed with the Securities and Exchange Commission (SEC) and are available on the SEC Internet web site (http://www.sec.gov). Copies can be obtained from the Public Reference Section of the SEC, 450 5th St., N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Or you can inspect and copy information in person at the SEC's Public Reference Section and at the following regional offices:

Northeast Regional Office
7 World Trade Center, Suite 1300
New York, NY  10048

Midwest Regional Office
500 West Madison St., Suite 1400
Chicago, IL  60661

Pacific Regional Office
5670 Wilshire Blvd., 11th Floor
Los Angeles, CA  90036

Initial interest and participation rates

IDSC guarantees return of your principal. The interest on your certificate is linked to stock market performance as measured by the Standard & Poor's 500 Stock Index (S&P 500 Index) as explained under "About the certificate" below.

Here are the interest rates and market participation percentages in effect on the date of this prospectus, April 30, 1997:

Maximum           Market participation           Minimum
return            percentage                     interest

 10%                100%  (full)                 None
 10                  25   (partial)              Currently 3.00%

These rates may or may not be in effect when you apply to purchase your certificate. For your first term, if you choose the partial participation option for your certificate, your minimum interest rate will be between 2.50% and 3.50%. Rates for later terms are set at the discretion of IDSC and may differ from the rates shown here. We reserve the right to issue other securities with different provisions.

PAGE  164
Contents
Table of contents

About the certificate                                       p
Investment amounts                                          p
Face amount and principal                                   p
Certificate term                                            p
Value at maturity                                           p
Receiving cash before end of term                           p
Interest                                                    p
Promotions and pricing flexibility                          p
Historical data on the S&P 500 Index                        p
Calculation of return                                       p
About the S&P 500 Index                                     p
Opportunities at the end of a term                          p

How to invest and withdraw funds                            p
Buying your certificate                                     p
Two ways to make investments                                p
Full and partial withdrawals                                p
Transfers to other accounts                                 p
Two ways to request a withdrawal or transfer                p
Three ways to receive payment when you withdraw funds       p
Retirement plans: special policies                          p
Transfer of ownership                                       p
For more information                                        p

Taxes on your earnings
Retirement accounts                                         p
Gifts to minors                                             p
How to determine the correct TIN                            p
Foreign investors                                           p
Trusts                                                      p

How your money is used and protected
Invested and guaranteed by IDSC                             p
Regulated by government                                     p
Backed by our investments                                   p
Investment policies                                         p
Certain investment considerations                           p

How your money is managed
Relationship between IDSC
  and American Express Financial Corporation                p
Capital structure and certificates issued                   p
Investment management and services                          p
Distribution                                                p
About American Express Service Corporation                  p
About American Express Bank International and Coutts        p
Employment of other American Express affiliates             p
Directors and officers                                      p
Auditors                                                    p

Appendix                                                    p

PAGE  165
Annual financial information
Summary of selected financial information                   p
Management's discussion and analysis of financial
  condition and results of operations                       p
Report of independent auditors                              p

Financial statements                                        p
Notes to financial statements                               p
PAGE  166
About the certificate

Investment amounts

You may purchase the IDS Stock Market Certificate with a single investment of at least $1,000 but not more than $1 million (unless you receive prior authorization from IDSC to invest more) payable in U.S. currency. You may also make additional lump-sum investments in any amount at the end of any term as long as your total amount paid in is not more than the $1 million (unless you receive prior authorization from IDSC to invest more).

The certificate may be used as an investment for your Individual
Retirement Account (IRA). If so used, the amount of your contribution (investment) will be subject to limitations in applicable federal law.

Face amount and principal

The face amount of your certificate is the amount of your initial investment. Your principal is the value of your certificate at the beginning of each subsequent term. Your principal is guaranteed by IDSC. It consists of the amount you actually invest plus interest credited to your account and any additional investment you make less withdrawals, penalties and any interest paid to you in cash.

For example: Assume your initial investment (face amount) of $10,000 has earned a return of 7.25%. Interest is credited to your account at the end of the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term. Your principal for the next term will equal:

          $10,000.00     Face amount (initial investment)
plus          725.00     Interest credited to your account at the
                         end of the term
plus            5.00     Interim interest (See "Interim interest")
minus         ($0.00)    Interest paid to you in cash
plus        2,500.00     Additional investment to your certificate
minus         ($0.00)    Withdrawals and applicable penalties
          $13,230.00     Principal at the beginning of the next
                         term.

Certificate term

Your first certificate term is a 12-month period that begins on the Wednesday after your application is accepted and ends the Tuesday before the one-year anniversary of its acceptance. For example, if your application is accepted on a Wednesday, your first term would begin the next Wednesday. Your certificate will earn interest at the interim interest rate then in effect until the term begins. It will not earn any participation interest until the term begins. If you choose to continue to receive participation interest, subsequent terms are 12-month periods that begin on the Wednesday following the 14-day grace period at the end of the prior 12-month term. You may begin your next term on any Wednesday during the 14-

PAGE  167
day period by providing prior written instructions to IDSC. If you choose to receive fixed interest, subsequent terms will be up to 12 months as described in "Fixed interest" under "Interest" below.

Value at maturity

Your certificate matures after 14 terms and you will receive a distribution for its value. Participation terms are always 12 months. Fixed interest terms may be less than 12 months if you convert to participation before the 12 month period. At maturity, the value of your certificate will be the total of your actual investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.

Receiving cash before end of term

If you need money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to invest and withdraw funds."

Interest

You may select from two types of participation interest for your first term. The two types are 1) full participation, or 2) partial participation together with minimum interest. Interest earned under both of these options has an upper limit which is the maximum annual return explained below. After your first term, you may choose full or partial participation or you may choose not to participate in any market movement and receive a fixed rate of interest.

Full participation interest: With this option you participate 100% in any percentage increase in the S&P 500 Index up to the maximum return. You earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term. Thus, your return is linked to stock market performance. The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see "About the S&P 500 Index."

Partial participation and minimum interest: This option allows you to participate in a certain part (market participation rate) of any increase in the S&P 500 Index together with a rate of interest guaranteed by IDSC in advance for each term (minimum interest). Your return is composed of two parts:

     1.   A percentage of any increase in the S&P 500 Index, and

     2. A rate of interest guaranteed by IDSC in advance for each term.

Together, they cannot exceed the maximum return.

If you choose the partial participation option for your first term, the minimum interest paid on your certificate will be between 2.50% and 3.50%.

The market participation rate and the minimum interest rate on the date of this prospectus are listed on the inside cover under "Initial interest and participation rates."

Fixed interest: After your first term, this option allows you to stop participating in the market entirely for some period of time. You may choose to receive a fixed rate of interest for any term after the first term. During the term when you are receiving fixed interest, you can change from your fixed interest selection to again participate in the market. If you make the change from fixed interest to participation interest, your next term would begin on the Wednesday following our receipt of notice of your new selection. In this way, you may have a term (during which you would earn fixed interest) that is less than 12 months. You may not change from participation interest to fixed interest during a term.

Maximum annual return: This is the cap, or upper limit, of your return. Your total return including both participation and minimum interest for a term for which you have chosen participation interest will be limited to this maximum return percentage.

Determining the S&P 500 Index value: The stock market closes at 3 p.m. Central time and the S&P 500 Index value is available at approximately 4:30 p.m. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor's (S&P) makes minor adjustments to the closing value after 4:30 p.m., and the value we use may not be exactly the one that is published the next business day. In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday's closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.

Interim interest: When we accept your application, we pay interim interest to your account for the time before your first term begins. We also pay interim interest for the 14-day period between terms unless you write to ask us to begin your next term earlier. You may withdraw this interest in cash at any time before it becomes part of your certificate's principal without a withdrawal penalty. If it is not withdrawn, the interest will become part of your certificate's principal at the start of the next succeeding term. For example, the interest you earn between the end of the first and the beginning of the second term will become part of the principal at the start of your third term. Interim interest rates for the time before your first term begins will be within a range zero to 100 basis points (0% to 1%) above the average interest rate

PAGE  169
published for 12-month certificates of deposit in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average), North Palm Beach, FL 33408. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising
News Service has no connection with IDSC, American Express
Financial Corporation (AEFC) or any of their affiliates.

The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Average are government insured fixed-rate time deposits.

The BANK RATE MONITOR may be available in your local library. To obtain information or current BRM Average rates, call the Client
Service Organization at the telephone numbers listed on the back cover.

Earning interest: Participation interest is calculated, credited and compounded at the end of your certificate term. Minimum interest accrues daily and is credited and compounded at the end of your certificate term. Fixed interest accrues and is credited daily and compounds at the end of your term. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis. Interim interest accrues and is credited daily and compounds at the end of your term immediately following the period in which interim interest is credited.

Rates for future periods: After the initial term, the maximum return, market participation percentage or minimum interest rate on your certificate may be greater or less than those shown on the front of this prospectus. In setting future interest rates, a primary consideration will be the prevailing investment climate. Rates are reviewed weekly, and we have complete discretion as to what interest rate will be declared.

To find out what your certificate's new maximum return, market participation percentage and minimum interest rate will be for your next term, please consult your American Express financial advisor, or the Client Service Organization at the telephone numbers listed on the back cover.

Promotions and pricing flexibility

From time to time, IDSC may sponsor or participate in promotions involving one or more of the certificates and their respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Company or its affiliates. These promotions will generally be for a specified period of time.

We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

Historical Data on the S&P 500 Index

The following chart illustrates the month-end closing values of the index from Dec. 31, 1983 through Feb. 28, 1997. The values of the S&P 500 Index are reprinted with the permission of S&P.

       S&P 500 Index values - December 1983 to February 1997
800


700


600


500


400

300       Chart shows closing values of the S&P from above 100 in 1994 to end near 500 in Feb. 1996

200
                                              S&P 500

100

   83   84   85   86   87   88   89   90   91   92   93   94   95   96

S&P 500 Index average annual return

Beginning date             Period held              Average annual
   Dec. 31,                 in years                    return
1986                          10                         11.83%
1991                           5                         12.17
1995                           1                         20.26

The next chart illustrates, on a moving 12-month basis, the price return of the S&P 500 Index measured for every 12-month period beginning with the period ended Dec. 31, 1984. The price return is the percentage return for each period using month-end closing

PAGE  171
prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.

          S&P 500 Index - December 1984 to February 1997

 40%
     Chart shows 12-month Moving Price Return of the S&P from a high of 40% to a low of
     -20%
 20%



  0%



-20%

      84   85   86   87   88   89   90   91   92   93   94   95   96

Using the same data on price returns described above, the next graph expands on the information in the preceding chart by illustrating the distribution of all the 12-month price returns of the S&P 500 Index beginning with the 12-month period ending Dec. 31, 1984. The graph also shows the number of times these price returns fell within certain ranges.

          S&P 500 Index - December 1984 to February 1997

25


20
     Chart shows the distribution of all of the 12-month price
     returns of the S&P 500 from 1/1/84 through 2/28/97 with a high of just over 20 and a low between 0 and 5.
15



10



5

 -15   -10   -5    0    5    10   15   20   25   29.9   > = 30

The last chart illustrates, on a moving weekly basis, the actual 12-month return of the IDS Stock Market Certificate at full and partial participation compared to the price return of the NYSE Composite IndexR through October 1992 and the S&P 500 Index after

PAGE  172
October 1992.  For non-guaranteed funds received before Nov. 3,
1992, and guaranteed funds received before Nov. 4, 1992, IDS Stock Market Certificate participation interest was based on the NYSE
Composite IndexR rather than the S&P 500 Index.

             Actual 12-month return 1/22/91 to 2/18/97
35%


30%


25%


20% Chart shows actual returns of the certificate at full and 25% participation with the full participation generally tracking the market indexes over the period and 25% level of participation tracking at the 25% level of return.

15%


10%


5%


0%

1/91  5/91  9/91  1/92  5/92  9/92  1/93  5/93  9/93  1/94  5/94  9/94  1/95  5/95  9/95  1/96  5/96  9/96  1/97

Your interest earnings are tied to the movement of the Index. They will be based on any increase in the Index as measured on the beginning and ending date of each 12-month term. Of course, if the Index is not higher on the last day of your term than it was on the first day, your principal will be secure but you will earn no participation interest.

The NYSE Composite IndexR is a registered service mark of the New York Stock Exchange, Inc. (NYSE) and is a composite covering price movements of all common stocks listed on the NYSE. Because the IDS Stock Market Certificate was first available on Jan. 24, 1990, the performance reflects the returns on the one-year anniversary date, falling on a Wednesday, of each of the weeks shown.

The recent historical experience of an index should not be taken as an indication of future performance of the stock market or the certificate. No assurance can be given that an index will not decline or that certificate owners will receive interest on their accounts beyond any minimum interest or fixed interest selected.

PAGE  173
Calculation of return

The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:

Rate of return on S&P 500 Index

Term ending value of S&P 500 Index                minus
Term beginning value of S&P 500 Index             divided by
Term beginning value of S&P 500 Index             equals
Rate of return on S&P 500 Index

The actual return paid to you will depend on your interest participation selection.

For example, assume:

     Term ending value of S&P 500 Index         458
     Term beginning value of S&P 500 Index      422
     Maximum return                              10%
     Minimum return                            3.00%
     Partial participation rate                  25%

              458   Term ending value of S&P 500 Index
     minus    422   Term beginning value of S&P 500 Index
    equals     36   Difference between beginning and ending values

               36   Difference between beginning and ending values
divided by    422   Term beginning value of S&P 500 Index
    equals   8.53%  Percent increase - full participation return
             8.53%  Percent increase or decrease
     times  25.00%  Partial participation rate
    equals   2.13%

      plus   3.00%  3.00% minimum interest rate
    equals   5.13%  Partial participation return

In both cases in the example, the return would be less than the 10% maximum.

Maximum Return and Partial Participation Minimum Rate History - The following table illustrates the maximum annual returns and partial participation minimum rates that have been in effect since the Stock Market Certificate was introduced.

                                                 Partial
                              Maximum            participation
     Start of term         annual return         minimum rate
     Jan. 24, 1990             18.00%                5.00%
     Feb. 5, 1992              18.00                 4.00
     May 13, 1992              15.00                 4.00
     Sept. 9, 1992             12.00                 3.00
     Nov. 11, 1992             10.00                 2.50
     Nov. 2, 1994              10.00                 2.75
     April 26, 1995            12.00                 3.50
     Jan. 17, 1996             10.00                 3.25
     Feb. 26, 1997             10.00                 3.00

PAGE  174
Examples

To help you understand the way this certificate works, here are some hypothetical examples. The following are three different examples of market scenarios and how they affect the certificate's return. Assume for all examples that you purchased the certificate with a $10,000 original investment. Also assume that the partial participation rate is 25%, the minimum interest rate for partial participation is 3.00%, and the maximum total return for full and partial participation is 10%.

1.     If the Market and the S&P 500 Index value rise
Week 1/Wed                                                                  Week 52/Tues
 S&P 500                                                                      S&P 500
Index 425                     8% increase in the S&P 500 Index               Index 459
Full participation interest          Partial participation interest and minimum interest
$10,000    Original investment       $10,000    Original investment
+   800    (8% x $10,000)            +   300    3.00% (Minimum interest rate) x $10,000
_______    Participation interest    +   200    25% x 8% x $10,000 Participation interest
$10,800    Ending balance            $10,500    Ending balance
           (8% Total return)                    (5.00% Total return)

2.     If the Market and the S&P 500 Index value fall
Week 1/Wed                                                                  Week 52/Tues
 S&P 500                                                                      S&P 500
Index 425                     4% Decrease in the S&P 500 Index               Index 408
Full participation interest          Partial participation interest and minimum interest
$10,000    Original investment       $10,000    Original investment
+     0    Participation interest    +   300    3.00% (Minimum interest rate) x $10,000
$10,000    Ending balance            +     0    Participation interest
           (0% Total return)         $10,300    Ending balance
                                                (3.00% Total return)

3.     If the Market and the S&P 500 Index value rise above the minimum return
Week 1/Wed                                                                  Week 52/Tues
 S&P 500                                                                      S&P 500
Index 425                    16% Increase in the S&P 500 Index               Index 493
Full participation interest          Partial participation interest and minimum interest
$10,000    Original investment       $10,000    Original investment
+ 1,000    (10% x $10,000)           +   300    3.00% (Minimum interest rate) x $10,000
           Maximum interest          +   400    (25% x 16% x $10,000) Participation interest
$11,000    Ending balance            $10,700    Ending balance
           (10% Total return)                   (7.00% Total return)

About the S&P 500 Index

The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components are derived from publicly available information regarding the S&P 500 Index. IDSC does not assume any responsibility for the accuracy or completeness of such information.

The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. Standard & Poor's (S&P) chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the U.S. common stock population. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers.

"Standard & Poor's(R)", "S&P(R)", "S&P 500(R)", "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies Inc. and have been licensed for use by IDSC. The certificate is not

PAGE  175
sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to IDSC is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to IDSC or the certificate. S&P has no obligation to take the needs of IDSC or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by IDSC, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, we would use a comparable stock market index for determining participation interest. If this were to occur, you would be sent a notice indicating the comparable index that will be used and be given the option to surrender your certificate, if desired, and receive your principal, without being assessed a surrender charge.

Opportunities at the end of a term

Grace period: When your certificate term ends, you have 14 days before a new term automatically begins. During this 14-day grace period you can:

   o change your interest selection;

   o add money to your certificate;

   o change your term start date;

   o withdraw part or all of your money without a withdrawal penalty or loss of interest; or

PAGE  176
   o receive your interest in cash.

Fixed interest only: The grace period does not apply if you made the change from fixed interest back to participation interest during a term as discussed in "Fixed interest" under "Interest" above. Instead, your new 12-month term will begin on the Wednesday following our receipt of your notice of your new interest selection.

New term: If you do not make changes, your certificate will continue with your current selections when the new term begins 14 days later. You will earn interim interest during this 14-day grace period. If you don't want to wait 14 days before starting your next market participation term, you must phone or send written instructions before your current term ends. You can tell us to start your next term on any Wednesday that is during the grace period and immediately following the date on which we receive your notice. Your notice may also tell us to change your interest selection, add to your certificate or withdraw part of your money. The notification that we send you at the end of the term cannot be sent before the term ends because indexing information and interest (if any) are included in the notice and are not known until the term ends. Any additional payments received during the current term will be applied at the end of the current term. By starting your new term early and waiving the 14-day grace period, you are choosing to start your next term without knowing the ending value of your current term.

How to invest and withdraw funds

Buying your certificate

Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When your application is accepted and we have received your initial investment, we will send you a confirmation showing the acceptance date, the date your term begins and the interest selection you have made detailing your market participation percentage and/or the minimum interest rate for your first term. After your term begins, we will send you notice of the value of the S&P 500 Index on the day your term began. The rates in effect on the date we accept your application are the rates that apply to your certificate. See "Purchase policies" below.

Important: When opening an account, you must provide IDSC with your correct Taxpayer Identification Number (Social Security or
Employer Identification Number).  See "Taxes on your earnings."

Purchase policies:
o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

PAGE  177
o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest.

o IDSC has complete discretion to determine whether to accept an application and sell a certificate.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement plans: special policies."

Two ways to make investments

1
By mail

Send your check along with your name and account number to:

Regular mail:
American Express Financial Advisors Inc.
Client Service Organization
IDS Tower 10
Minneapolis, MN  55440-0010

Express mail:
American Express Financial Advisors Inc.
Client Service Organization
733 Marquette Ave.
Minneapolis, MN  55440-0010

2
By wire

For investment into an established account, you may wire money to:

Norwest Bank Minneapolis
Routing No. 091000019
Minneapolis, MN
Attn:   Domestic Wire Dept.

Give these instructions: Credit Account #00-30-015 for personal account # (your account number) for (your name).

If this information is not included, the order may be rejected and all money received, less any costs IDSC incurs, will be returned promptly.

o    Minimum amount you may wire:  $1,000.

o Wire orders can be accepted only on days when your bank, AEFC, IDSC and Norwest Bank Minneapolis are open for business.

o    Wire purchases are completed when wired payment is received and we accept the purchase.
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o    Bank wire purchases are not sent until the next business day.

o Wire investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m.
     Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o IDSC, AEFC and its other subsidiaries are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o    You must pay any fee the bank charges for wiring.

Full and partial withdrawals

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. However:

o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.

o Full and partial withdrawals of principal during a term are subject to penalties, described below.

o You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

Penalties for withdrawal during a term: If you withdraw money during a term, you will pay a penalty of 2% of the principal withdrawn. The 2% penalty is waived upon death of the certificate owner. We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions. See "Retirement plans: special policies" below.

When you request a full or partial withdrawal during a term, we pay you from the principal of your certificate.

Loss of interest: If you make a withdrawal at any time other than at the end of the term, you will lose interest, if any, accrued on the withdrawal amount since minimum and participation interest is credited only at the end of a term. However, accrued fixed and interim interest will be paid to the date of the withdrawal.

Following are examples describing a $2,000 withdrawal during a term for participation and fixed interest:

Participation interest

Account balance                                    $10,000.00
Interest  (interest is credited at the                   0.00
end of the term)
Withdrawal of principal                            ( 2,000.00)
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2% withdrawal penalty                                  (40.00)
Balance after withdrawal                           $ 7,960.00

You will forfeit any accrued interest on the withdrawal amount.

Fixed interest

Account balance                                    $10,000.00
Interest credited to date                              100.00
Withdrawal of credited interest                       (100.00)
Withdrawal of principal                             (1,900.00)
2% withdrawal penalty (on $1,900                       (38.00)
principal withdrawn)
Balance after withdrawal                           $ 8,062.00

Retirement plans: In addition, you may be subject to IRS penalties for early withdrawals if your certificate is in an IRA, 401(k) or other qualified retirement plan account.

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. A check may be mailed earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

Transfers to other accounts

You may transfer part or all of your certificate to any other IDS certificate or into another new or existing American Express
Financial Advisors Inc. account that has the same ownership
(subject to any terms and conditions that may apply).

Two ways to request a withdrawal or transfer

1
By phone

o Call the Client Service Organization at the telephone numbers listed on the back cover between 8 a.m. and 6 p.m. your local time.

o    Maximum phone request:  $50,000

o    Transfers into an American Express Financial Advisors Inc.
     account with the same ownership.

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PAGE  180
o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone request believed to be authentic and will use reasonable procedures to confirm that it is. This includes asking identifying questions and tape recording telephone calls. If reasonable procedures are not followed, IDSC or AEFC will be liable for any loss resulting from fraudulent requests.

You may request that telephone withdrawals not be authorized from your account by writing the Client Service Organization.

2
By mail

Send your name, account number and request for a withdrawal or transfer to:

Regular mail:
American Express Financial Advisors Inc.
Client Service Organization
IDS Tower 10
Minneapolis, MN  55440-0010

Express mail:
American Express Financial Advisors Inc.
Client Service Organization
733 Marquette Ave.
Minneapolis, MN  55440-0010

Written requests are required for:

o    Transactions over $50,000.

o Pension plans and custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another American Express Financial Advisors Inc. account with different ownership. (All current registered owners must sign the request.)

Three ways to receive payment when you withdraw funds

1
By regular or express mail

o Mailed to address on record; please allow seven days for mailing.

o    Payable to name(s) you requested.

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o    You will be charged a fee if you request express mail
     delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, the fee is deducted from the proceeds of the withdrawal.

2
By wire

o    Minimum wire withdrawal:  $1,000.

o    Request that money be wired to your bank.

o    Bank account must be in same ownership as IDSC account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.

o A service fee, if any, may be deducted from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

3
By electronic transfer

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o    No charge.

o    Deposited electronically in your bank account.

o    Allow two to five business days from request to deposit.

Retirement plans: special policies

o If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of this certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's individual account under the plan is administered. These terms may differ from the terms of the certificate.

o If your certificate is held in a Custodial Retirement Plan (or Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to rules outlined in the Custodial Retirement Plan document.

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o    The annual custodial fee for IRA or non-401(k) qualified
     retirement plans may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o We will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions.

o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a $50 termination fee will apply.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 59 1/2 or upon the owner's death.

Transfer of ownership

While this certificate is not negotiable, IDSC will transfer ownership upon written notification to our Client Service Organization. However, if you have purchased your certificate for an IRA, 401(k) plan or other qualified retirement plan, you may be unable to transfer or assign the certificate without losing the account's favorable tax status. Please consult your tax advisor.

For more information

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your American Express financial advisor or call the Client Service Organization at the telephone numbers listed on the back cover.

Taxes on your earnings

Participation and minimum interest on your certificate is taxable when credited to your account. Fixed and interim interest are fully taxable as earned. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Revised proposed regulations: The IRS has issued revised proposed regulations governing the tax treatment of debt instruments which provide for variable rates of interest, including interest based on the price of property that is actively traded or on an index of the prices of such property. Under these revised proposed regulations, the IDS Stock Market Certificate is likely to constitute a debt instrument that would be treated as a variable rate debt instrument
(VRDI) rather than a contingent debt instrument (CDI). If the Stock Market Certificate constitutes a VRDI, then the income earned
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PAGE  183
on the certificate will be treated as original issue discount and reported when credited to the owner's account. If the certificate is not treated as a VRDI, but rather is treated as a CDI, then the owner may have taxable income to report, even though the account owner has not received any cash distributions. Furthermore, the timing and character of the income may be different from that of a VRDI. IDSC cannot guarantee whether the revised proposed regulations will be adopted as final in this present form or will again be modified. As always, you should consult your tax advisor for information regarding the tax implications of your certificate.

Retirement accounts

If you are using the certificate as an investment for an IRA, 401(k) plan account or other qualified retirement plan account, income tax rules for your IRA or qualified plan apply. Generally, you will pay no income taxes on your investment's earnings--and, in many cases, on part or all of the investment itself--until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to. IDSC is required to withhold federal income taxes of 20% on most other qualified plan distributions, unless the distribution is directly rolled over to another qualified plan or IRA.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your Taxpayer Identification Number (TIN) and backup withholding:
As with any financial account you open, you must list your current and correct Taxpayer Identification Number (TIN)--either your Social Security or Employer Identification Number. The TIN must be certified under penalties of perjury on your application when you open an account with IDSC.

If you don't provide the TIN to IDSC, or the TIN you report is incorrect, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o    a $50 penalty for each failure to supply your correct TIN;
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PAGE  184
o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o    criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN

                                 Use the Social Security or
For this type of account:        Employer Identification Number of:

Individual or joint account      The individual or individuals
                                 listed on the account

Custodian account of a minor     The minor
(Uniform Gifts/Transfers to
Minors Act)

A living trust                   The grantor-trustee (the person
                                 who puts the money into the trust)

An irrevocable trust, pension    The legal entity (not the personal
trust or estate                  representative or trustee, unless
                                 no legal entity is designated in
                                 the account title)

Sole proprietorship              The owner

Partnership                      The partnership

Corporate                        The corporation

Association, club or             The organization
tax-exempt organization

For details on TIN requirements, ask your financial advisor or local American Express Financial Advisors Inc. office for federal
Form W-9, "Request for Taxpayer Identification Number and
Certification."

Foreign investors

If you are not a citizen or resident of the United States, you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate, and you must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

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It is most likely that interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. However, if the certificate is treated as a CDI, part of the earned income may be treated as capital gain instead of portfolio interest. Even though your interest income or capital gain is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate.
The statement must be in a form satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is given on the basis of current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor regarding their own position.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

How your money is used and protected

Invested and guaranteed by IDSC

The IDS Stock Market Certificate is issued and guaranteed by IDSC, a wholly owned subsidiary of AEFC. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $3.5 billion and a net worth in excess of $194 million on Dec. 31, 1996.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

     o    interest to certificate owners; and
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PAGE  186
     o various expenses, including taxes, fees to AEFC for advisory and other services and distribution fees to American Express Financial Advisors Inc. and American
          Express Service Corporation (AESC).

For a review of significant events relating to our business, see
"Management's discussion and analysis of financial condition and results of operations." Our certificates are not rated by a national rating agency.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Stock Market Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (It is a face-amount certificate -- not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1996, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $151 million.

Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1996:

Type of investment           Net amount invested

Corporate and other bonds            38%
Government agency bonds              31
Preferred stocks                     20
Mortgages                             6
Cash and cash equivalents             2
Municipal bonds                       3

As of Dec. 31, 1996 about 93% of our securities portfolio
(including bonds and preferred stocks) is rated investment grade.
For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

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Most of our investments are on deposit with American Express Trust
Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1996 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter under federal securities laws.

Borrowing money -
From time to time we have established a line of credit if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans.

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Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration.

When-issued securities-
Some of our investments in debt securities are purchased on a when-issued basis. It may take as long as 45 days or more before these securities are issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

Certain investment considerations

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also
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PAGE  189

fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to the ability of a company to pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's Portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B-by Moody's Investors Service, Inc. or Standard & Poor's.
Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.

As of Dec. 31, 1996, IDSC held about 7% of its investment portfolio (including bonds, preferred stocks, mortgages and cash equivalents) in investments rated below investment grade.

When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative.

How your money is managed

Relationship between IDSC and American Express Financial
Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. IDSC and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1996, AEFC managed investments, including its own, of more than $149 billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 175 offices and more than 7,800 financial advisors. American Express Financial Advisors' financial

PAGE  190
planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express
Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express
     Travel Related Services Company, Inc. and its subsidiaries);
     and

o international banking services (through American Express Bank Ltd. and its subsidiaries including American Express Bank
     International).

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of Dec. 31, 1996, IDSC had issued (in face amount)
$13,327,949,715 of installment certificates and $15,788,445,077 of single payment certificates.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o    providing investment research;
o    making specific investment recommendations; and
o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets
(included assets).

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PAGE  191
Advisory and services fee computation:

Included assets            Percentage of total book value

First $250 million                    0.75%
Next 250 million                      0.65
Next 250 million                      0.55
Next 250 million                      0.50
Any amount over 1 billion             0.45

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an advisory or service fee.

Advisory and services fee for the past three years:

                                  Percentage of
Year        Total fees            included assets
1996        $16,989,093               0.50%
1995        $16,472,458               0.50
1994        $13,565,432               0.51

Estimated advisory and services fees for 1997 are $16,621,000.

Other expenses payable by IDSC:  The Investment Advisory and
Services Agreement provides that we will pay:

o costs incurred by us in connection with real estate and mortgages;
o    taxes;
o    depository and custodian fees;
o    brokerage commissions;
o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;
o fees and expenses of our directors who are not officers or employees of AEFC;
o provision for certificate reserves (interest accrued on certificate owner accounts); and
o expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with American Express Financial
Advisors Inc., we pay for the distribution of this certificate by American Express Financial Advisors Inc., effective April 30, 1997 as described below.

For certificates sold through American Express Financial Advisors
Inc. or through American Express Bank International (AEBI) and
Coutts & Co. (USA) International (Coutts) we pay distribution fees as follows:

o 0.70% of the initial investment on the first day of the certificate's term; and

o 0.70% of the certificate's reserve at the beginning of each subsequent term.

Under a Distribution Agreement with AESC, for certificates sold through American Express Financial Direct, we pay AESC the following:

o 1.00% of the initial investment on the first day of the certificate's term; and

o 1.00% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.

American Express Financial Direct is a channel for direct marketing of financial services to American Express card members and others.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $29,971,960 during the year ended Dec. 31, 1996. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $30,806,000 during 1997.

See Note 1 to Financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays commissions to its financial advisors. American Express Financial Advisors Inc. and
AESC pay other selling expenses in connection with services to us.

Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or IDSC, approved these distribution agreements.

Selling Agent Agreements with AEBI and Coutts:  In turn, under
Selling Agent Agreements with AEBI and Coutts, American Express
Financial Advisors Inc. compensates each for their services as Selling Agents of this certificate as follows:

o AEBI is paid a fee equal to 1.0% per term of the principal amount of each certificate for which AEBI is the selling agent.

o Coutts is paid a fee equal to 0.80% per term of the principal amount of each certificate for which Coutts is the selling agent.

Coutts is compensated on certificates owned by its clients who are former clients of AEBI. These clients must have continuously owned a certificate since Nov. 10, 1994. Coutts is also compensated on

PAGE  193
additional investments and exchanges made by such clients to other certificates only to the extent that a client has the right to make additional investments or exchanges.

American Express Financial Advisors Inc. has entered into a consulting agreement with AEBI under which AEBI provides consulting services related to any selling agent agreements between American Express Financial Advisors Inc. and other Edge Act corporations. For these services, American Express Financial Advisors Inc. pays AEBI a fee for this certificate equal to 0.20% per term of the principal amount of each certificate for which another Edge Act corporation is the selling agent.

Such payments will be made quarterly in arrears.

These fees are not assessed to your certificate account.

About AESC

AESC is a wholly-owned subsidiary of American Express Travel
Related Services Inc., which in turn is a wholly-owned subsidiary of American Express Company.

About AEBI and Coutts

AEBI is an Edge Act corporation organized under the provisions of
Section 25(a) of the Federal Reserve Act. It is a wholly owned subsidiary of American Express Bank Ltd. (AEBL). As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.

AEBI has an extensive international high net-worth client base that is served by a marketing staff in New York and Florida. The banking and financial products offered by AEBI include checking, money-market and time deposits, credit services, check collection services, foreign exchange, funds transfer, investment advisory services and securities brokerage services. As of Dec. 31, 1996, AEBI had total assets of $355 million and total equity of $150 million.

Coutts is an Edge Act corporation organized under the provisions of
Section 25(a) of the Federal Reserve Act. It is an indirect wholly owned subsidiary of National Westminster Bank PLC. As an Edge Act corporation, Coutts is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve. Coutts is supervised and regulated by the Federal Reserve.

Although AEBI and Coutts are banking entities, the Stock Market Certificate is not a bank product, nor is it backed or guaranteed by AEBI or Coutts, by AEBL, by NatWest PLC or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.

PAGE  194
Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;
o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and
o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's directors, chairman, president and controller are elected annually for a term of one year. The other executive officers are appointed by the president.

We paid a total of $37,000 during 1996 to directors not employed by AEFC.

Board of directors

David R. Hubers*
Born in 1943.  Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929.  Director since 1989.
Director, Communications Holdings, Inc. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Richard W. Kling*
Born in 1940.  Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Edward Landes
Born in 1919.  Director since 1984.
Development consultant. Director of IDS Life Insurance Company of New York. Director of Endowment Development, YMCA of Metropolitan Minneapolis. Vice president for Financial Development, YMCA of Metropolitan Minneapolis from 1985 through 1995. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

PAGE  195
John V. Luck, Ph.D.
Born in 1926.  Director since 1987.
Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills, Inc. since 1968. Retired 1988.

James A. Mitchell*
Born in 1941.  Director since 1994.
Chairman of the board of directors from 1994 to 1996. Executive vice president - Marketing and Products of AEFC since 1994. Senior vice president - Insurance Operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916.  Director since 1968.
Engineering, manufacturing and management consultant since 1978.

Gordon H. Ritz
Born in 1926.  Director since 1968.
Director, Mid-America Publishing and Atrix International, Inc.
Former president, Com Rad Broadcasting Corp.  Former director,
Sunstar Foods.

Stuart A. Sedlacek*
Born in 1957.  Director since 1994.
President since 1994. Vice president - Assured Assets of AEFC since 1994. Vice president and portfolio manager from 1988 to 1993. Executive vice president - Assured Assets of IDS Life
Insurance Company since 1994.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Stuart A. Sedlacek
Born in 1957.  President since 1994.

Morris Goodwin Jr.
Born in 1951.  Vice president and treasurer since 1989.
Vice president and corporate treasurer of AEFC since 1989. Chief financial officer and treasurer of American Express Trust Company from 1988 to 1989.

Timothy S. Meehan
Born in 1957.  Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc.
since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951.  Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957.  Vice president and controller of IDSC since 1994.
Manager of Investment Accounting of IDS Life Insurance Company from
1986 to 1994.

Bruce A. Kohn
Born in 1951.  Vice president and general counsel since 1993.
Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937.  Vice president - real estate loan management since
1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended
Dec. 31, 1996.  These statements are included in this prospectus.
Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

Other certificates issued by IDSC: Your American Express financial advisor can give you more information on five other certificates issued by IDSC. These certificates offer a wide range of investment terms and features.

IDS Cash Reserve Certificate - A single payment certificate that permits additional investments on which IDSC guarantees interest in advance for a three-month term.

IDS Flexible Savings Certificate - A single payment certificate that permits additional investments and on which IDSC guarantees interest in advance for a term of six, 12, 18, 24, 30 or 36 months.

PAGE  197
IDS Installment Certificate - An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

IDS Preferred Investors Certificate - A single payment certificate that combines a competitive fixed rate of return with IDSC's guarantee of principal for large investments of $250,000 to $5 million.

PAGE  198
Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment.  When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.
PAGE  199
(Back Cover)

Quick telephone reference

Client Service Organization/Transaction Line
Withdrawals, transfers, inquiries

National/Minnesota:  800-437-3133
Mpls./St. Paul area: 612-671-3800

TTY Service
For the hearing impaired
800-846-4293

American Express Easy Access Line
Current rate information

National/Minnesota:  800-272-4445
Mpls./St. Paul area: 612-671-1630

Account value, cash transaction information (automated response, TouchtoneR phones only)

National/Minnesota:  800-862-7919
Mpls./St. Paul area: 800-862-7919

IDS Stock Market Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

Distributed by American Express Financial Advisors Inc.

PAGE  200
IDS Stock Market Certificate
Prospectus
April 30, 1997

Potential for stock market growth with safety of principal.

IDS Stock Market Certificates are issued by IDS Certificate Company
(IDSC). You can purchase this certificate with a single investment of at least $1,000 but not more than $1 million (unless you receive prior authorization from IDSC to invest more). As long as you stay within this limit, you can make additional investments at the end of a term. Your principal is guaranteed by IDSC. You can participate in any increase of the stock market based on the S&P 500 Index while protecting your principal. In addition, you decide whether part of your return will be guaranteed by IDSC or whether all of it will be tied to the market. You can keep your certificate for up to 14 terms.

As is the case with other investment companies, these securities have not been approved or disapproved by the securities and exchange commission or any state securities commission, nor has the securities and exchange commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed by IDSC's investments on deposit rather than guaranteed or insured by the government or someone else. See "Invested and guaranteed by IDSC" and "Regulated by government" under "How your money is used and protected."

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, backed or guaranteed or endorsed by any bank or financial institution nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

This prospectus describes terms and conditions of your IDS Stock Market Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Stock Market Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

Issuer:                          Distributor:
IDS Certificate Company          American Express
IDS Tower 10                     Service Corporation
Minneapolis, MN  55440-0010      IDS Tower 10
800-297-7478 (toll free)         Minneapolis, MN  55440-0010

TTY numbers:
800-710-5260 (toll free)
(612) 671-7066


An American Express company

PAGE  201
Where to get information about IDSC

IDS Certificate Company is subject to the reporting requirements of the Securities Exchange Act of 1934. Reports and other information on IDSC are filed with the Securities and Exchange Commission (SEC) and are available on the SEC Internet web site (http://www.sec.gov). Copies can be obtained from the Public Reference Section of the SEC, 450 5th St., N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Or you can inspect and copy information in person at the SEC's Public Reference Section and at the following regional offices:

Northeast Regional Office
7 World Trade Center, Suite 1300
New York, NY  10048

Midwest Regional Office
500 West Madison St. Suite 1400
Chicago, IL  60661

Pacific Regional Office
5670 Wilshire Blvd., 11th Floor
Los Angeles, CA  90036

Initial interest and participation rates

IDSC guarantees return of your principal. The interest on your certificate is linked to stock market performance as measured by the Standard & Poor's 500 Stock Index (S&P 500 Index) as explained under "About the certificate" below.

Here are the interest rates and market participation percentages in effect on the date of this prospectus, April 30, 1997:

Maximum           Market participation           Minimum
return            percentage                     interest

 10%                100%  (full)                 None
 10%                 25%  (partial)              Currently 3.00%

These rates may or may not be in effect when you apply to purchase your certificate. For your first term, if you choose the partial participation option for your certificate, your minimum interest rate will be between 2.50% and 3.50%. Rates for later terms are set at the discretion of IDSC and may differ from the rates shown here. We reserve the right to issue other securities with different provisions.

PAGE  202
Contents

Table of contents

About the certificate                                       p
Investment amounts                                          p
Face amount and principal                                   p
Certificate term                                            p
Value at maturity                                           p
Receiving cash before end of term                           p
Interest                                                    p
Promotions and pricing flexibility                          p
Historical data on the S&P 500 Index                        p
Calculation of return                                       p
About the S&P 500 Index                                     p
Opportunities at the end of a term                          p

How to invest and withdraw funds                            p
Buying your certificate                                     p
Two ways to make investments at term end                    p
Full and partial withdrawals                                p
Two ways to request a withdrawal                            p
Three ways to receive payment when you withdraw funds       p
IRAs: special policies                                      p
Transfer of ownership                                       p
For more information                                        p

Taxes on your earnings
Retirement accounts                                         p
Gifts to minors                                             p
How to determine the correct TIN                            p
Foreign investors                                           p
Trusts                                                      p

How your money is used and protected
Invested and guaranteed by IDSC                             p
Regulated by government                                     p
Backed by our investments                                   p
Investment policies                                         p
Certain investment considerations                           p

How your money is managed
Relationship between IDSC
  and American Express Financial Corporation                p
About American Express Service Corporation                  p
Capital structure and certificates issued                   p
Investment management and services                          p
Distribution                                                p
Employment of other American Express affiliates             p
Directors and officers                                      p
Auditors                                                    p

Appendix                                                    p

PAGE  203
Annual financial information
Summary of selected financial information                   p
Management's discussion and analysis of financial
  condition and results of operations                       p
Report of independent auditors                              p

Financial statements                                        p

Notes to financial statements                               p

PAGE  204
About the certificate

Investment amounts

You may purchase the IDS Stock Market Certificate with a single investment of at least $1,000 but not more than $1 million (unless you receive prior authorization from IDSC to invest more) payable in U.S. currency. You may also make additional lump-sum investments in any amount at the end of any term as long as your total amount paid in is not more than the $1 million unless you receive prior authorization from IDSC to invest more).

The certificate may be used as an investment for your Individual
Retirement Account (IRA). If so used, the amount of your contribution (investment) will be subject to limitations in applicable federal law.

Face amount and principal

The face amount of your certificate is the amount of your initial investment. Your principal is the value of your certificate at the beginning of each subsequent term. Your principal is guaranteed by IDSC. It consists of the amount you actually invest plus interest credited to your account and any additional investment you make less withdrawals, penalties and any interest paid to you in cash.

For example: Assume your initial investment (face amount) of $10,000 has earned a return of 7.25%. Interest is credited to your account at the end of the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term. Your principal for the next term will equal:

          $10,000.00     Face Amount (initial investment)
plus          725.00     Interest credited to your account at the
                         end of the term
plus            5.00     Interim interest (See "Interim interest")
minus         ($0.00)    Interest paid to you in cash
plus        2,500.00     Additional investment to your certificate
minus         ($0.00)    Withdrawals and applicable penalties
          $13,230.00     Principal at the beginning of the next
                         term.

Certificate term

Your first certificate term is a 12-month period that begins on the Wednesday after your application is accepted and ends the Tuesday before the one-year anniversary of its acceptance. For example, if your application is accepted on a Wednesday, your first term would begin the next Wednesday. Your certificate will earn interest at the interim interest rate then in effect until the term begins. It will not earn any participation interest until the term begins. If you choose to continue to receive participation interest, subsequent terms are 12-month periods that begin on the Wednesday following the 14-day grace period at the end of the prior 12-month term. You may begin your next term on any Wednesday during the PAGE 205
14-day period by providing prior written instructions to IDSC. If you choose to receive fixed interest, subsequent terms will be up to 12 months as described in "Fixed interest" under "Interest" below.

Value at maturity

Your certificate matures after 14 terms and you will receive a distribution for its value. Participation terms are always 12 months. Fixed interest terms may be less than 12 months if you convert to participation before the 12 month period. At maturity, the value of your certificate will be the total of your actual investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.

Receiving cash before end of term

If you need money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to invest and withdraw funds."

Interest

You may select from two types of participation interest for your first term. The two types are 1) full participation, or 2) partial participation together with minimum interest. Interest earned under both of these options has an upper limit which is the maximum annual return explained below. After your first term, you may choose full or partial participation or you may choose not to participate in any market movement and receive a fixed rate of interest.

Full participation interest: With this option you participate 100% in any percentage increase in the S&P 500 Index up to the maximum return. You earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term. Thus, your return is linked to stock market performance. The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see "About the S&P 500 Index."

Partial participation and minimum interest: This option allows you to participate in a certain part (market participation rate) of any increase in the S&P 500 Index together with a rate of interest guaranteed by IDSC in advance for each term (minimum interest). Your return is composed of two parts:

     1.   A percentage of any increase in the S&P 500 Index, and

     2. A rate of interest guaranteed by IDSC in advance for each term.

PAGE  206
Together, they cannot exceed the maximum return.

If you choose the partial participation option for your first term, the minimum interest paid on your certificate will be between 2.50% and 3.50%.

The market participation rate and the minimum interest rate on the date of this prospectus are listed on the inside cover under "Initial interest and participation rates."

Fixed interest: After your first term, this option allows you to stop participating in the market entirely for some period of time. You may choose to receive a fixed rate of interest for any term after the first term. During the term when you are receiving fixed interest, you can change from your fixed interest selection to again participate in the market. If you make the change from fixed interest to participation interest, your next term would begin on the Wednesday following our receipt of notice of your new selection. In this way, you may have a term (during which you would earn fixed interest) that is less than 12 months. You may not change from participation interest to fixed interest during a term.

Maximum annual return: This is the cap, or upper limit, of your return. Your total return including both participation and minimum interest for a term for which you have chosen participation interest will be limited to this maximum return percentage.

Determining the S&P 500 Index value: The stock market closes at 3 p.m. Central time and the S&P 500 Index value is available at approximately 4:30 p.m. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor's (S&P) makes minor adjustments to the closing value after 4:30 p.m., and the value we use may not be exactly the one that is published the next business day. In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday's closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.

Interim interest: When we accept your application, we pay interim interest to your account for the time before your first term begins. We also pay interim interest for the 14-day period between terms unless you write or call to ask us to begin your next term earlier. You may withdraw this interest in cash at any time before it becomes part of your certificate's principal without a
withdrawal penalty.  If it is not withdrawn, the interest will become part of your certificate's principal at the start of the next succeeding term.  For example, the interest you earn between the end of the first and the beginning of the second term will become part of the principal at the start of your third term.
Interim interest rates for the time before your first term begins will be within a range 0 to 100 basis points (0% to 1%) above the average interest rate published for 12-month certificates of deposit in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM
PAGE  207
Average), North Palm Beach, FL 33408. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising
News Service has no connection with IDSC, American Express
Financial Corporation (AEFC) or any of their affiliates.

The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Average are government insured fixed-rate time deposits.

The BANK RATE MONITOR may be available in your local library. To obtain information or current BRM Average rates, call American
Express Financial Direct at the telephone numbers listed on the back cover.

Earning interest: Participation interest is calculated, credited and compounded at the end of your certificate term. Minimum interest accrues daily and is credited and compounded at the end of your certificate term. Fixed interest accrues and is credited daily and compounds at the end of your term. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis. Interim interest accrues and is credited daily and compounds at the end of your term immediately following the period in which interim interest is credited.

Rates for future periods: After the initial term, the maximum return, market participation percentage or minimum interest rate on your certificate may be greater or less than those shown on the front of this prospectus. In setting future interest rates, a primary consideration will be the prevailing investment climate. Rates are reviewed weekly, and we have complete discretion as to what interest rate will be declared.

To find out what your certificate's new maximum return, market participation percentage and minimum interest rate will be for your next term, please consult American Express Financial Direct at the telephone numbers listed on the back cover.

Promotions and pricing flexibility

From time to time, IDSC may sponsor or participate in promotions involving one or more of the certificates and their respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Company or its affiliates. These promotions will generally be for a specified period of time.

We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.
PAGE  208
Historical Data on the S&P 500 Index

The following chart illustrates the month-end closing values of the index from Dec. 31, 1983 through Feb. 28, 1997. The values of the S&P 500 Index are reprinted with the permission of S&P.

       S&P 500 Index values - December 1983 to February 1997

400



300 Chart shows closing values of the S&P from above 100 in 1994 to end near 500 in Feb. 1996


200
                                              S&P 500


100

   84   85   86   87   88   89   90   91   92   93   94   95   96   97

S&P 500 Index average annual return

Beginning date             Period held              Average annual
   Dec. 31,                 in years                    return
1986                          10                         11.83%
1991                           5                         12.17
1995                           1                         20.26

The next chart illustrates, on a moving 12-month basis, the price return of the S&P 500 Index measured for every 12-month period beginning with the period ended Dec. 31, 1984. The price return is the percentage return for each period using month-end closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.

          S&P 500 Index - December 1984 to February 1997

 40%

     Chart shows 12-month Moving Price Return of the S&P from a high of 40% to a low of -20%
 20%



  0%



-20%

     85   86   87   88   89   90   91   92   93   94   95   96   97
PAGE  209
Using the same data on price returns described above, the next graph expands on the information in the preceding chart by illustrating the distribution of all the 12-month price returns of the S&P 500 Index beginning with the 12-month period ending Dec.
31, 1984. The graph also shows the number of times these price returns fell within certain ranges.

          S&P 500 Index - December 1984 to February 1997

20
     Chart shows the distribution of all of the 12-month price
     returns of the S&P 500 from 1/1/84 through 2/28/97 with a high of just over 20 and a low between 0 and 5.
15



10



5

 -15   -10   -5    0    5    10   15   20   25   30

The last chart illustrates, on a moving weekly basis, the actual 12-month return of the IDS Stock Market Certificate at full and partial participation compared to the price return of the NYSE Composite IndexR through October 1992 and the S&P 500 Index after October 1992. For non-guaranteed funds received before Nov. 3, 1992, and guaranteed funds received before Nov. 4, 1992, IDS Stock Market Certificate participation interest was based on the NYSE Composite IndexR rather than the S&P 500 Index.

             Actual 12-month return 1/22/91 to 2/18/97
30%


25%

20% Chart shows actual returns of the certificate at full and 25% participation with the full participation generally tracking the market indexes over the period
15% and 25% level of participation tracking at the 25% level of return.

10%


5%


0%

1/91  4/91  7/91  10/91  1/92  4/92  7/92  10/92  1/93  4/93  7/93  10/93  2/94  7/94  10/94  2/95  4/95  7/95  10/95  1/96  3/96
/TABLE

Your interest earnings are tied to the movement of the Index. They will be based on any increase in the Index as measured on the beginning and ending date of each 12-month term. Of course, if the Index is not higher on the last day of your term than it was on the first day, your principal will be secure but you will earn no participation interest.

The NYSE Composite IndexR is a registered service mark of the New York Stock Exchange, Inc. (NYSE) and is a composite covering price movements of all common stocks listed on the NYSE. Because the IDS Stock Market Certificate was first available on Jan. 24, 1990, the performance reflects the returns on the one-year anniversary date, falling on a Wednesday, of each of the weeks shown.

The recent historical experience of an index should not be taken as an indication of future performance of the stock market or the certificate. No assurance can be given that an index will not decline or that certificate owners will receive interest on their accounts beyond any minimum interest or fixed interest selected.

Calculation of return

The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:

Rate of return on S&P 500 Index

Term ending value of S&P 500 Index                minus
Term beginning value of S&P 500 Index             divided by
Term beginning value of S&P 500 Index             equals
Rate of return on S&P 500 Index

The actual return paid to you will depend on your interest participation selection.

For example, assume:

     Term ending value of S&P 500 Index         458
     Term beginning value of S&P 500 Index      422
     Maximum return                              10%
     Minimum return                            3.00%
     Partial participation rate                  25%

              458   Term ending value of S&P 500 Index
     minus    422   Term beginning value of S&P 500 Index
    equals     36   Difference between beginning and ending values

               36   Difference between beginning and ending values
divided by    422   Term beginning value of S&P 500 Index
    equals   8.53%  Percent increase - full participation return

             8.53%  Percent increase or decrease
     times  25.00%  Partial participation rate
    equals   2.13%
      plus   3.00%  3.00% minimum interest rate
    equals   5.13%  Partial participation return

PAGE  211
In both cases in the example, the return would be less than the 10% maximum.

Maximum Return and Partial Participation Minimum Rate History - The following table illustrates the maximum annual returns and partial participation minimum rates that have been in effect since the Stock Market Certificate was introduced.

                                                    Partial
                              Maximum            participation
     Start of term         annual return         minimum rate
     Jan. 24, 1990             18.00%                5.00%
     Feb. 5, 1992              18.00                 4.00
     May 13, 1992              15.00                 4.00
     Sept. 9, 1992             12.00                 3.00
     Nov. 11, 1992             10.00                 2.50
     Nov. 2, 1994              10.00                 2.75
     April 26, 1995            12.00                 3.50
     Jan. 17, 1996             10.00                 3.25
     Feb 26, 1997              10.00                 3.00

Examples:

To help you understand the way this certificate works, here are some hypothetical examples. The following are three different examples of market scenarios and how they affect the certificate's return. Assume for all examples that you purchased the certificate with a $10,000 original investment. Also assume that the partial participation rate is 25%, the minimum interest rate for partial participation is 3.00%, and the maximum total return for full and partial participation is 10%.

1.     If the Market and the S&P 500 Index value rise
Week 1/Wed                                                                  Week 52/Tues
 S&P 500                                                                      S&P 500
Index 425                     8% increase in the S&P 500 Index               Index 459
________________________________________________________________________________________
Full participation interest          Partial participation interest and minimum interest
$10,000    Original investment       $10,000    Original investment
+   800    (8% x $10,000)            +   300    3.00% (Minimum interest rate) x 10,000
           Participation interest    +   200    25% x 8% x $10,000 Participation interest
$10,800    Ending balance            $10,500    Ending balance
           (8% Total return)                    (5.00% Total return)

2.     If the Market and the S&P 500 Index value fall
Week 1/Wed                                                                  Week 52/Tues
 S&P 500                                                                      S&P 500
Index 425                     4% Decrease in the S&P 500 Index               Index 408
Full participation interest          Partial participation interest and minimum interest
$10,000    Original investment       $10,000    Original investment
+     0    Participation interest    +   300    3.00% (Minimum interest rate) x $10,000
$10,000    Ending balance            +     0    Participation interest
           (0% Total return)         $10,300    Ending balance
                                                (3.00% Total return)
3.     If the Market and the S&P 500 Index value rise above the minimum return
Week 1/Wed                                                                  Week 52/Tues
 S&P 500                                                                      S&P 500
Index 425                    16% Increase in the S&P 500 Index               Index 493
Full participation interest          Partial participation interest and minimum interest
$10,000    Original investment       $10,000    Original investment
+ 1,000    (10% x $10,000)           +   300    3.00% (Minimum interest rate) x $10,000
           Maximum interest          +   400    (25% x 16% x $10,000) Participation interest
$11,000    Ending balance            $10,700    Ending balance
           (10% Total return)                   (7.00% Total return)

PAGE  212
About the S&P 500 Index

The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components are derived from publicly available information regarding the S&P 500 Index. IDSC does not assume any responsibility for the accuracy or completeness of such information.

The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. Standard & Poor's (S&P) chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the U.S. common stock population. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers.

"Standard & Poor's(R)", "S&P(R)", "S&P 500(R)", "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies Inc. and have been licensed for use by IDSC. The certificate is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to IDSC is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to IDSC or the certificate. S&P has no obligation to take the needs of IDSC or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by IDSC, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties or merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

PAGE  213
If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, we would use a comparable stock market index for determining participation interest. If this were to occur, you would be sent a notice indicating the comparable index that will be used and be given the option to surrender your certificate, if desired, and receive your principal, without being assessed a surrender charge.

Opportunities at the end of a term

Grace period: When your certificate term ends, you have 14 days before a new term automatically begins. During this 14-day grace period you can:

   o change your interest selection;

   o add money to your certificate;

   o change your term start date;

   o withdraw part or all of your money without a withdrawal penalty or loss of interest; or

   o receive your interest in cash.

Fixed interest only: The grace period does not apply if you made the change from fixed interest back to participation interest during a term as discussed in "Fixed interest" under "Interest" above. Instead, your new 12-month term will begin on the Wednesday following our receipt of your notice of your new interest selection.

New term: If you do not make changes, your certificate will continue with your current selections when the new term begins 14 days later. You will earn interim interest during this 14-day grace period. If you don't want to wait 14 days before starting your next market participation term, you must phone or send written instructions before your current term ends. You can tell us to start your next term on any Wednesday that is during the grace period and immediately following the date on which we receive your notice. Your notice may also tell us to change your interest selection, add to your certificate or withdraw part of your money. The notification that we send you at the end of the term cannot be sent before the term ends because indexing information and interest (if any) are included in the notice and are not known until the term ends. Any additional payments received during the current term will be applied at the end of the current term. By starting your new term early and waiving the 14-day grace period, you are choosing to start your next term without knowing the ending value of your current term.

How to invest and withdraw funds

Buying your certificate

Your financial consultant will help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in PAGE 214
Minneapolis. When your application is accepted and we have received your initial investment, we will send you a confirmation showing the acceptance date, the date your term begins and the interest selection you have made detailing your market participation percentage and, if applicable, the minimum interest rate for your first term. After your term begins, we will send you notice of the value of the S&P 500 Index on the day your term began. The rates in effect on the date we accept your application are the rates that apply to your certificate. See "Purchase policies" below.

Important: When opening an account, you must provide IDSC with your correct Taxpayer Identification Number (Social Security or
Employer Identification Number).  See "Taxes on your earnings."

Purchase policies:

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest.

o IDSC has complete discretion to determine whether to accept an application and sell a certificate.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs. See "IRAs: special policies."

Two ways to make investments at term end

1
By mail

Send your check along with your name and account number to:

Regular mail:                           Express mail:
American Express Financial              American Express Financial
  Direct                                  Corporation
P.O. Box 59196                    Attn: American Express Financial
Minneapolis, MN  55459-0196               Direct
                                        R9/716
                                        733 Marquette Avenue
                                        Minneapolis, MN  55402-2039

2
By wire

If you have an established account, you may wire money to:

Norwest Bank Minneapolis
Routing No. 091000019
Minneapolis, MN
Attn:  Domestic Wire Dept.
PAGE  215

Give these instructions: Credit IDS Account #00-30-015 for personal account # (your account number) for (your name).

If this information is not included, the order may be rejected and all money received less any costs IDSC incurs will be returned promptly.

o    Minimum amount you may wire:  $1,000.

o Wire orders can be accepted only on days when your bank, AEFC, IDSC, Norwest Bank Minneapolis and American Express Financial Direct are open for business.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o Wire investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m.
     Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o IDSC, AEFC and American Express Service Corporation (AESC) are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o    You must pay any fee the bank charges for wiring.

Full and partial withdrawals

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. However:

o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.

o Full and partial withdrawals of principal during a term are subject to penalties, described below.

o You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

Penalties for withdrawal during a term: If you withdraw money during a term, you will pay a penalty of 2% of the principal withdrawn. The 2% penalty is waived upon death of the certificate owner. We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions.

When you request a full or partial withdrawal during a term, we pay you from the principal of your certificate.

PAGE  216
Loss of interest: If you make a withdrawal at any time other than at the end of the term, you will lose interest, if any, accrued on the withdrawal amount since minimum and participation interest is credited only at the end of a term. However, accrued fixed and interim interest will be paid to the date of the withdrawal.

Following are examples describing a $2,000 withdrawal during a term for participation and fixed interest:

Participation interest:

Account balance                                    $10,000.00
Interest  (interest is credited at the                   0.00
end of the term)
Withdrawal of principal                            ( 2,000.00)
2% withdrawal penalty                                  (40.00)
Balance after withdrawal                           $ 7,960.00

You will forfeit any accrued interest on the withdrawal amount.

Fixed interest:

Account balance                                    $10,000.00
Interest credited to date                              100.00
Withdrawal of credited interest                       (100.00)
Withdrawal of principal                             (1,900.00)
2% withdrawal penalty (on $1,900                       (38.00)
principal withdrawn)
Balance after withdrawal                           $ 8,062.00

IRAs: In addition, you may be subject to IRS penalties for early withdrawals if your certificate is in an IRA.

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. A check may be mailed earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

Two ways to request a withdrawal

1
By phone

o Call the American Express Financial Direct service team at the numbers listed on the back cover.

o    Maximum phone request:  $50,000.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone request believed to be authentic and will use reasonable procedures to confirm that it is. This includes asking identifying questions and tape recording telephone calls. If reasonable procedures are not followed, IDSC or AEFC will be liable for any loss resulting from fraudulent requests.

You may request that telephone withdrawals not be authorized from your account by writing American Express Financial Direct.

2
By mail

Send your name, account number and request for a withdrawal or transfer to:

Regular mail:
American Express Financial Direct
P.O. Box 59196
Minneapolis, MN  55459-0196

Express mail:
American Express Financial Corporation
Attn:  American Express Financial Direct
I12/716
733 Marquette Ave.
Minneapolis, MN  55402-2039

Written requests are required for:

o    Transactions over $50,000.

o Custodial accounts where the minor has reached the age at which custodianship should terminate.

Three ways to receive payment when you withdraw funds

1
By regular or express mail

o Mailed to address on record; please allow seven days for mailing.

o    Payable to name(s) you requested.

o You will be charged a fee if you request express mail delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, the fee is deducted from the proceeds of the withdrawal.

2
By wire

o    Minimum wire withdrawal:  $1,000.

o    Request that money be wired to your bank.

o    Bank account must be in same ownership as IDSC account.

o Pre-authorization required. Complete the bank wire authorization section in the application. All registered owners must sign.

o A service fee, if any, may be deducted from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

3
By electronic transfer

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o    No charge.

o    Deposited electronically in your bank account.

o    Allow two to five business days from request to deposit.

IRAs: special policies

o If the certificate is purchased for an IRA, the terms and conditions of the certificate apply to the IRA as the owner of this certificate. However, the terms of the IRA, as interpreted by the trustee, will determine how a participant's individual IRA is administered. These terms may differ from the terms of the certificate.

o The annual custodial fee for an IRA may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o IRA withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o We will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions.

o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a $50 termination fee will apply.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 59 1/2 upon the account owner's death.

PAGE  219
Transfer of ownership

While this certificate is not negotiable, IDSC will transfer ownership upon written notification to American Express Financial Direct. However, if you have purchased your certificate for an IRA, you may be unable to transfer or assign the certificate without losing the account's favorable tax status. Please consult your tax advisor.

For more information

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult the American Express
Financial Direct service team at the telephone numbers listed on the back cover.

Taxes on your earnings

Participation and minimum interest on your certificate is taxable when credited to your account. Fixed and interim interest are fully taxable as earned. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Revised proposed regulations: The IRS has issued revised proposed regulations governing the tax treatment of debt instruments which provide for variable rates of interest, including interest based on the price of property that is actively traded or on an index of the prices of such property. Under these revised proposed regulations, the IDS Stock Market Certificate is likely to constitute a debt instrument that would be treated as a variable rate debt instrument
(VRDI) rather than a contingent debt instrument (CDI). If the Stock Market Certificate constitutes a VRDI, then the income earned on the certificate will be treated as original issue discount and reported when credited to the owner's account. If the certificate is not treated as a VRDI, but rather is treated as a CDI, then the owner may have taxable income to report, even though the account owner has not received any cash distributions. Furthermore, the timing and character of the income may be different from that of a VRDI. IDSC cannot guarantee whether the revised proposed regulations will be adopted as final in this present form or will again be modified. As always, you should consult your tax advisor for information regarding the tax implications of your certificate.

Retirement accounts

If you are using the certificate as an investment for an IRA, income tax rules for your IRA apply. Generally, you will pay no income taxes on your investment's earnings--and, in many cases, on part or all of the investment itself--until you begin to make withdrawals.
PAGE  220

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions also may apply.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your Taxpayer Identification Number (TIN) and backup withholding:
As with any financial account you open, you must list your current and correct Taxpayer Identification Number (TIN)--either your Social Security or Employer Identification Number. The TIN must be certified under penalties of perjury on your application when you open an account with American Express Financial Direct.

If you don't provide the TIN to American Express Financial Direct, or the TIN you report is incorrect, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o    a $50 penalty for each failure to supply your correct TIN;
o a civil penalty of $500 if you make a false statement that results in no backup withholding; and
o    criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN

                                 Use the Social Security or
For this type of account:        Employer Identification Number of:

Individual or joint account      The individual or individuals
                                 listed on the account

Custodian account of a minor     The minor
(Uniform Gifts/Transfers to
Minors Act)

PAGE  221
A living trust                   The grantor-trustee (the person
                                 who puts the money into the trust)

An irrevocable trust, pension    The legal entity (not the personal
trust or estate                  representative or trustee, unless
                                 no legal entity is designated in
                                 the account title)

Sole proprietorship              The owner

Partnership                      The partnership

Corporate                        The corporation

Association, club or             The organization
tax-exempt organization

For details on TIN requirements, ask your American Express
Financial Direct Team for federal Form W-9, "Request for Taxpayer
Identification Number and Certification."

Foreign investors

If you are not a citizen or resident of the United States, you must supply American Express Financial Direct with Form W-8, Certificate of Foreign Status when you purchase your certificate, and you must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. American Express Financial Direct will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

It is most likely that interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. However, if the certificate is treated as a contingent debt instrument (CDI), part of the earned income may be treated as capital gain instead of portfolio interest. Even though your interest income or capital gain is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax:  If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances,
American Express Financial Direct generally will not act on
instructions with regard to the certificate unless American Express Financial Direct first receives, at a minimum, a statement from persons American Express Financial Direct believes are
knowledgeable about your estate.  The statement must be in a form satisfactory to American Express Financial Direct and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes.  In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or
PAGE  222
evidence satisfactory to American Express Financial Direct that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is given on the basis of current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor regarding their own position.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

How your money is used and protected

Invested and guaranteed by IDSC

The IDS Stock Market Certificate is issued and guaranteed by IDSC, a wholly owned subsidiary of AEFC. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $3.5 billion and a net worth in excess of $194 million on Dec. 31, 1996.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

     o    interest to certificate owners; and

     o various expenses, including taxes, fees to AEFC for advisory and other services and distribution fees to American Express Financial Advisors Inc. and AESC.

For a review of significant events relating to our business, see
"Management's discussion and analysis of financial condition and results of operations." Our certificates are not rated by a national rating agency.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

PAGE  223
Regulated by government

Because the IDS Stock Market Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (It is a face-amount certificate -- not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1996, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $151 million.

Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1996:

Type of investment           Net amount invested

Corporate and other bonds            38%
Government agency bonds              31
Preferred stocks                     20
Mortgages                             6
Cash and cash equivalents             3
Municipal bonds                       2

As of Dec. 31, 1996 about 93% of our securities portfolio
(including bonds and preferred stocks) is rated investment grade.
For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1996 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."
PAGE  224
Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter under federal securities laws.

Borrowing money -
From time to time we have established a line of credit if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships invest in real estate. We may invest directly in real estate. We also invest in mortgage loans.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration.

When-issued securities-
Some of our investments in debt securities are purchased on a when-issued basis. It may take as long as 45 days or more before these securities are issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and

PAGE  225
other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

Certain investment considerations

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to the ability of a company to pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's Portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B-by Moody's Investors Service, Inc. or Standard & Poor's.
Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.

As of Dec. 31, 1996, IDSC held about 7% of its investment portfolio (including bonds, preferred stocks, mortgages and cash equivalents) in investments rated below investment grade.

When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

PAGE  226
Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative.

How your money is managed

Relationship between IDSC and American Express Financial
Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, AEFC changed its name from IDS Financial Corporation. IDSC and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1996, AEFC managed investments, including its own, of more than $149 billion.

AEFC itself is a wholly owned subsidiary of American Express
Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285.

American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express
     Travel Related Services Company, Inc. and its subsidiaries);
     and

o international banking services (through American Express Bank Ltd. and its subsidiaries).

About AESC

AESC is a wholly-owned subsidiary of American Express Travel
Related Services Inc., which in turn is a wholly-owned subsidiary of American Express Company.

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share.  AEFC owns all of the outstanding shares.
PAGE  227

As of Dec. 31, 1996, IDSC had issued (in face amount)
$13,327,949,715 installment certificates and $15,788,445,077 of single payment certificates.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o    providing investment research;
o    making specific investment recommendations; and
o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets
(included assets).

Advisory and services fee computation:

Included assets            Percentage of total book value

First $250 million                    0.75%
Next 250 million                      0.65
Next 250 million                      0.55
Next 250 million                      0.50
Any amount over 1 billion             0.45

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an advisory or service fee.

Advisory and services fee for the past three years:

                                  Percentage of
Year        Total fees            included assets
1996        $16,989,093               0.50%
1995        $16,472,458               0.50
1994        $13,565,432               0.51

Estimated advisory and services fees for 1997 are $16,621,000.

Other expenses payable by IDSC:  The Investment Advisory and
Services Agreement provides that we will pay:

o    costs incurred by us in connection with real estate and
     mortgages;
o    taxes;
o    depository and custodian fees;
o    brokerage commissions;
PAGE  228
o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;
o fees and expenses of our directors who are not officers or employees of AEFC;
o provision for certificate reserves (interest accrued on certificate owner accounts); and
o expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with AESC, for certificates sold through American Express Financial Direct, we pay AESC for the distribution of this certificate as follows:

o 1.00% of the initial investment on the first day of the certificate's term; and

o 1.00% of the certificate's reserve at the beginning of each subsequent term.

Under a Distribution Agreement with American Express Financial
Advisors Inc., a wholly-owned subsidiary of AEFC, we pay for the distribution of this certificate by American Express Financial
Advisors Inc. as follows:

o 1.25% of the initial investment on the first day of the certificate's term; and

o 1.25% of the certificate's reserve at the beginning of each subsequent term, for certificates sold through American Express Financial Advisors or through American Express Bank International (AEBI) or Coutts & Co (USA) International (Coutts) representatives.

This fee is not assessed to your certificate account.

American Express Financial Direct is a channel for direct marketing of financial services to American Express card members and others.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $29,971,960 during the year ended Dec. 31, 1996. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $30,806,000 during 1997.

See note 1 to Financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. and AESC pay other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or IDSC, approved these distribution agreements.

PAGE  229
Selling Agent Agreements with AEBI and Coutts:  In turn, under
Selling Agent Agreements with AEBI and Coutts, American Express
Financial Advisors Inc. compensates each for their services as Selling Agents of this certificate as follows:

o AEBI is paid a fee equal to 1.0% per term of the principal amount of each certificate for which AEBI is the selling agent.

o Coutts is paid a fee equal to 0.80% per term of the principal amount of each certificate for which Coutts is the selling agent.

Coutts is compensated on additional investments made by its clients who are former clients of AEBI. These clients must have continuously owned a certificate since Nov. 10, 1994. Coutts is also compensated on exchanges made by such clients to other certificates only to the extent that a client has the right to make additional investments or exchanges.

American Express Financial Advisors Inc. has entered into a consulting agreement with AEBI under which AEBI provides consulting services related to any selling agent agreements between American Express Financial Advisors Inc. and other Edge Act corporations. For these services, American Express Financial Advisors Inc. pays AEBI a fee for this certificate equal to 0.20% per term of the principal amount of each certificate for which another Edge Act corporation is the selling agent.

Such payments will be made quarterly in arrears.

These fees are not assessed to your certificate account.

AEBI and Coutts are Edge Act corporations organized under the provisions of Section 25(a) of the Federal Reserve Act. AEBI is a wholly owned subsidiary of American Express Bank Ltd. (AEBL).

Coutts is an indirect wholly owned subsidiary of National Westminster Bank PLC. As Edge Act corporations, AEBI and Coutts are subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). They are supervised and regulated by the Federal Reserve.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

PAGE  230
o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;
o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and
o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's directors, chairman, president and controller are elected annually for a term of one year. The other executive officers are appointed by the president.

We paid a total of $37,000 during 1996 to directors not employed by AEFC.

Board of directors

David R. Hubers*
Born in 1943.  Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929.  Director since 1989.
Director, Communications Holdings, Inc. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Richard W. Kling*
Born in 1940.  Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Edward Landes
Born in 1919.  Director since 1984.
Development consultant. Director of IDS Life Insurance Company of New York. Director of Endowment Development, YMCA of Metropolitan Minneapolis. Vice president for Financial Development, YMCA of Metropolitan Minneapolis from 1985 through 1995. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck, Ph.D.
Born in 1926.  Director since 1987.
Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills, Inc. since 1968. Retired 1988.

James A. Mitchell*
Born in 1941.  Director since 1994.
Chairman of the board of directors from 1994 to 1996. Executive vice president - Marketing and Products of AEFC since 1994. Senior vice president - Insurance Operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916.  Director since 1968.
Engineering, manufacturing and management consultant since 1978.

Gordon H. Ritz
Born in 1926.  Director since 1968.
Director, Mid-America Publishing and Atrix International, Inc.
Former president, Com Rad Broadcasting Corp.  Former director,
Sunstar Foods.

Stuart A. Sedlacek*
Born in 1957.  Director since 1994.
President since 1994. Vice president - Assured Assets of AEFC since 1994. Vice president and portfolio manager from 1988 to 1993. Executive vice president - Assured Assets of IDS Life
Insurance Company since 1994.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Stuart A. Sedlacek
Born in 1957.  President since 1994.

Morris Goodwin Jr.
Born in 1951.  Vice president and treasurer since 1989.
Vice president and corporate treasurer of AEFC since 1989. Chief financial officer and treasurer of American Express Trust Company from 1988 to 1989.

Timothy S. Meehan
Born in 1957.  Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc.
since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951.  Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957.  Vice president and controller of IDSC since 1994.
Manager of Investment Accounting of IDS Life Insurance Company from
1986 to 1994.

PAGE  232
Bruce A. Kohn
Born in 1951.  Vice president and general counsel since 1993.
Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937.  Vice president - Real Estate Loan Management since
1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended
Dec. 31, 1996.  These statements are included in this prospectus.
Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

PAGE  233
Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment.  When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.
PAGE  234
(back cover)

Quick telephone reference

American Express Financial Direct Service Team
Withdrawals, transfers, inquiries
National:  800-297-7378

TTY Service
For the hearing impaired
800-710-5260

Distributed by American Express Financial Direct

IDS Stock Market Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

PAGE  235
American Express Stock Market Certificate
Prospectus
April 30, 1997

Potential for stock market growth with safety of principal.

American Express Stock Market Certificates are issued by IDS Certificate Company (the Issuer or IDSC). You can purchase this certificate with a single investment of at least $1,000 but not more than $1 million (unless you receive prior authorization from the Issuer to invest more). As long as you stay within this limit, you can make additional investments at the end of a term. Your principal is guaranteed by the Issuer. You can participate in any increase of the stock market based on the S&P 500 Index while protecting your principal. In addition, you decide whether part of your return will be guaranteed by IDSC or whether all of it will be tied to the market. You can keep your certificate for up to 14 terms.

As is the case with other investment companies, these securities have not been approved or disapproved by the securities and exchange commission or any state securities commission, nor has the securities and exchange commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus describes terms and conditions of your American Express Stock Market Certificate. It contains facts that can help you decide if the certificate is the right investment for you.
Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the American Express Stock Market Certificate as described in the prospectus, or to bind the Issuer by any statement not in it.

IDS CERTIFICATE COMPANY IS NOT A BANK OR FINANCIAL INSTITUION, AND THE SECURITIES IT OFFERS ARE NOT DEPOSITS OR OBLIGATIONS OF, BACKED OR GUARANTEED OR ENDORSED BY ANY BANK OR FINANCIAL INSTITUTION NOR ARE THEY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORTATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

Issuer:
IDS Certificate Company
Unit 557
IDS Tower 10
Minneapolis, MN  55440-0010

Distributor:
American Express Financial Advisors Inc.
IDS Tower 10
Minneapolis, MN  55440-0010

PAGE  236
Selling Agents:
American Express Bank International
American Express Tower
World Financial Center
New York, NY  10285-2300

Coutts & Co (USA) International
421 North Rodeo Drive
Penthouse 1
Beverly Hills, CA  90210-4539

PAGE  237
Where to get information about the Issuer

The Issuer is subject to the reporting requirements of the Securities Exchange Act of 1934. Reports and other information on the Issuer are filed with the Securities and Exchange Commission
(SEC) and are available on the SEC Internet web site (http://www.sec.gov). Copies can be obtained from the Public Reference Section of the SEC, 450 5th St., N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Or you can inspect and copy information in person at the SEC's Public Reference Section and at the following regional offices:

Northeast Regional Office
7 World Trade Center, Suite 1300
New York, NY  10048

Midwest Regional Office
500 West Madison St. Suite 1400
Chicago, IL  60661

Pacific Regional Office
5670 Wilshire Blvd., 11th Floor
Los Angeles, CA  90036

Initial interest and participation rates

The Issuer guarantees return of your principal. The interest on your certificate is linked to stock market performance as measured by the Standard & Poor's 500 Stock Index (S&P 500 Index) as explained under "About the certificate" below.

Here are the interest rates and market participation percentages in effect on the date of this prospectus, April 30, 1997:

Maximum           Market participation           Minimum
return            percentage                     interest

 10%                100%  (full)                 None
 10                  25   (partial)              Currently 3.00%

These rates may or may not be in effect when you apply to purchase your certificate. For your first term, if you choose the partial participation option for your certificate, your minimum interest rate will be between 2.50% and 3.50%. Rates for later terms are set at the discretion of the Issuer and may differ from the rates shown here. We reserve the right to issue other securities with different provisions.

PAGE  238
Contents

Table of contents

About the certificate                                       p
Investment amounts                                          p
Face amount and principal                                   p
Certificate term                                            p
Value at maturity                                           p
Receiving cash before end of term                           p
Interest                                                    p
Promotions and pricing flexibility                          p
Historical data on the S&P 500 Index                        p
Calculation of return                                       p
About the S&P 500 Index                                     p
Opportunities at the end of a term                          p

How to invest and withdraw funds                            p
Buying your certificate                                     p
How to make investments at term end                         p
Full and partial withdrawals                                p
Other full and partial withdrawal policies                  p
Transfers to other accounts                                 p
Two ways to request a withdrawal or transfer                p
Two ways to receive payment when you withdraw funds         p
Transfer of ownership                                       p
For more information                                        p

Taxes on your earnings
Foreign investors                                           p
Trusts                                                      p

How your money is used and protected
Invested and guaranteed by the Issuer                       p
Regulated by government                                     p
Backed by our investments                                   p
Investment policies                                         p
Certain investment considerations                           p

How your money is managed
Relationship between the Issuer
  and American Express Financial Corporation                p
Capital structure and certificates issued                   p
Investment management and services                          p
Distribution                                                p
About American Express Bank International and Coutts        p
About American Express Service Corporation                  p
Employment of other American Express affiliates             p
Directors and officers                                      p
Auditors                                                    p

Appendix                                                    p

PAGE  239
Annual financial information
Summary of selected financial information                   p
Management's discussion and analysis of financial
  condition and results of operations                       p
Report of independent auditors                              p

Financial statements                                        p

Notes to financial statements                               p

PAGE  240
About the certificate

Investment amounts

You may purchase the American Express Stock Market Certificate with a single investment of at least $1,000 but not more than $1 million (unless you receive prior authorization from IDSC to invest more) payable in U.S. currency. You may also make additional lump-sum investments in any amount at the end of any term as long as your total amount paid in is not more than the $1 million (unless you receive prior authorization from IDSC to invest more).

Face amount and principal

The face amount of your certificate is the amount of your initial investment. Your principal is the value of your certificate at the beginning of each subsequent term. Your principal is guaranteed by the Issuer. It consists of the amount you actually invest plus interest credited to your account and any additional investment you make less withdrawals, penalties and any interest paid to you in cash.

For example: Assume your initial investment (face amount) of $10,000 has earned a return of 7.25%. Interest is credited to your account at the end of the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term. Your principal for the next term will equal:

          $10,000.00     Face Amount (initial investment)
plus          725.00     Interest credited to your account at the
                         end of the term
plus            5.00     Interim interest (See "Interim interest")
minus         ($0.00)    Interest paid to you in cash
plus        2,500.00     Additional investment to your certificate
minus         ($0.00)    Withdrawals and applicable penalties
          $13,230.00     Principal at the beginning of the next
                         term.

Certificate term

Your first certificate term is a 12-month period that begins on the Wednesday after your application is accepted and ends the Tuesday before the one-year anniversary of its acceptance. For example, if your application is accepted on a Wednesday, your first term would begin the next Wednesday. Your certificate will earn interest at the interim interest rate then in effect until the term begins. It will not earn any participation interest until the term begins. If you choose to continue to receive participation interest, subsequent terms are 12-month periods that begin on the Wednesday following the 14-day grace period at the end of the prior 12-month term. You may begin your next term on any Wednesday during the 14-day period by providing prior written instructions to the Issuer. If you choose to receive fixed interest, subsequent terms will be up to 12 months as described in "Fixed interest" under "Interest" below.

PAGE  241
Value at maturity

Your certificate matures after 14 terms and you will receive a distribution for its value. Participation terms are always 12 months. Fixed interest terms may be less than 12 months if you convert to participation before the 12-month period. At maturity, the value of your certificate will be the total of your actual investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.

Receiving cash before end of term

If you need money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to invest and withdraw funds."

Interest

You may select from two types of participation interest for your first term. The two types are 1) full participation, or 2) partial participation together with minimum interest. Interest earned under both of these options has an upper limit which is the maximum annual return explained below. After your first term, you may choose full or partial participation or you may choose not to participate in any market movement and receive a fixed rate of interest.

Full participation interest: With this option you participate 100% in any percentage increase in the S&P 500 Index up to the maximum return. You earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term. Thus, your return is linked to stock market performance. The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see "About the S&P 500 Index."

Partial participation and minimum interest: This option allows you to participate in a certain part (market participation rate) of any increase in the S&P 500 Index together with a rate of interest guaranteed by IDSC in advance for each term (minimum interest). Your return is composed of two parts:

     1.   A percentage of any increase in the S&P 500 Index, and

     2. A rate of interest guaranteed by IDSC in advance for each term.

Together, they cannot exceed the maximum return.

If you choose the partial participation option for your first term, the minimum interest paid on your certificate will be between 2.50% and 3.50%.

PAGE  242
The market participation rate and the minimum interest rate on the date of this prospectus are listed on the inside cover under "Initial interest and participation rates."

Fixed interest: After your first term, this option allows you to stop participating in the market entirely for some period of time. You may choose to receive a fixed rate of interest for any term after the first term. During the term when you are receiving fixed interest, you can change from your fixed interest selection to again participate in the market. If you make the change from fixed interest to participation interest, your next term would begin on the Wednesday following our receipt of notice of your new selection. In this way, you may have a term (during which you would earn fixed interest) that is less than 12 months. You may not change from participation interest to fixed interest during a term.

Maximum annual return: This is the cap, or upper limit, of your return. Your total return including both participation and minimum interest for a term for which you have chosen participation interest will be limited to this maximum return percentage.

Determining the S&P 500 Index value: The stock market closes at 3 p.m. Central time and the S&P 500 Index value is available at approximately 4:30 p.m. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor's (S&P) makes minor adjustments to the closing value after 4:30 p.m., and the value we use may not be exactly the one that is published the next business day. In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday's closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.

Interim interest: When we accept your application, we pay interim interest to your account for the time before your first term begins. We also pay interim interest for the 14-day period between terms unless you write to ask us to begin your next term earlier. You may withdraw this interest in cash at any time before it becomes part of your certificate's principal without a withdrawal penalty. If it is not withdrawn, the interest will become part of your certificate's principal at the start of the next succeeding term. For example, the interest you earn between the end of the first and the beginning of the second term will become part of the principal at the start of your third term. Interim interest rates for the time before your first term begins will be within a range 0 to 100 basis points (0% to 1%) above the average interest rate published for 12-month certificates of deposit in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average), North Palm Beach, FL 33408. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent PAGE 243 national news organization that collects and disseminates information about bank products and interest rates. Advertising
News Service has no connection with the Issuer, American Express
Financial Corporation (AEFC) or any of their affiliates.The BRM
Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM
Average are government insured fixed-rate time deposits.

The BANK RATE MONITOR may be available in your local library. To obtain information or current BRM Average rates, call the Client
Service Organization at the telephone numbers listed on the back cover.

Earning interest: Participation interest is calculated, credited and compounded at the end of your certificate term. Minimum interest accrues daily and is credited and compounded at the end of your certificate term. Fixed interest accrues and is credited daily and compounds at the end of your term. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis. Interim interest accrues and is credited daily and compounds at the end of your term immediately following the period in which interim interest is credited.

Rates for future periods: After the initial term, the maximum return, market participation percentage or minimum interest rate on your certificate may be greater or less than those shown on the front of this prospectus. In setting future interest rates, a primary consideration will be the prevailing investment climate. Rates are reviewed weekly, and we have complete discretion as to what interest rate will be declared.

To find out what your certificate's new maximum return, market participation percentage and minimum interest rate will be for your next term, please consult:

o Your American Express Bank International (AEBI) relationship manager.

o Your Coutts & Co (USA) International (Coutts) relationship officer.

o The Issuer's Client Service Organization at the telephone numbers listed on the back cover.

Promotions and pricing flexibility

From time to time, the Issuer may sponsor or participate in promotions involving one or more of the certificates and their respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by American Express Company, Coutts & Co. (USA) International or their affiliates. These promotions will generally be for a specified period of time. We also may offer different rates based on your amount invested.

PAGE  244
Historical Data on the S&P 500 Index

The following chart illustrates the month-end closing values of the index from Dec. 31, 1983 through Feb. 28, 1997. The values of the S&P 500 Index are reprinted with the permission of S&P.

       S&P 500 Index values - December 1983 to February 1997

800



700



600



500



400



300 Chart shows closing values of the S&P from above 100 in 1994 to end near 500 in Feb. 1997


200
                                              S&P 500


100

   84   85   86   87   88   89   90   91   92   93   94   95   96   97

S&P 500 Index Average Annual Return

Beginning date             Period held              Average annual
   Dec. 31,                 in years                    return
1986                          10                         11.83%
1991                           5                         12.17
1995                           1                         20.26

The next chart illustrates, on a moving 12-month basis, the price return of the S&P 500 Index measured for every 12-month period beginning with the period ended Dec. 31, 1984. The price return is the percentage return for each period using month-end closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.

          S&P 500 Index - December 1984 to February 1997

 40%

     Chart shows 12-month Moving Price Return of the S&P from a high of 40% to a low of -20%
 20%

 10%

  0%

-10%

-20%

    84    85   86   87   88   89   90   91   92   93   94   95   96

12 months return

PAGE 246
Using the same data on price returns described above, the next graph expands on the information in the preceding chart by illustrating the distribution of all the 12-month price returns of the S&P 500 Index beginning with the 12-month period ending Dec. 31, 1984. The graph also shows the number of times these price returns fell within certain ranges.

          S&P 500 Index - December 1984 to February 1997

25



20
     Chart shows the distribution of all of the 12-month price
     returns of the S&P 500 from 1/1/84 through 2/28/97 with a high of just over 20 and a low between 0 and 5.
15



10



5

 -15   -10   -5    0    5    10   15   20   25   29.9   >=30

The last chart illustrates, on a moving weekly basis, the actual 12-month return of the American Express Stock Market Certificate at full and partial participation compared to the price return of the NYSE Composite IndexR through October 1992 and the S&P 500 Index after October 1992. For non-guaranteed funds received before Nov. 3, 1992, and guaranteed funds received before Nov. 4, 1992, American Express Stock Market Certificate participation interest was based on the NYSE Composite IndexR rather than the S&P 500 Index.

PAGE  247

             Actual 12-month return 1/22/91 to 2/18/97
35%


30%


25%


20%       Chart shows actual returns of the certificate at full and
          25% participation with the full participation generally
          tracking the market indexes over the period and 25% level
          of participation tracking at the 25% level of return.
15%


10%


5%


0%

1/91  5/91  9/91  1/92  5/92  9/92  1/93  5/93  9/93  1/94  5/94  9/94  1/95  5/95  9/95  1/96  5/96  9/96  1/97

Your interest earnings are tied to the movement of the Index. They will be based on any increase in the Index as measured on the beginning and ending date of each 12-month term. Of course, if the Index is not higher on the last day of your term than it was on the first day, your principal will be secure but you will earn no participation interest.

The NYSE Composite IndexR is a registered service mark of the New York Stock Exchange, Inc. (NYSE) and is a composite covering price movements of all common stocks listed on the NYSE. Because the American Express Stock Market Certificate was first available on Jan. 24, 1990, the performance reflects the returns on the one-year anniversary date, falling on a Wednesday, of each of the weeks shown.

The recent historical experience of an index should not be taken as an indication of future performance of the stock market or the certificate. No assurance can be given that an index will not decline or that certificate owners will receive interest on their accounts beyond any minimum interest or fixed interest selected.

PAGE  248
Calculation of return

The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:

Rate of return on S&P 500 Index

Term ending value of S&P 500 Index                minus
Term beginning value of S&P 500 Index             divided by
Term beginning value of S&P 500 Index             equals
Rate of return on S&P 500 Index

The actual return paid to you will depend on your interest participation selection.
For example, assume:

     Term ending value of S&P 500 Index         458
     Term beginning value of S&P 500 Index      422
     Maximum return                              10%
     Minimum return                            3.00%
     Partial participation rate                  25%

              458   Term ending value of S&P 500 Index
     minus    422   Term beginning value of S&P 500 Index
    equals     36   Difference between beginning and ending values

               36   Difference between beginning and ending values
divided by    422   Term beginning value of S&P 500 Index
    equals   8.53%  Percent increase - full participation return

             8.53%  Percent increase or decrease
     times  25.00%  Partial participation rate
    equals   2.13%
      plus   3.00%  3.00% minimum interest rate
    equals   5.13%  Partial participation return

In both cases in the example, the return would be less than the 10% maximum.

Maximum Return and Partial Participation Minimum Rate History - The following table illustrates the maximum annual returns and partial participation minimum rates that have been in effect since the Stock Market Certificate was introduced.
                                                       Partial
                              Maximum            participation
     Start of term         annual return         minimum rate
     Jan. 24, 1990             18.00%                5.00%
     Feb. 5, 1992              18.00                 4.00
     May 13, 1992              15.00                 4.00
     Sept. 9, 1992             12.00                 3.00
     Nov. 11, 1992             10.00                 2.50
     Nov. 2, 1994              10.00                 2.75
     April 26, 1995            12.00                 3.75
     Jan. 17, 1996             10.00                 3.25
     Feb. 26, 1997             10.00                 3.00

PAGE 249
Examples:

To help you understand the way this certificate works, here are some hypothetical examples. The following are three different examples of market scenarios and how they affect the certificate's return. Assume for all examples that you purchased the certificate with a $10,000 original investment. Also assume that the partial participation rate is 25%, the minimum interest rate for partial participation is 3.00%, and the maximum total return for full and partial participation is 10%.

1.     If the Market and the S&P 500 Index value rise
Week 1/Wed                                                                  Week 52/Tues
 S&P 500                                                                      S&P 500
Index 425                     8% increase in the S&P 500 Index               Index 459
Full participation interest          Partial participation interest and minimum interest
$10,000    Original investment       $10,000    Original investment
+   800    (8% x $10,000)            +   300    3.00% (Minimum interest rate) x 10,000
           Participation interest    +   200    25% x 8% x $10,000 Participation interest
$10,800    Ending balance            $10,500    Ending balance
           (8% Total return)                    (5.00% Total return)


2.     If the Market and the S&P 500 Index value fall
Week 1/Wed                                                                  Week 52/Tues
 S&P 500                                                                      S&P 500
Index 425                     4% decrease in the S&P 500 Index               Index 408
Full participation interest          Partial participation interest and minimum interest
$10,000    Original investment       $10,000    Original investment
+     0    Participation interest    +   300    3.00% (Minimum interest rate) x $10,000
$10,000    Ending balance            +     0    Participation interest
           (0% Total return)         $10,300    Ending balance
                                                (3.00% Total return)

3.     If the Market and the S&P 500 Index value rise above the minimum return
Week 1/Wed                                                                  Week 52/Tues
 S&P 500                                                                      S&P 500
Index 425                    16% increase in the S&P 500 Index               Index 493
Full participation interest          Partial participation interest and minimum interest
$10,000    Original investment       $10,000    Original investment
+ 1,000    (10% x $10,000)           +   300    3.00% (Minimum interest rate) x $10,000
           Maximum interest          +   400    (25% x 16% x $10,000) Participation interest
$11,000    Ending balance            $10,700    Ending balance
           (10% Total return)                   (7.00% Total return)

About the S&P 500 Index

The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components are derived from publicly available information regarding the S&P 500 Index. The Issuer does not assume any responsibility for the accuracy or completeness of such information.

The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. Standard & Poor's (S&P) chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the U.S. common stock population. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers.

PAGE 250
"Standard & Poor's(R)", "S&P(R)", "S&P 500(R)", "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies Inc. and have been licensed for use by the Issuer. The certificate is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to the Issuer is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to the Issuer or the certificate. S&P has no obligation to take the needs of the Issuer or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by the Issuer, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express of implied warranties, and expressly disclaims all warranties or merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, we would use a comparable stock market index for determining participation interest. If this were to occur, you would be sent a notice indicating the comparable index that will be used and be given the option to surrender your certificate, if desired, and receive your principal, without being assessed a surrender charge.

Opportunities at the end of a term

Grace period: When your certificate term ends, you have 14 days before a new term automatically begins. During this 14-day grace period you can:

   o change your interest selection;

   o add money to your certificate;

   o change your term start date;

   o withdraw part or all of your money without a withdrawal
PAGE 251
     penalty or loss of interest; or

   o receive your interest in cash.

Fixed interest only: The grace period does not apply if you made the change from fixed interest back to participation interest during a term as discussed in "Fixed interest" under "Interest" above. Instead, your new 12-month term will begin on the Wednesday following our receipt of your notice of your new interest selection.

New term: If you do not make changes, your certificate will continue with your current selections when the new term begins 14 days later. You will earn interim interest during this 14-day grace period. If you don't want to wait 14 days before starting your next market participation term, you must phone or send written instructions before your current term ends. You can tell us to start your next term on any Wednesday that is during the grace period and immediately following the date on which we receive your notice. Your notice may also tell us to change your interest selection, add to your certificate or withdraw part of your money. Term end notification cannot be sent in advance because indexing information and interest (if any) are included. The notification that we send you at the end of the term cannot be sent before the term ends because indexing information and interest (if any) are included in the notice and are not known until the term ends. Any additional payments received during the current term will be applied at the end of the current term. By starting your new term early and waiving the 14-day grace period, you are choosing to start your next term without knowing the ending value of your current term.

How to invest and withdraw funds

Buying your certificate

Your AEBI relationship manager or Coutts client relationship officer will help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When your application is accepted and we have received your initial investment, we will send you a confirmation showing the acceptance date, the date your term begins and the interest selection you have made detailing your market participation percentage and/or the minimum interest rate for your first term. After your term begins, we will send you notice of the value of the S&P 500 Index on the day your term began. The rates in effect on the date we accept your application are the rates that apply to your certificate. See "Purchase policies" below.

Important: When opening an account, you must provide a Form W-8 or approved substitute. See "Taxes on your earnings."

Purchase policies:
The Issuer has complete discretion to determine whether to accept an application and sell a certificate.

PAGE 252
How to make investments at term end

By wire

If you have an established account, you may wire money to:

Norwest Bank Minneapolis
Routing No. 091000019
Minneapolis, MN
Attn:  Domestic Wire Dept.

Give these instructions: Credit IDS Account #00-29-882 for personal account # (your account number) for (your name).

If this information is not included, the order may be rejected and all money received less any costs IDSC incurs will be returned promptly.

o    Minimum amount you may wire:  $1,000.

o Wire orders can be accepted only on days when your bank, AEFC, IDSC and Norwest Bank Minneapolis are open for business.

o Purchases made by wire are accepted by AEFC only from banks located in the United States.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o Wire investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m.
     Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o The Issuer, AEFC, its subsidiaries, AEBI, and Coutts are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o    You must pay any fee the bank charges for wiring.

Full and partial withdrawals

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. However:

o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Ohterwise, your request will be processed one business day later.

o Full and partial withdrawals of principal during a term are subject to penalties, described below.

o You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.
PAGE 253

Penalties for withdrawal during a term: If you withdraw money during a term, you will pay a penalty of 2% of the principal withdrawn. The 2% penalty is waived upon death of the certificate owner.

When you request a full or partial withdrawal during a term, we pay you from the principal of your certificate.

Loss of interest: If you make a withdrawal at any time other than at the end of the term, you will lose interest, if any, accrued on the withdrawal amount since minimum and participation interest is credited only at the end of a term. However, accrued fixed and interim interest will be paid to the date of the withdrawal.

Following are examples describing a $2,000 withdrawal during a term for participation and fixed interest:

Participation interest

Account balance                                    $10,000.00
Interest  (interest is credited at the                   0.00
end of the term)
Withdrawal of principal                            ( 2,000.00)
2% withdrawal penalty                                  (40.00)
Balance after withdrawal                           $ 7,960.00

You will forfeit any accrued interest on the withdrawal amount.

Fixed interest

Account balance                                    $10,000.00
Interest credited to date                              100.00
Withdrawal of credited interest                       (100.00)
Withdrawal of principal                             (1,900.00)
2% withdrawal penalty (on $1,900                       (38.00)
principal withdrawn)
Balance after withdrawal                           $ 8,062.00

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before the Issuer mails a check to you. A check may be mailed earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

Transfers to other accounts

You may transfer part or all of your certificate to other IDS certificates available through AEBI or Coutts.

Two ways to request a withdrawal or transfer

1
By phone

Your AEBI relationship manager or Coutts client relationship officer will handle this transaction for you. You may also call the Client Service Organization between 8 a.m. and 6 p.m.
Minneapolis time at the telephone numbers listed on the back cover.

o    Maximum phone request:  $50,000.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone requests believed to be authentic and will use reasonable procedures to confirm that it is. This includes asking identifying questions and tape recording telephone calls. If reasonable procedures are not followed, IDSC or AEFC will be liable for any loss resulting from fraudulent requests. We can decline the telephone request if we do not have enough information to confirm the request is authentic.

You may request that telephone withdrawals not be authorized from your account by writing the Client Service Organization.

2
By mail

Your AEBI relationship manager or Coutts client relationship officer will handle this transaction for you. You may also send your name, account number and request for a withdrawal or transfer to:

Regular mail:
American Express Financial Advisors Inc.
Client Service Organization
Unit 557
IDS Tower 10
Minneapolis, MN  55440-0010

Express mail:
American Express Financial Advisors Inc.
Client Service Organization
Unit 557
733 Marquette Ave.
Minneapolis, MN  55440-0010

PAGE 255
Written requests are required for:

o    Transactions over $50,000.

o Transfers to another certificate with different ownership marketed through AEBI or Coutts (all current registered owners must sign the request).

Two ways to receive payment when you withdraw funds

1
By regular or express mail

o Mailed to address on record; please allow seven days for mailing

o    Payable to name(s) you requested

o You will be charged a fee if you request express mail delivery. For a partial withdrawal leaving a remaining balance of more than $1,000, the fee will be deducted from the remaining balance. If the remaining balance is less than $1,000, or if it is a full withdrawal, the fee is deducted from proceeds of the withdrawal.

2
By wire

o    Minimum wire withdrawal:  $1,000.

o    Request that money be wired to your bank.

o Bank account must be in same ownership as the Issuer's account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your AEBI relationship manager or Coutts client relationship officer. All registered owners must sign.

o A service fee, if any, may be deducted from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

Transfer of ownership

While this certificate is not a negotiable instrument, it may be transferred or assigned on the Issuer's records if proper written notice is received by the Issuer. Ownership may be assigned or transferred to individuals or an entity who, for U.S. tax purposes, is considered to be neither a citizen nor resident of the United States. You may also pledge the certificate to AEBI or another American Express Company affiliate or to Coutts as collateral security. Your AEBI or Coutts representative can help you transfer ownership.

PAGE 256
For more information

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your AEBI relationship manager or Coutts client relationship officer, or call the Issuer's toll free client service number listed on the back cover.

Taxes on your earnings

Foreign investors

If you are not a citizen or resident of the United States, you must supply the Issuer with Form W-8, Certificate of Foreign Status when you purchase your certificate, and you must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. The Issuer will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

It is most likely that interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. However, if the certificate is treated as a contingent debt instrument (CDI), part of the earned income may be treated as capital gain instead of portfolio interest. Even though your interest income or capital gain is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, the Issuer generally will not act on instructions with regard to the certificate unless the Issuer first receives, at a minimum, a statement from persons the Issuer believes are knowledgeable about your estate. The statement must be in a form satisfactory to the Issuer and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to the Issuer that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is given on the basis of current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor regarding their own position.

PAGE 257
Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

How your money is used and protected

Invested and guaranteed by the Issuer

The American Express Stock Market Certificate is issued and guaranteed by the Issuer, a wholly owned subsidiary of AEFC. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $3.5 billion and a net worth in excess of $194 million on Dec. 31, 1996.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

     o    interest to certificate owners; and

     o various expenses, including taxes, fees to AEFC for advisory and other services and distribution fees to American Express Financial Advisors Inc. and American
          Express Service Corporation (AESC).

For a review of significant events relating to our business, see
"Management's discussion and analysis of financial condition and results of operations." Our certificates are not rated by a national rating agency.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the American Express Stock Market Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (It is a face-amount certificate -- not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1996, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $151 million.

PAGE 258
Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1996:

Type of investment           Net amount invested

Corporate and other bonds            38%
Government agency bonds              31
Preferred stocks                     20
Mortgages                             6
Cash and cash equivalents             3
Municipal bonds                       2

As of Dec. 31, 1996 about 93% of our securities portfolio
(including bonds and preferred stocks) is rated investment grade.
For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1996 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of the Issuer use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter under federal securities laws.

Borrowing money -
From time to time we have established a line of credit if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration.

When-issued securities-
Some of our investments in debt securities are purchased on a when-issued basis. It may take as long as 45 days or more before these securities are issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. The Issuer may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with the Issuer's assets or liabilities. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory PAGE 260 accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable
Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

Certain investment considerations

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to the ability of a company to pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's Portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B-by Moody's Investors Service, Inc. or Standard & Poor's.
Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.

As of Dec. 31, 1996, IDSC held about 7% of its investment portfolio (including bonds, preferred stocks, mortgages and cash equivalents) in investments rated below investment grade.

When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative.

How your money is managed

Relationship between the Issuer and American Express Financial
Corporation

The Issuer was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

PAGE 261
Before the Issuer was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. The Issuer and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1996, AEFC managed investments, including its own, of more than $149 billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 175 offices and more than 7,800 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express
Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express
     Travel Related Services Company, Inc. and its subsidiaries);
     and

o international banking services (through American Express Bank Ltd. and its subsidiaries including American Express Bank
     International).

Capital structure and certificates issued

The Issuer has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of Dec. 31, 1996, the Issuer had issued (in face amount)
$13,327,949,715 of installment certificates and $15,788,445,077 of single payment certificates.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o    providing investment research;
o    making specific investment recommendations; and
o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who PAGE 262 are not interested persons of AEFC or the Issuer as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets
(included assets).

Advisory and services fee computation:

Included assets            Percentage of total book value

First $250 million                    0.75%
Next 250 million                      0.65
Next 250 million                      0.55
Next 250 million                      0.50
Any amount over 1 billion             0.45

Included assets are all assets of the Issuer except mortgage loans, real estate, and any other asset on which we pay an advisory or service fee.

Advisory and services fee for the past three years:

                                  Percentage of
Year        Total fees            included assets
1996        $16,989,093               0.50%
1995        $16,472,458               0.50
1994        $13,565,432               0.51

Estimated advisory and services fees for 1997 are $16,621,000.

Other expenses payable by the Issuer: The Investment Advisory and Services Agreement provides that we will pay:

o costs incurred by us in connection with real estate and mortgages;
o    taxes;
o    depository and custodian fees;
o    brokerage commissions;
o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;
o fees and expenses of our directors who are not officers or employees of AEFC;
o provision for certificate reserves (interest accrued on certificate owner accounts); and
o expenses of customer settlements not attributable to sales function.

PAGE 263
Distribution

Under a Distribution Agreement with American Express Financial
Advisors Inc., we pay for the distribution of this certificate by American Express Financial Advisors Inc., effective April 30, 1997 as follows:

o 0.70% of the initial investment on the first day of the certificate's term; and

o 0.70% of the certificate's reserve at the beginning of each subsequent term, for certificates sold through American
     Express Financial Advisors Inc. or through AEBI or Coutts.


Under a Distribution Agreement with AESC, for certificates sold through American Express Financial Direct, we pay AESC the following:

o 1.00% of the initial investment on the first day of the certificate's term; and

o 1.00% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.

American Express Financial Direct is a channel for direct marketing of financial services to American Express card members and others.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $29,971,960 during the year ended Dec. 31, 1996. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $30,806,000 during 1997.

See Note 1 to Financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. and AESC pay selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or the
Issuer, approved these distribution agreements.

Selling Agent Agreements with AEBI and Coutts:  In turn, under
Selling Agent Agreements with AEBI and Coutts, American Express
Financial Advisors Inc. compensates each for their services as Selling Agents of this certificate as follows:

o AEBI is paid a fee equal to 1.0% per term of the principal amount of each certificate for which AEBI is the selling agent.

o Coutts is paid a fee equal to 0.80% per term of the principal amount of each certificate for which Coutts is the selling agent.
PAGE 264
Coutts is compensated on certificates owned by its clients who are former clients of AEBI. These clients must have continuously owned a certificate since Nov. 10, 1994. Coutts is also compensated on additional investments and exchanges made by such clients to other certificates only to the extent that a client has the right to make additional investments or exchanges.

American Express Financial Advisors Inc. has entered into a consulting agreement with AEBI under which AEBI provides consulting services related to any selling agent agreements between American Express Financial Advisors Inc. and other Edge Act corporations. For these services, American Express Financial Advisors Inc. pays AEBI a fee for this certificate equal to 0.20% per term of the principal amount of each certificate for which another Edge Act corporation is the selling agent.

Such payments will be made quarterly in arrears.

These fees are not assessed to your certificate account.

About AEBI and Coutts

AEBI is an Edge Act corporation organized under the provisions of
Section 25(a) of the Federal Reserve Act. It is a wholly owned subsidiary of American Express Bank Ltd. (AEBL). As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.

AEBI has an extensive international high net-worth client base that is served by a marketing staff in New York and Florida. The banking and financial products offered by AEBI include checking, money-market and time deposits, credit services, check collection services, foreign exchange, funds transfer, investment advisory services and securities brokerage services. As of Dec. 31, 1996, AEBI had total assets of $355 million and total equity of $150 million.

Coutts is an Edge Act corporation organized under the provisions of
Section 25(a) of the Federal Reserve Act. It is an indirect wholly owned subsidiary of National Westminster Bank PLC. As an Edge Act corporation, Coutts is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve. Coutts is supervised and regulated by the Federal Reserve.

Although AEBI and Coutts are banking entities, the Stock Market Certificate is not a bank product, nor is it backed or guaranteed by AEBI or Coutts, by AEBL, by NatWest PLC or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.

PAGE 265
About AESC

AESC is a wholly-owned subsidiary of American Express Travel
Related Services Inc., which in turn is a wholly-owned subsidiary of American Express Company.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;
o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and
o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

The Issuer's directors, chairman, president and controller are elected annually for a term of one year. The other executive officers are appointed by the president.

We paid a total of $37,000 during 1996 to directors not employed by AEFC.

Board of directors

David R. Hubers*
Born in 1943.  Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929.  Director since 1989.
Director, Communications Holdings, Inc. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Richard W. Kling*
Born in 1940.  Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

PAGE 266
Edward Landes
Born in 1919.  Director since 1984.
Development consultant. Director of IDS Life Insurance Company of New York. Director of Endowment Development, YMCA of Metropolitan Minneapolis. Vice president for Financial Development, YMCA of Metropolitan Minneapolis from 1985 through 1995. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck, Ph.D.
Born in 1926.  Director since 1987.
Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills, Inc. since 1968. Retired 1988.

James A. Mitchell*
Born in 1941.  Director since 1994.
Chairman of the board of directors from 1994 to 1996. Executive vice president - Marketing and Products of AEFC since 1994. Senior vice president - Insurance Operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916.  Director since 1968.
Engineering, manufacturing and management consultant since 1978.

Gordon H. Ritz
Born in 1926.  Director since 1968.
Director, Mid-America Publishing and Atrix International, Inc.
Former president, Com Rad Broadcasting Corp.  Former director,
Sunstar Foods.

Stuart A. Sedlacek*
Born in 1957.  Director since 1994.
President since 1994. Vice president - Assured Assets of AEFC since 1994. Vice president and portfolio manager from 1988 to 1993. Executive vice president - Assured Assets of IDS Life
Insurance Company since 1994.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Stuart A. Sedlacek
Born in 1957.  President since 1994.

Morris Goodwin Jr.
Born in 1951.  Vice president and treasurer since 1989.
Vice president and corporate treasurer of AEFC since 1989. Chief financial officer and treasurer of American Express Trust Company from 1988 to 1989.

PAGE 267
Timothy S. Meehan
Born in 1957.  Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc.
since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951.  Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957.  Vice president and controller of IDSC since 1994.
Manager of Investment Accounting of IDS Life Insurance Company from
1986 to 1994.

Bruce A. Kohn
Born in 1951.  Vice president and general counsel since 1993.
Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937.  Vice president - real estate loan management since
1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

The Issuer has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended
Dec. 31, 1996.  These statements are included in this prospectus.
Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

PAGE 268
Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

PAGE 269
(Back cover)

Quick telephone reference

Selling Agent
American Express Bank International

Region Offices
101 East 52nd Street
29th Floor
New York, NY  10022
(212) 415-9500

1221 Brickell Avenue
8th Floor
Miami, FL  33131
(305) 350-2502

Selling Agent
Coutts & Co. (USA) International
421 North Rodeo Drive
Penthouse 1
Beverly Hills, CA 90210-4539
(213) 613-2244

American Express Stock Market Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

Distributed by American Express Financial Advisors Inc.

PAGE 270
             PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS
Item
Number
Item 13.  Other Expenses of Issuance and Distribution.

          The expenses in connection with the issuance and distribution of the securities being registered are to be borne by the registrant.

Item 14.  Indemnification of Directors and Officers.

          The By-Laws of IDS Certificate Company provide that it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or is or was serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

          The By-Laws further provide that indemnification questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect. See also Item 17.

Item 15.  Recent Sales of Unregistered Securities.

(a)     Securities Sold

1994                   IDS Special Deposits        18,013,424.38
1995                   IDS Special Deposits        56,855,953.53
1996                   IDS Special Deposits*       41,064,486.74
1997 through           American Express
 March 31**             Special Deposits           23,956,054.00

*Renamed American Express Special Deposits in April, 1996.
** Most recent practicable date through which to provide information.

(b)     Underwriters and other purchasers

American Express Special Deposits are marketed by American Express Bank Ltd. (AEB), an affiliate of IDS Certificate Company, to private banking clients of AEB in the United Kingdom and Hong Kong.

(c)     Consideration

All American Express Special Deposits were sold for cash. The aggregate offering price was the same as the amount sold in the table above. Aggregate marketing fees to AEB were $88,686.14 in 1994, and $172,633.41 in 1995, $301,946.44 in 1996 and $102,335.81
in 1997 through March 31.
PAGE 271
(d)     Exemption from registration claimed

American Express Special Deposits are marketed, pursuant to the exemption in Regulation S under the Securities Act of 1933, by AEB in the United Kingdom and Hong Kong to persons who are not U.S.
persons, as defined in Regulation S.

Item 16.  Exhibits and Financial Statement Schedules.

     (a)  The following exhibits to this Post-Effective Amendment
          No. 17 to Registration Statement No. 2-95577 are incorporated herein by reference or attached hereto:

          1. (a) Copy of Distribution Agreement dated November 18, 1988, between Registrant and IDS Financial Services Inc., filed electronically as Exhibit 1(a) to the Registration Statement for the American Express International Investment Certificate (now called, the IDS Investors Certificate), is incorporated herein by reference.

               (b) Copy of Distribution Agreement dated March 29, 1996 between Registrant and American Express Service Corporation filed electronically as
                    Exhibit 1(b) to Post-Effective Amendment No. 17 to Registration Statement No. 2-95577 is incorporated herein by reference.

          2.   Not Applicable.

          3.   (a)  Certificate of Incorporation, dated December
                    31, 1977, filed electronically as Exhibit 3(a) to Post-Effective Amendment No. 2 to
                    Registration Statement No. 2-95577, is
                    incorporated herein by reference.

               (b) Certificate of Amendment, dated February 9, l984, filed electronically as Exhibit 3(b) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

               (c)  By-Laws, dated December 31, 1977, filed
                    electronically as Exhibit 3(c) to Post-
                    Effective Amendment No. 2 to Registration
                    Statement No. 2-95577, are incorporated herein by reference.

          4.   Not Applicable.

          5. An opinion and consent of counsel as to the legality of the securities being registered is filed with the Registrant's most recent 24f-2 Notice.

          6. through 9. -- None.

PAGE  272
          PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  (a)  Continued

          10. (a) Investment Advisory and Services Agreement between Registrant and IDS/American Express Inc., dated January 12, 1984, filed electronically as Exhibit 10(a) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

               (b) Depository and Custodial Agreement, between IDS Certificate Company and IDS Trust Company dated September 30, 1985, filed electronically as
                    Exhibit 10(b) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

               (c) Foreign Deposit Agreement dated November 21, 1990, between Registrant and IDS Bank & Trust, filed electronically as Exhibit 10(h) to Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

               (d) Selling Agent Agreement dated June 1, 1990, between American Express Bank International and IDS Financial Services Inc. for the American Express Investors and American Express Stock Market Certificates, filed electronically as
                    Exhibit 1(c) to the Post-Effective Amendment
                    No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

               (e) Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 31 to Registration Statement 2-55252, is incorporated herein by reference.

               (f) Amendment to the Selling Agent Agreement dated December 12, 1994 between IDS Financial
                    Services Inc. and American Express Bank
                    International, filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 13 to
                    Registration Statement No. 2-95577, is
                    incorporated herein by reference.

               (g) Selling Agent Agreement dated December 12, 1994 between IDS Financial Services Inc. and Coutts & Co. (USA) International filed electronically as Exhibit 1(e) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

PAGE  273
          PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  (a)  Continued

               (h) Consulting Agreement dated December 12, 1994 between IDS Financial Services Inc. and Coutts & Co. (USA) filed electronically as Exhibit 1(f) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

               (i) Letter amendment dated January 9, 1997 to the Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 10(j) to Post-Effective Amendment No. 40 to Registration Statement 2-55252, is incorporated herein by reference.

               (j) Form of Letter amendment dated April 7, 1997 to the Selling Agent Agreement dated June 1, 1990, between American Express Financial Advisors Inc. and American Express Bank International, filed electronically as Exhibit 10(j) to Post-Effective Amendment No. 14 to Registration Statement 33-26844, is incorporated herein by reference.

          11. through 22. -- None.

               23. Consent of Independent Auditor's is filed electronically herewith as Exhibit 23.

               24.  (a)  Officers' Power of Attorney, dated May 17,
                         1994 filed electronically as Exhibit 25(a) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

                    (b)  Directors' Power of Attorney, dated
                         February 29, 1996 filed electronically as
                         Exhibit 25(b) to Post-Effective Amendment
                         No. 17 to Registration Statement No. 2-
                         95577 is incorporated herein by reference.

          25. through 28.     None.

(b) The financial statement schedules for IDS Certificate Company filed electronically as Exhibit 16(b) in Post-Effective
     Amendment No. 40 to Registration Statement No. 2-55252 for
     Series D-1 Investment Certificate, are incorporated by reference.

PAGE 274
Item 17.  Undertakings.

          Without limiting or restricting any liability on the part of the other, American Express Financial Advisors Inc., (formerly IDS Financial Services Inc.) as underwriter, will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by its agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of its agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being admitted or contemplated), but such liability shall be subject to the conditions and limitations described in said Acts. American Express Financial Advisors Inc. will also assume any liability of the Company for any amount or amounts which the Company legally may be compelled to pay to any purchaser under said Acts because of any untrue statements of a material fact, or any omission to state a material fact, on the part of the agents of American Express Financial Advisors Inc. to the extent of any actual loss to, or expense of, the Company in connection therewith. The By-Laws of the Registrant contain a provision relating to Indemnification of Officers and Directors as permitted by applicable law.

PAGE 275
                               SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 18th day of April 1997.

                                         IDS CERTIFICATE COMPANY

                                   By /s/ Stuart A. Sedlacek*
                                          Stuart A. Sedlacek, President

Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the following capacities on 18th day of April, 1997.


Signature                                    Capacity

/s/ Stuart A. Sedlacek* **                   President and Director
    Stuart A. Sedlacek                       (Principal Executive Officer)


/s/ Morris Goodwin*                          Vice President and Treasurer
    Morris Goodwin                           (Principal Financial Officer)


/s/ Jay C. Hatlestad*                        Vice President and Controller
    Jay C. Hatlestad                         (Principal Accounting Officer)


/s/ David R. Hubers**                        Director
    David R. Hubers


/s/ Charles W. Johnson**                     Director
    Charles W. Johnson


/s/ Richard W. Kling**                       Chairman of the Board of Directors
    Richard W. Kling                         and Director


/s/ Edward Landes**                          Director
    Edward Landes


/s/ John V. Luck**                           Director
    John V. Luck


Signatures continued on next page.

PAGE  276
Signatures continued from previous page.



Signature                                    Capacity

/s/ James A. Mitchell**                      Director
    James A. Mitchell


/s/ Harrison Randolph**                      Director
    Harrison Randolph


/s/ Gordon H. Ritz**                         Director
    Gordon H. Ritz

*Signed pursuant to Officers' Power of Attorney dated May 17, 1994 filed electronically as Exhibit 25(a) to Post-Effective Amendment
No. 13 to Registration Statement No. 2-95577, incorporated herein by reference.


______________________.
Bruce A. Kohn


**Signed pursuant to Directors' Power of Attorney dated February
29, 1996 filed electronically as Exhibit 25(b) to Post-Effective
Amendment No. 17 to Registration Statement No. 2-95577, incorporated herein by reference.


_________________________.
Bruce A. Kohn

PAGE 277
CONTENTS OF THIS POST-EFFECTIVE AMENDMENT NO. 19 TO REGISTRATION
STATEMENT NO. 2-95577


Cover Page

Explanatory Note

Prospectus

Part II Information

Signatures